As filed with the Securities and Exchange Commission on February 24, 1997
                                                      Registration No. 333-20289

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                 AMENDMENT NO 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                           RECYCLING INDUSTRIES, INC.
                 (Exact name of Registrant specified in charter)


         COLORADO                                       5093
 (State or other jurisdiction of            (Primary Standard Industrial
  incorporation or organization)             Classification Code Number)


                                              384 INVERNESS DRIVE SOUTH
                                                      SUITE 211
                                              ENGLEWOOD, COLORADO  80112
         84-1103445                                 (303) 790-7372
 (I.R.S. Employer Identification No.)     (Address, including zip code, and
                                       telephone number, including area code, of Registrant's principal executive offices)

               THOMAS J. WIENS, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                       384 INVERNESS DRIVE SOUTH, SUITE 211
                           ENGLEWOOD, COLORADO  80112
                               (303) 790-7372
           (Name, address and telephone number, including area code,
                           of agent for service)

      Copies of communication, including all communication sent to the agent for service, should be sent to:

                            RAYMOND L. FRIEDLOB, ESQ.
                              GERALD RASKIN, ESQ.
                             JOHN W. KELLOGG, ESQ.
              FRIEDLOB SANDERSON RASKIN PAULSON & TOURTILLOTT, LLC
                          1400 GLENARM PLACE, SUITE 300
                              DENVER, COLORADO 80202
                                 (303) 571-1400

                              --------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after the Registration Statement becomes effective.

                              --------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: /X/

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                                       Proposed maximum      Proposed maximum
                                                       Amount to be      offering price     aggregate offering        Amount of
Title of each class of securities to be registered      registered        per share (1)          price (1)         registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                           5,734,479            $2.75               $15,769,817            $ 4,779
------------------------------------------------------------------------------------------------------------------------------------
Common Stock underlying Convertible Preferred Stock (2)   632,411             1.75               $ 1,106,719                335
------------------------------------------------------------------------------------------------------------------------------------
Common Stock underlying Series G Warrants (2)           2,136,878              (3)               $13,814,707            $ 4,186
------------------------------------------------------------------------------------------------------------------------------------
Common Stock underlying Series H Warrants (2)             283,333            $6.50               $ 1,841,665            $   558
------------------------------------------------------------------------------------------------------------------------------------
Common Stock Underlying Series I Warrants (2)             171,200            $ .30               $    51,360            $    16
------------------------------------------------------------------------------------------------------------------------------------
Common Stock Underlying Series J Warrants (2)             727,083              (4)               $ 4,624,377            $ 1,401
------------------------------------------------------------------------------------------------------------------------------------
Common Stock Underlying Placement Agent's Warrants (2)    139,890            $2.75               $   384,698            $   117
------------------------------------------------------------------------------------------------------------------------------------
Common Stock Underlying Other Options and Warrants (2)    364,267              (5)               $ 1,978,801            $   600
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                                            $39,572,144            $11,992(6)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

     (2) Plus such indeterminable number of shares of Common Stock as may be issuable by reason of the anti-dilution provisions of such warrants, options, or convertible preferred stock.

     (3) Represents shares underlying 2,106,878 warrants each to acquire one share of Common Stock for $6.50 and 30,000 warrants each to acquire one share of Common Stock for $4.00 per share.

     (4) Represents shares underlying 686,418 warrants each to acquire one share of common stock for $6.50 and 40,665 warrants each to acquire one share of common stock for $4.00.

     (5) Represents shares underlying: (i) 180,000 warrants each to purchase one share of Common Stock for $7.50; (ii) 53,600 warrants each to purchase one share of Common Stock for $5.00; (iii) 26,667 warrants each to purchase one share of Common Stock for $3.75; (iv) 20,000 warrants each to purchase one share of Common Stock for $1.25; (v) 60,000 options, each to purchase one share of common stock for $2.50;
          (vi) 12,000 options, each to purchase one share of common stock for $6.25; and (vii) 12,000 options, each to purchase one share of common stock for $.90.

     (6) Pursuant to Rule 429(b), 9,537,130 shares of Common Stock, including shares underlying warrants and options, and the applicable filing fee of $11,641 are being carried forward from the Registrant's Registration Statement on Form S-1, Commission File No. 333-16019.

                              --------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
                              --------------------

THIS REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT NO.1 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1, COMMISSION FILE NO. 333-16019.

                           RECYCLING INDUSTRIES, INC.

Cross Reference Sheet pursuant to Item 501 of Regulation S-K showing the location in the Prospectus of information required by Items 1 through 12, Part I of Form S-1.

 Form S-1
Item Number  Information Required             Location in Prospectus
-----------  --------------------             ----------------------
    1        Forepart of the Registration     Facing Page of Registration
             Statement and Outside Front      Statement; Outside Front Page of
             Cover Page of Prospectus         Prospectus

    2        Inside Front and Outside Back    Inside Front and Outside Back
             Cover Pages of Prospectus        Cover Pages of Prospectus

    3        Summary Information, Risk        Prospectus Summary; Risk Factors;
             Factors and Ratio of Earnings    Prospectus Summary - Summary
             to Fixed Charges                 Financial Information

    4        Use of Proceeds                  Prospectus Summary; Use of
                                              Proceeds

    5        Determination of Offering Price  Not Applicable

    6        Dilution                         Dilution

    7        Selling Securityholders          Selling Securityholders

    8        Plan of Distribution             Cover Page; Plan of Distribution

    9        Description of Securities to     Prospectus Summary; Description
             be Registered                    of Capital Stock

   10        Interests of Named Experts       Not Applicable
             and Counsel

   11        Information with Respect to      Business - Industry Overview,
             the Registrant                   Strategy, Operations,
                                              Transportation, Competition,
                                              Employees, Properties, Legal
                                              Proceedings, Environmental
                                              Matters, Recent Developments;
                                              Price Range of the Common Stock;
                                              Dividend Policy; Selected
                                              Financial Information;
                                              Management's Discussion and
                                              Analysis of Financial Condition
                                              and Results of Operations;
                                              Management - Executive Officers
                                              and Directors, Executive
                                              Compensation, Principal
                                              Shareholders; Certain
                                              Transactions.

   12        Disclosure of Commission         Disclosure of Commission Position
             Position on Indemnification      on Indemnification for Securities
             for Securities Act Liabilities   Act Liabilities

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS
                            RECYCLING INDUSTRIES, INC.

            10,189,541 SHARES OF COMMON STOCK, INCLUDING
      632,411 SHARES UNDERLYING CONVERTIBLE PREFERRED STOCK AND
3,697,651 SHARES UNDERLYING COMMON STOCK PURCHASE WARRANTS AND OPTIONS

     This Prospectus relates to the offer and sale of 10,189,541 shares (the "Shares") of common stock, $.001 par value (the "Common Stock"), of Recycling Industries, Inc., a Colorado corporation (the "Company"), being offered by certain selling securityholders (the "Selling Securityholders"). The Shares include 632,411 shares issuable upon conversion of the Company's Series C Convertible Preferred Stock (the "Series C Preferred") and 3,697,651 shares of Common Stock issuable upon exercise of certain outstanding common stock purchase warrants and options (the "Warrants"). The Shares are being registered pursuant to registration rights previously granted to the Selling Securityholders. None of the Series C Preferred or Warrants are being registered.

     The 5,859,479 Shares that are not underlying the Series C Preferred or Warrants were issued pursuant to the exercise of outstanding options, warrants or stock acquisition rights, or were issued to various persons in private placements of the Company's securities.

     The Company has 10,000 Series C Preferred outstanding. Each Series C Preferred is convertible, without further payment, into the number of shares of Common Stock determined by dividing (i) the sum of (a) $100 plus (b) the amount of all accrued dividends on the Series C Preferred by (ii) the lesser of $1.58125 (the current conversion price) or 73% of the average reported closing bid price of a share of Common Stock for the five consecutive trading days immediately preceding the date of conversion.

     The Warrants are comprised of: (i) 2,106,878 Series G Warrants, each entitling the holder to purchase one share of Common Stock for $6.00, exercisable until December 27, 1999, (ii) 30,000 Series G Warrants, each entitling the holder to purchase one share of Common Stock for $4.00, exercisable until December 27, 1999; (iii) 213,388 Series H Warrants, each entitling the holder to purchase one share of Common Stock for $6.00, exercisable until July 17, 1999; (iv) 69,945 Series H Warrants, each entitling the holder to purchase one share of Common Stock for $6.00, exercisable for three years after the exercise of the Placement Agent's Warrants; (v) 56,200 Series I Warrants, each entitling the holder to purchase one share of Common Stock for $.15, exercisable until December 27, 1999 ;
(vi) 686,418 Series J Warrants, each entitling the holder to purchase one share of Common Stock for $6.00, exercisable until December 27, 1999; (vii) 40,665 Series J Warrants, each entitling the holder to purchase one Share of Common Stock for $4.00, exercisable until December 27, 1999; (viii) 65,445 Placement Agent's Warrants, each entitling the holder to purchase two shares of Common Stock and one Series H Warrant for $2.75, exercisable until January 31, 1999; (ix) 4,500 Placement Agent's Warrants, each entitling the holder to purchase two shares of Common Stock and one Series H Warrant for $2.75, exercisable until April 8, 1999; (x) 180,000 Caside Warrants, each entitling the holder to purchase one share of Common Stock for $7.50, exercisable until January 5, 1998; (xi) 53,600 Ally Capital warrants, each entitling the holder to acquire one share of Common Stock for $5.00, exercisable until November 3, 1999; (xii) 26,667 Coast Warrants, each entitling the holder to purchaser one share of Common Stock for $3.75, exercisable until August 4, 2001; (xiii) 20,000 Nevada Recycling Warrants, each entitling the holder to purchase one share of Common Stock for $1.25, exercisable until January 4, 2004; (xiv) 20,000 Settondown Warrants, each entitling the holder to purchase one share of common stock for $2.50, exercisable until December 31, 1998; (xv) 40,000 options, each entitling the holder to purchase one share of common stock at $2.50 per share; (xvi) 12,000 options, each entitling the holder to purchase one share of common stock at an exercise price of $6.25; and (xvii) 12,000 options, each entitling the holder to purchase one share of common stock at an exercise price of $.90 per share.

     This Prospectus may be used by the Selling Securityholders to sell the Shares and for the resale of the Shares received upon exercise of the Warrants. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Securityholders. The Company will, however, receive the net proceeds from any exercise of the Warrants, as described under "Use of Proceeds." See "Selling Securityholders."

                                THE DISTRIBUTION
                                ----------------

     The distribution of the Shares by the Selling Securityholders may be effected from time to time in one or more transactions (which may involve block transactions) on the Nasdaq National Market or on any other exchange on which the Common Stock may be traded, may be effected from time to time in one or more transactions in the over-the-counter market, in privately-negotiated transactions, or a combination of such methods of sale. Such sales will be made at the market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The Selling Securityholders may effect such transactions by selling the Shares to or through broker/dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders or the purchasers of the Shares for whom the broker/dealer acts as agent. Such compensation may be less than or in excess of customary commissions. The Selling Securityholders and any broker/dealers who participate in the distribution of the Shares may be deemed to be underwriters, and any compensation received by them, including any profit on their resale of such Shares, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). Certain of the Selling Securityholders are market makers in the Common Stock.

     Substantially all of the Selling Securityholders are subject to lock-up agreements with the Company that limit the number of Shares that may be sold by them during a given period of time. See "Plan of Distribution."

     The Common Stock is listed on the Nasdaq National Market. On February 12, 1997, the closing price of the Common Stock on the Nasdaq National Market was $1.16 per share.

     Pursuant to agreements between the Company and the Selling
Securityholders, the Company has agreed to pay the expenses incurred in connection with the registration of the Shares and the Company and certain of the Selling Securityholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

                              --------------------

SEE "RISK FACTORS" COMMENCING ON PAGE 8 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

                              --------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

             The date of this Prospectus is February 24, 1997

                           AVAILABLE INFORMATION

     The Company is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; at the Commission's New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and at the Commission's Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Company files its reports, proxy statements and certain other information with the Commission electronically through the EDGAR System. Information filed via EDGAR may be obtained at the Web site maintained by the Commission at http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock offered hereby of which this Prospectus constitutes a part. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is hereby made to such Registration Statement, exhibits and schedules. Any statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement of which this Prospectus forms a part, each such statement being qualified in all respects by such reference.

                              PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS.

                                 THE COMPANY

     Recycling Industries, Inc. is a full-service metals recycler primarily engaged in the collection and processing of various ferrous and non-ferrous metals for resale to domestic and foreign steel producers and other metals producers and processors. The Company operates seven metals recycling facilities in Las Vegas, Nevada ("NRI"); Brownsville, Harlingen, McAllen and San Juan, Texas ("Anglo Iron & Metal"); Ste. Genevieve, Missouri ("Mid-America Shredding") and Waterloo, Iowa ("Weissman Iron & Metal"). In addition, the Company owns a minority interest in a metals recycler in Athens, Georgia. The Company commenced its metals recycling operations in May 1994 and has increased its revenues from approximately $4.8 million for the year ended September 30, 1994 to $27.6 million for the year ended September 30, 1996. The revenues for the three months ended December 31, 1996 have increased to $10.8 million from $3.4 million for the three months ended December 31, 1994. Over the same period, the Company's metals shredding capacity increased over 330% and its total metals processing capacity increased over 365%.

     The largest portion of the Company's operations involves the collection, processing and sale of ferrous scrap, the primary raw material for mini-mill steel producers who utilize electric arc furnace ("EAF") technology. The increase in domestic EAF production from 14.9 million net tons (11.0% of total domestic steel production) in 1966 to 40.6 million net tons (39.4% of total domestic steel production) in 1995 has resulted in strong demand and prices for processed ferrous scrap. According to industry reports, the anticipated continuing increase in EAF production to an estimated 50.0 million net tons by the year 2000 may cause ferrous scrap shortages, resulting in further increases in processed ferrous scrap prices.

     The Company is also engaged in the processing of non-ferrous materials such as copper, aluminum and brass, which are sold to secondary smelters and other non-ferrous metals processors. The Company's non-ferrous operations complement its ferrous operations, as most unprocessed scrap contains ferrous and non-ferrous components which require separation in preparation for resale. The lower cost of producing non-ferrous metals from scrap relative to the cost of primary smelting has resulted in strong demand for processed non-ferrous scrap.

     The Company's objective is to become one of the largest metals recyclers in North America through targeted acquisitions of independent metals recyclers.
The Company seeks to capitalize on the opportunity presented by the growing demand for processed ferrous scrap, the expanding markets created by the rapid proliferation of new EAF operations and the availability of metals recycling facilities. By pursuing a consolidation strategy within the metals recycling industry, the Company believes that it can significantly enhance the competitive position and profitability of the operations that it acquires through improved managerial and financial resources. The Company also believes that geographic diversity will reduce its vulnerability to the dynamics of any particular local or regional market. Furthermore, as EAF capacity and demand for processed ferrous scrap continue to increase, the Company believes that multi-regional and national EAF operators such as Nucor Corporation, Birmingham Steel Corporation and North Star Steel Co. will increasingly rely on suppliers who can provide a dependable quantity and quality of processed scrap as well as a high degree of service. The Company believes that it is the only metals recycler pursuing a consolidation strategy on a national basis and therefore will be in an ideal position to become a preferred supplier to major EAF operators.

     The Company estimates that the total revenues generated in the metals recycling markets in 1995 were approximately $19.1 billion, comprised of $8.9 billion attributable to ferrous metals and $10.2 billion attributable to non-ferrous metals. The Company believes that there are over 3,000 independent metals recyclers in North

America. Based upon reports published by the Institute for Scrap Recycling Industries ("ISRI"), approximately 200 of these independent metals recyclers operate heavy-duty automotive shredders, which constitute the primary equipment used in processing large volumes of ferrous and non-ferrous scrap for sale to steel and other metals producers. Because of the highly fragmented nature of the industry, the Company believes that no single metals recycler has a significant share of the national processed scrap market, although certain recyclers may have a dominant share of their local or regional market. Similar to the ongoing consolidation within the municipal solid waste industry, the metals recycling industry has recently begun to experience local market consolidation due to: (i) increasing capital requirements caused by more stringent environmental and governmental regulations, and (ii) the exit of aging independent recyclers who desire to sell closely-held businesses in the absence of a successor owner or operator.

     In implementing its acquisition strategy, the Company seeks to identify potential acquisition targets with:

     -    dominant or strategic positions in local or regional markets;

     -    excess or underutilized capacity;

     - the ability to supply an existing or planned metals production facility, such as an EAF;

     -    access to rail, water or interstate highway transportation systems;
          and

     - either operational shredding equipment, the ability to supply the Company's existing shredding equipment or adequate facilities to permit the installation of such equipment.

     By continuing to acquire facilities that meet these criteria, the Company believes it can achieve rapid growth and expansion of its customer base.

     An essential component of the Company's acquisition strategy is improving the operating efficiency, output and capacity of each acquired facility by targeting three phases of the Company's operations: (i) the purchase of raw scrap; (ii) the processing of raw scrap into saleable product; and (iii) the sale of processed scrap. Each acquired facility is integrated into the Company's operations through a comprehensive program that targets these operating phases through the installation of management and financial reporting systems, the implementation of expanded purchasing and marketing programs, the centralization of operating functions to achieve economies of scale, selective reductions in personnel and improved inventory and other financial controls. Where necessary, the Company implements a capital improvements program to repair or replace outdated and inefficient equipment and to improve the facility's scrap processing operations and processed scrap output.

     Of the Company's revenues for the three months ended December 31, 1996, approximately 60% was attributable to sales of ferrous scrap, 31% was attributable to sales of non-ferrous scrap, and the balance was primarily attributable to paper and plastic recycling, retail finished steel sales and brokerage sales conducted at certain of the Company's facilities.

     The Company's executive offices are located at 384 Inverness Drive South, Suite 211, Englewood, Colorado 80112, and its telephone number is 303-790-7372.

                                 THE OFFERING


Common Stock Outstanding before the Offering ......  13,909,429 shares (1)(2)
Common Stock Offered by the Selling
  Securityholders .................................  10,189,541 shares (3)
Common Stock Outstanding if all Series C Preferred
  are converted and all Warrants are exercised ....  18,414,491 shares (4)
Use of Proceeds ...................................  The net proceeds from the exercise of the Warrants, if any, will be used to complete future acquisitions and
                                                     for working capital purposes.  See "Use of Proceeds."
Nasdaq National Market Symbol .....................  RECY


----------
(1) Does not include Common Stock reserved for issuance as follows: (i) 632,411 shares issuable upon conversion of the Series C Preferred; (ii) 4,119,584 shares issuable upon exercise of currently outstanding warrants;
     (iii) 978,996 shares issuable upon exercise of currently outstanding options; and (iv) shares reserved for additional options to be granted under the Company's stock option plans. See "Description of Capital Stock" and "Shares Eligible for Future Sale."
(2) Includes 363,636 shares of Common Stock issued in connection with the acquisition of Weissman and 95,000 shares issued from December 31, 1996 to February 24, 1997 for the exercise of the Company's Series I Warrants.
(3) Includes 632,411 shares issuable upon conversion of the Series C Preferred and 3,697,651 shares issuable upon exercise of Common Stock Purchase Warrants and Options.
(4) The Company is not aware of any arrangements for the conversion of the Series C Preferred or the exercise of the Warrants and there is no assurance that all or any of the outstanding Series C Preferred will be converted or Warrants will be exercised.

                        SUMMARY FINANCIAL INFORMATION

     The following information presents, for the periods and dates indicated, summary consolidated financial information of the Company. This information should be read in conjunction with "Selected Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Company's historical and pro forma financial statements and notes thereto included elsewhere herein.

                                                           FISCAL YEAR ENDED SEPTEMBER 30,
                                   --------------------------------------------------------------------------------
                                                                            PRO FORMA(2)               PRO FORMA(2)
                                                                            ------------               ------------
                                     1992(1)  1993(1)   1994(1)   1995(3)       1995         1996(3)       1996
                                    -------  -------  ---------  ---------   ----------     --------     --------
STATEMENT OF OPERATIONS DATA(1):
Revenues..........................  $   -0-  $   -0-  $   4,831  $  13,853   $   52,222     $ 27,623    $  47,258
Cost of Sales.....................      -0-      -0-      4,110     10,869       40,138       25,654       37,886
Cost of Brokerage.................      -0-      -0-        -0-        -0-        3,075          936        4,310
                                    -------  -------  ---------  ---------   ----------     --------    ---------
  Gross Profit....................      -0-      -0-        721      2,984        9,009        1,033        5,062
Selling and administrative
  expenses........................    2,951    2,335      1,660      2,279        4,016        3,323        4,672
  Loss from joint ventures and
     equity investee..............      462      467        -0-        -0-          -0-          -0-          -0-
                                    -------  -------  ---------  ---------   ----------     --------    ---------
Income (loss) from operations.....   (3,413)  (2,802)      (939)       705        4,993       (2,290)         390
  Interest expense................     (114)    (156)      (203)      (407)      (1,354)        (732)      (1,346)
                                    -------  -------  ---------  ---------   ----------     --------    ---------
  Income (loss) before income
    taxes.........................   (3,527)  (2,958)    (1,142)       298        3,639       (3,022)        (956)
  Income tax provision (benefit)..      -0-      -0-        -0-       (711)        (338)           9          237
                                    -------  -------  ---------  ---------   ----------     --------    ---------
Income (loss) from continuing
  operations,  net of income
  taxes...........................  $(3,527) $(2,958) $  (1,142) $   1,009   $    3,977     $ (3,031)   $  (1,193)
                                    -------  -------  ---------  ---------   ----------     --------    ---------
                                    -------  -------  ---------  ---------   ----------     --------    ---------
Income (loss) per share from
  continuing operations, net
  of income taxes.................  $ (1.73) $ (1.24) $   (0.46) $    0.17   $     0.59     $   (.30)   $    (.12)
                                    -------  -------  ---------  ---------   ----------     --------    ---------
                                    -------  -------  ---------  ---------   ----------     --------    ---------
Net income (loss) after
  extraordinary item and income
  taxes...........................  $(1,147) $(2,483) $    (924) $   1,815   $    4,783     $ (2,961)   $  (1,123)
                                    -------  -------  ---------  ---------   ----------     --------    ---------
                                    -------  -------  ---------  ---------   ----------     --------    ---------
Net income (loss) per share.......  $ (0.56) $ (1.04) $   (0.37) $    0.30   $     0.71     $   (.29)   $    (.11)
                                    -------  -------  ---------  ---------   ----------     --------    ---------
                                    -------  -------  ---------  ---------   ----------     --------    ---------
Weighted average shares
  outstanding....................     2,043    2,377      2,505      6,100        6,691       10,212       10,212
                                    -------  -------  ---------  ---------   ----------     --------    ---------
                                    -------  -------  ---------  ---------   ----------     --------    ---------







BALANCE SHEET DATA:
  Working capital (deficit).......  $(2,721) $(3,853) $  (4,175) $     376        NA      $    1,597           NA
  Property and equipment..........       43       30      6,590      6,686        NA          20,492           NA
  Long-term debt..................      -0-      -0-        519      2,152        NA          12,018           NA
  Total assets....................    1,865    1,147      9,618     10,297        NA          34,855           NA
  Total liabilities...............    2,801    3,853      6,852      3,843        NA          19,192           NA
  Stockholders' equity (deficit)..     (936)  (2,706)     2,766      6,454        NA          14,163           NA

OPERATING AND OTHER DATA:
Shipments:
  Ferrous (tons)..................      -0-      -0-     24,600     57,100      228,500      141,731      234,810
  Non-ferrous (pounds)............      -0-      -0-  3,676,300  8,805,600   33,729,071   18,564,412   30,271,946
Average Selling Price(4):
  Ferrous (per ton)...............      NA       NA   $     100  $     120   $      135     $    122     $    124
Net Cash Flow From:
  Operating activities............  $(1,613) $  (118) $    (862) $     113        NA        $ (1,549)          NA
  Investing activities............   (1,526)    (617)      (255)      (926)       NA         (12,964)          NA
  Financing activities............    3,125      735      1,232        882        NA          15,779           NA

EBITDA(6).........................  $(2,979) $(2,445) $    (547) $   1,489   $    6,308     $ (1,023)     $ 1,758

                                           THREE MONTHS ENDED DECEMBER 31,
                                           ------------------------------

                                               -------------------------
                                                  1995           1996
                                               ----------     ----------
STATEMENT OF OPERATIONS DATA(1):
Revenues..........................             $    3,458     $   10,769
Cost of Sales.....................                  3,415          8,928
Cost of Brokerage.................                    -0-            524
                                               ----------     ----------
  Gross Profit....................                     43          1,317
Selling and administrative
  expenses........................                    756          1,213
  Loss from joint ventures and
     equity investee..............                    -0-            -0-
                                               ----------     ----------
Income (loss) from operations.....                   (713)           104
  Interest expense................                    (96)          (459)

  Income (loss) before income
    taxes.........................             $     (809)    $     (355)
  Income tax provision (benefit)..                   (441)           -0-
                                               ----------     ----------
Income (loss) from continuing
  operations,  net of income
  taxes...........................                   (368)          (355)
                                               ----------     ----------
                                               ----------     ----------
Income (loss) per share from
  continuing operations, net
  of income taxes.................             $    (0.04)    $    (0.03)
                                               ----------     ----------
                                               ----------     ----------
Net income (loss) after
  extraordinary item and income
  taxes...........................             $     (368)    $     (355)
                                               ----------     ----------
                                               ----------     ----------
Net income (loss) per share.......             $    (0.04)    $    (0.03)
                                               ----------     ----------
                                               ----------     ----------
Weighted average shares
  outstanding....................                   8,461         13,892
                                               ----------     ----------
                                               ----------     ----------
BALANCE SHEET DATA:
  Working capital (deficit).......             $   (1,867)    $    2,384
  Property and equipment..........                  8,391         20,651
  Long-term debt..................                  4,540         12,605
  Total assets....................                 16,783         34,678
  Total liabilities...............                  9,772         18,460
  Stockholders' equity (deficit)..                  7,011         14,718

OPERATING AND OTHER DATA:
Shipments:
  Ferrous (tons)..................                 17,200         56,790
  Non-ferrous (pounds)............              2,400,000      6,952,230
Average Selling Price(4):
  Ferrous (per ton)...............             $      120     $      122
Net Cash Flow From:
  Operating activities............             $     (679)    $      186
  Investing activities............                   (359)          (529)
  Financing activities............                    921            654

EBITDA(6).........................             $     (540)    $      636

------------
(1) Prior to May 1994, the Company was engaged in the development of the MSW Technology. For comparative purposes, financial data prior to 1994 reflects the Company's efforts to develop such technology. The Company's current operations commenced in May 1994 with the acquisition of NRI. The financial information for fiscal 1994 reflects five months of operating results of NRI. The financial information for fiscal 1995 reflects 12 months of operating results of NRI and reflects the efforts of the Company to acquire other metals recycling facilities.
(2) The pro-forma date gives effect to the acquisitions of Anglo Iron & Metal (December 1995), Mid-America Shredding (April 1996) and Weissman (August
     1996) as if each had occurred at the beginning of the periods presented.
     In addition, the pro forma information is based upon available information and certain assumptions and adjustments. See notes to the pro forma financial statements.
(3) The historical operating results for the year ended September 30, 1996 are not comparable to those of the corresponding period ended September 30, 1995 due to the acquisitions of Anglo Iron & Metal that occurred in December 1995 and Mid-America Shredding that occurred in April 1996 and Weissman that occurred on August 1996.
(4) Average selling price for non-ferrous scrap is not meaningful as there are significant differences in the price per pound of the various component non-ferrous metals (e.g., aluminum, copper, brass) produced by the Company.
(5) EBITDA ("Earnings Before Interest, Taxes, Depreciation and Amortization") represents operating income plus depreciation and amortization. The Company has included EBITDA (which is not a measure of financial performance under generally accepted accounting principles) because it understands such data is used by certain investors to determine the Company's ability to service its indebtedness. EBITDA is not a substitute for income from continuing operations, net income or cash flows presentation under generally accepted accounting principles.

                                 RISK FACTORS

     PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT IN THE COMMON STOCK.

ACCUMULATED DEFICIT AND NET LOSSES

     At December 31, 1996, the Company's total accumulated deficit was approximately $11.8 million, compared to a deficit of approximately $8.8 million at December 31, 1995. The Company had a net loss of $335,000 for the three months ended December 31, 1996, compared to a net loss of $368,000 for the three months ended December 31, 1995. There can be no assurance that the Company will be able to operate profitably on a consistent basis.


SIGNIFICANT INDEBTEDNESS

     At December 31, 1996, the Company had outstanding approximately $11.8 million of long-term indebtedness and approximately $3.3 million of short-term indebtedness all of which is secured by substantially all of its operating assets, and trade payables of approximately $2.0 million. In addition, at December 31, 1996 the Company had outstanding other long-term indebtedness of approximately $789,000 owed to related parties. While funds generated by the Company's operating subsidiaries have been sufficient to meet its debt service obligations, the Company's ability to continue meeting its debt service obligations will depend on its ability to generate sufficient cash from its operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


LIMITED CASH FLOW AND NEED FOR ADDITIONAL CAPITAL

     The Company has limited cash flow from its operations and continues to seek additional capital from time to time. If the Warrants are exercised, which is unlikely unless the market price of the Company's common stock increases substantially, the net proceeds will be used by the Company for working capital and future acquisitions. The Company will have to obtain additional capital either through debt or equity financing in order to continue its acquisition strategy. There can be no assurance that the Company will be able to obtain such financing on terms acceptable to the Company. See "Management's Discussion and Analysis of Financial Condition and Plan of Operation--Liquidity and Capital Resources" and "Business--Strategy."

LIMITED COMBINED OPERATING HISTORY

     The Company commenced its metals recycling operations upon the acquisition of its Nevada facility in May 1994. Prior to May 1994, the Company generated operating losses and negative cash flow as a development stage enterprise pursuing the development of technology to recycle municipal solid waste (the "MSW Technology"). Since May 1994, the Company has acquired metals recycling facilities in southern Texas, Missouri and Iowa and a minority interest in a metals recycling company in Georgia. See "Business." The Company has only a limited combined operating history for its current facilities and has been unable to consistently generate net income and cash flow from these facilities. There can be no assurance that the Company's existing operations, or those acquired in any future acquisition, will generate sufficient cash flow to fund the future operations of the Company. See "Use of Proceeds."

RISKS RELATED TO THE COMPANY'S ACQUISITION STRATEGY

     The Company's objective is to increase its revenues and earnings and expand the markets it serves through the acquisition of additional metals recycling facilities. There can be no assurance that the Company will be able to identify, acquire or profitably manage additional facilities or successfully integrate their operations without substantial costs, delays or other unanticipated problems. There can be no assurance that acquired companies will achieve sales and profitability that justify the Company's investment. Acquisitions involve a number of risks, which may include: adverse short-term effects on the Company's reported operating results and cash flows; diversion of management's attention; dependence on retaining, hiring and training key personnel; risks associated with environmental or legal liabilities; and the effects of amortization of acquired intangible assets, such as goodwill. Some of these risks could have a material adverse effect on the Company's operations and financial performance. As the Company continues to expand, the Company will be required to supplement its current management team in order to effectively manage the acquired entities and successfully implement its acquisition and operating strategies. See "Business--Strategy" and "Management."


MARKET CONSIDERATIONS

     Sales prices for prepared scrap metal are cyclical in nature and are subject to local, national and international economic conditions. While recent increases in demand have resulted in strong sales prices for prepared ferrous scrap, the Company's operating results are dependent upon the strength of the national economy and, in particular, the domestic steel industry. A future downturn in the economy or in steel production could adversely affect the performance of the Company. The demand for processed ferrous and non-ferrous scrap is subject to general economic, industry and market-specific conditions beyond the Company's control which may result in periodic fluctuations in the sales prices of the Company's products. Although the Company seeks to maintain its operating margins by adjusting the purchase price for raw ferrous scrap in response to changing sales prices for prepared ferrous scrap, its ability to maintain these margins during periods of falling prices may be limited by the adverse impact of lower prices on the available supply of raw ferrous scrap. The Company is unable to hedge against changes in ferrous scrap prices and attempts to minimize this risk by maintaining low inventory levels of raw and processed scrap and by establishing firm prices with its larger customers at the beginning of each month.

DEPENDENCE ON KEY CUSTOMERS

     Each of the Company's facilities is economically dependent on a small number of significant customers. Five of the Company's customers; Pacific States Cast Iron & Pipe Company, The David J. Joseph Company, Alpert & Alpert Company, Aceros D.M., S.A. de C.V., and Deer Company accounted for approximately 49% of the Company's revenues (4%, 17%, 2%, 12% and 14%, respectively) during the three months ended December 31, 1996. Four of the Company's customers; Pacific States Cast Iron & Pipe Company, The David J. Joseph Company, Alpert & Alpert Company and Aceros D.M., S.A. de C.V., accounted for approximately 53.1% of the Company's revenues (9.6%, 22.5%, 5.6% and 15.4%, respectively) for the year ended September 30, 1996. The loss of any one of these customers would have a material adverse effect on the Company's business.


COMPETITION

     The metals recycling business is highly competitive and subject to significant changes in market conditions. Certain of the Company's competitors have substantially greater financial, marketing and other resources. There can be no assurance that the Company will be able to obtain its desired market share or compete effectively in its markets.

ENVIRONMENTAL MATTERS

     Compliance with state and federal environmental laws is a significant factor in the metals recycling industry. Certain raw materials handled, processed and disposed of in the metals recycling industry, such as automobiles and appliances, may contain substances which are subject to a variety of federal, state and local governmental regulations concerning the discharge of hazardous materials into the environment. The Company has adopted standards and policies for accepting raw materials designed to ensure compliance with applicable environmental regulations. The Company's management does not believe that the costs associated with environmental compliance will have a material adverse impact on the Company. See "Business--Environmental Matters."

RELIANCE ON KEY PERSONNEL

     The Company's operations are dependent on a limited number of key personnel, including the Company's Chairman and Chief Executive Officer,
Thomas J. Wiens, and its President and Chief Operating Officer, Michael I. Price. The Company has not entered into employment agreements with either of such officers but has obtained key-man life insurance policies in the amount of $500,000 for Mr. Wiens and $1,000,000 for Mr. Price. See "Management."

CONTROL BY PRINCIPAL SHAREHOLDER AND ANTI-TAKEOVER PROVISION

     As of the date of this Prospectus, Thomas J. Wiens, the Company's Chairman and Chief Executive Officer, beneficially owns 2,284,103 shares of the Company's Common Stock, representing approximately 16.4% of the issued and outstanding shares.

     The Company's Amended and Restated Articles of Incorporation contain certain provisions which may inhibit a change of control of the Company. These include scaled voting provisions that, upon a determination by the Company's Board of Directors, may limit the voting rights of holders of more than 10% of the Company's outstanding Common Stock. These provisions may discourage a party from making a tender offer or otherwise attempting to take control of the Company. As of the date of this Prospectus, the Company's Board of Directors has not implemented the scaled voting provisions. The Company's Board of Directors has adopted an amendment to the Amended and Restated Articles of Incorporation to be voted upon at the Company's next annual meeting of shareholders to eliminate these provisions. See "Description of Capital Stock-- Anti-Takeover Provisions." The Company's Amended and Restated Articles of Incorporation also authorize the issuance of 10,000,000 shares of preferred stock, the terms of which are to be determined by the Board of Directors at the time of issuance. The ability to issue preferred stock could be used by the Board as a means for resisting a change of control of the Company and may be considered an "anti-takeover" device. See
"Description of Capital Stock--Preferred Stock."

RISK OF SUBSTANTIAL FUTURE DILUTION

     The Company has outstanding convertible preferred stock, options and warrants to acquire an aggregate of 5,470,495 shares of the Company's Common Stock, substantially all of which have exercise prices ranging from $.15 to $6.00 per share and expire during fiscal years 1998 through 2001. See "Description of Capital Stock--Warrants and Options; "Management--Stock Option Plans." In addition, Warrants to purchase an aggregate of 3,318,489 shares of Common Stock have adjustment provisions providing for reduction of their exercise prices in the event that the Company fails to register such shares under the Securities Act within specified time frames. The conversion of the preferred stock or the exercise of such options and warrants could have a substantial dilutive effect upon the purchasers of shares of Common Stock offered by this Prospectus. See "Description of Capital Stock--Preferred Stock and Warrants" and "Shares Eligible For Future Sale--Registration Rights."

SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, the Company will have approximately 3.0 million shares of Common Stock outstanding that will be eligible for sale pursuant to Rule 144 under the Securities Act. The utilization of Rule 144 and the exercise of registration rights by the holders of these shares will increase substantially the number of shares available for sale in the public markets and may have an adverse impact on the market price of the Common Stock. See "Shares Eligible for Future Sale."

                               USE OF PROCEEDS

     It is not likely that any outstanding Warrants will be exercised unless the market price of the Common Stock increases significantly. Alternatively, the Company may lower the exercise price of the Warrants to below the current market price, thereby encouraging their exercise. If the Warrants are exercised at their current exercise prices, which is unlikely at this time, the Company will receive net proceeds from such exercise of approximately $20,736,214. See "Plan of Distribution." The proceeds will be used to finance the Proposed Acquisitions, discussed below (if the Warrants are exercised prior to such acquisitions) and for working capital purposes.

POTENTIAL ACQUISITIONS

     The Company has identified several independent metals recyclers as possible acquisition targets and has held preliminary acquisition discussions with certain of these companies. The consummation of any of these acquisitions is subject to a number of material contingencies, including negotiation of definitive acquisition terms, obtaining sufficient financing to complete the acquisition and completion of the Company's due diligence related to the acquisition.

     In addition to the proceeds from the exercise of the Warrants, the Company proposes to fund these acquisitions through one or a combination of the following: (i) issuing Common Stock or convertible securities of the Company;
(ii) issuing subordinated debt instruments; (iii) through asset based secured lending arrangements; or (vi) through seller financing arrangements. As of the date of this registration statement, the Company has not received commitments to provide financing for any proposed acquisition.

                       PRICE RANGE OF THE COMMON STOCK

     The Common Stock has been listed on the Nasdaq National Market System since July 18, 1996 under the symbol "RECY." Prior to its approval for listing on the Nasdaq National Market, the Common Stock was quoted on the Nasdaq SmallCap Market under the symbol "RECY."

     The majority of the Company's shares are held by management and affiliates and are subject to restriction on resale. The number of unrestricted shares of Common Stock is relatively low in relation to the total number of shares issued and, therefore, trading in the Common Stock is limited. As a result, the Company believes that historical market quotations for the Common Stock are not a reliable indicator of value. The quotations provided below are the high and low reported sales prices for the quarters indicated as reported on the OTCBB and the Nasdaq SmallCap Market and have been adjusted to reflect the Company's one-for-five reverse stock split effective June 27, 1995.


                                                 COMMON STOCK
                                                 ------------
                                                 HIGH     LOW
                                                 ----     ---

     Fiscal 1995:
        First Quarter.........................  $ 8.13  $2.00
        Second Quarter........................    4.20   2.20
        Third Quarter.........................    5.63   2.50
        Fourth Quarter........................    5.38   3.88
     Fiscal 1996:
        First Quarter.........................  $ 4.88  $2.88
        Second Quarter........................    7.00   3.50
        Third Quarter.........................    5.63   4.25
        Fourth Quarter........................    5.00   3.00
     Fiscal 1997:
        First Quarter.........................  $ 3.00  $1.16

     The last reported sale price of the Common Stock as quoted on the Nasdaq National Market System on February 21, 1997 was $1.06 per share. As of December 31, 1996, there were approximately 600 record holders of Common Stock. Based upon the information available to it, the Company believes there are approximately 2,000 beneficial owners of its Common Stock.


                                DIVIDEND POLICY

     The Company has never paid cash dividends on its Common Stock and has no present intention to pay any cash dividends on its Common Stock for the foreseeable future. Instead, the Company intends to retain its earnings, if any, to support the growth and future development of its business and for general corporate purposes. The payment of any future dividends will be at the discretion of the Company's Board of Directors and will be dependent upon the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other factors that the Board of Directors deems relevant.

                       SELECTED FINANCIAL INFORMATION


     The statement of operations and balance sheet data included in the following table for each of the five years ended September 30, 1996 have been derived from the consolidated financial statements of the Company which have been audited by independent accountants. The statement of operations and balance sheet data included in this table for the three months ended December 31, 1995 and 1996 have been obtained from unaudited financial statements which, in the opinion of management, include all adjustments necessary for a fair presentation of the financial position and results of operations for three periods. The results for the three months ended December 31, 1996 are not necessarily indicative of the results that may be expected for the full year. The pro forma financial data set forth below has been derived from the Company's unaudited pro forma consolidated financial statements included elsewhere herein.

                                                           FISCAL YEAR ENDED SEPTEMBER 30,
                                   --------------------------------------------------------------------------------
                                                                            PRO FORMA(2)               PRO FORMA(2)
                                                                            ------------               ------------
                                     1992(1)  1993(1)   1994(1)   1995(3)       1995         1996(3)       1996
                                    -------  -------  ---------  ---------   ----------     --------     --------
STATEMENT OF OPERATIONS DATA(1):
Revenues..........................  $   -0-  $   -0-  $   4,831  $  13,853   $   52,222     $ 27,623    $  47,258
Cost of Sales.....................      -0-      -0-      4,110     10,869       40,138       25,654       37,886
Cost of Brokerage.................      -0-      -0-        -0-        -0-        3,075          936        4,310
                                    -------  -------  ---------  ---------   ----------     --------    ---------
  Gross Profit....................      -0-      -0-        721      2,984        9,009        1,033        5,062
Selling and administrative
  expenses........................    2,951    2,335      1,660      2,279        4,016        3,323        4,672
  Loss from joint ventures and
     equity investee..............      462      467        -0-        -0-          -0-          -0-          -0-
                                    -------  -------  ---------  ---------   ----------     --------    ---------
Income (loss) from operations.....   (3,413)  (2,802)      (939)       705        4,993       (2,290)         390
  Interest expense................     (114)    (156)      (203)      (407)      (1,354)        (732)      (1,346)
                                    -------  -------  ---------  ---------   ----------     --------    ---------
  Income (loss) before income
    taxes.........................   (3,527)  (2,958)    (1,142)       298        3,639       (3,022)        (956)
  Income tax provision (benefit)..      -0-      -0-        -0-       (711)        (338)           9          237
                                    -------  -------  ---------  ---------   ----------     --------    ---------
Income (loss) from continuing
  operations,  net of income
  taxes...........................  $(3,527) $(2,958) $  (1,142) $   1,009   $    3,977     $ (3,031)   $  (1,193)
                                    -------  -------  ---------  ---------   ----------     --------    ---------
                                    -------  -------  ---------  ---------   ----------     --------    ---------
Income (loss) per share from
  continuing operations, net
  of income taxes.................  $ (1.73) $ (1.24) $   (0.46) $    0.17   $     0.59     $   (.30)   $    (.12)
                                    -------  -------  ---------  ---------   ----------     --------    ---------
                                    -------  -------  ---------  ---------   ----------     --------    ---------
Net income (loss) after
  extraordinary item and income
  taxes...........................  $(1,147) $(2,483) $    (924) $   1,815   $    4,783     $ (2,961)   $  (1,123)
                                    -------  -------  ---------  ---------   ----------     --------    ---------
                                    -------  -------  ---------  ---------   ----------     --------    ---------
Net income (loss) per share.......  $ (0.56) $ (1.04) $   (0.37) $    0.30   $     0.71     $   (.29)   $    (.11)
                                    -------  -------  ---------  ---------   ----------     --------    ---------
                                    -------  -------  ---------  ---------   ----------     --------    ---------
Weighted average shares
  outstanding....................     2,043    2,377      2,505      6,100        6,691       10,212       10,212
                                    -------  -------  ---------  ---------   ----------     --------    ---------
                                    -------  -------  ---------  ---------   ----------     --------    ---------







BALANCE SHEET DATA:
  Working capital (deficit).......  $(2,721) $(3,853) $  (4,175) $     376        NA      $    1,597           NA
  Property and equipment..........       43       30      6,590      6,686        NA          20,492           NA
  Long-term debt..................      -0-      -0-        519      2,152        NA          12,018           NA
  Total assets....................    1,865    1,147      9,618     10,297        NA          34,855           NA
  Total liabilities...............    2,801    3,853      6,852      3,843        NA          19,192           NA
  Stockholders' equity (deficit)..     (936)  (2,706)     2,766      6,454        NA          14,163           NA

OPERATING AND OTHER DATA:
Shipments:
  Ferrous (tons)..................      -0-      -0-     24,600     57,100      228,500      141,731      234,810
  Non-ferrous (pounds)............      -0-      -0-  3,676,300  8,805,600   33,729,071   18,564,412   30,271,946
Average Selling Price(4):
  Ferrous (per ton)...............      NA       NA   $     100  $     120   $      135     $    122     $    124
Net Cash Flow From:
  Operating activities............  $(1,613) $  (118) $    (862) $     113        NA        $ (1,549)          NA
  Investing activities............   (1,526)    (617)      (255)      (926)       NA         (12,964)          NA
  Financing activities............    3,125      735      1,232        882        NA          15,779           NA

EBITDA(6).........................  $(2,979) $(2,445) $    (547) $   1,489   $    6,308     $ (1,023)     $ 1,758

                                           THREE MONTHS ENDED DECEMBER 31,
                                           ------------------------------

                                               -------------------------
                                                  1995           1996
                                               ----------     ----------
STATEMENT OF OPERATIONS DATA(1):
Revenues..........................             $    3,458     $   10,769
Cost of Sales.....................                  3,415          8,928
Cost of Brokerage.................                    -0-            524
                                               ----------     ----------
  Gross Profit....................                     43          1,317
Selling and administrative
  expenses........................                    756          1,213
  Loss from joint ventures and
     equity investee..............                    -0-            -0-
                                               ----------     ----------
Income (loss) from operations.....                   (713)           104
  Interest expense................                    (96)          (459)

  Income (loss) before income
    taxes.........................             $     (809)    $     (355)
  Income tax provision (benefit)..                   (441)           -0-
                                               ----------     ----------
Income (loss) from continuing
  operations,  net of income
  taxes...........................                   (368)          (355)
                                               ----------     ----------
                                               ----------     ----------
Income (loss) per share from
  continuing operations, net
  of income taxes.................             $    (0.04)    $    (0.03)
                                               ----------     ----------
                                               ----------     ----------
Net income (loss) after
  extraordinary item and income
  taxes...........................             $     (368)    $     (355)
                                               ----------     ----------
                                               ----------     ----------
Net income (loss) per share.......             $    (0.04)    $    (0.03)
                                               ----------     ----------
                                               ----------     ----------
Weighted average shares
  outstanding....................                   8,461         13,892
                                               ----------     ----------
                                               ----------     ----------
BALANCE SHEET DATA:
  Working capital (deficit).......             $   (1,867)    $    2,384
  Property and equipment..........                  8,391         20,651
  Long-term debt..................                  4,540         12,605
  Total assets....................                 16,783         34,678
  Total liabilities...............                  9,772         18,460
  Stockholders' equity (deficit)..                  7,011         14,718

OPERATING AND OTHER DATA:
Shipments:
  Ferrous (tons)..................                 17,200         56,790
  Non-ferrous (pounds)............              2,400,000      6,952,230
Average Selling Price(4):
  Ferrous (per ton)...............             $      120     $      122
Net Cash Flow From:
  Operating activities............             $     (679)    $      186
  Investing activities............                   (359)          (529)
  Financing activities............                    921            654

EBITDA(6).........................             $     (540)    $      636

------------
(1) Prior to May 1994, the Company was engaged in the development of the MSW Technology. For comparative purposes, financial data prior to 1994 reflects the Company's efforts to develop such technology. The Company's current operations commenced in May 1994 with the acquisition of NRI. The financial information for fiscal 1994 reflects five months of operating results of NRI. The financial information for fiscal 1995 reflects 12 months of operating results of NRI and reflects the efforts of the Company to acquire other metals recycling facilities.
(2) The pro-forma date gives effect to the acquisitions of Anglo Iron & Metal (December 1995), Mid-America Shredding (April 1996) and Weissman (August
     1996) as if each had occurred at the beginning of the periods presented.
     In addition, the pro forma information is based upon available information and certain assumptions and adjustments. See notes to the pro forma financial statements.
(3) The historical operating results for the year ended September 30, 1996 are not comparable to those of the corresponding period ended September 30, 1995 due to the acquisitions of Anglo Iron & Metal that occurred in December 1995 and Mid-America Shredding that occurred in April 1996 and Weissman that occurred on August 1996.
(4) Average selling price for non-ferrous scrap is not meaningful as there are significant differences in the price per pound of the various component non-ferrous metals (e.g., aluminum, copper, brass) produced by the Company.
(5) EBITDA ("Earnings Before Interest, Taxes, Depreciation and Amortization") represents operating income plus depreciation and amortization. The Company has included EBITDA (which is not a measure of financial performance under generally accepted accounting principles) because it understands such data is used by certain investors to determine the Company's ability to service its indebtedness. EBITDA is not a substitute for income from continuing operations, net income or cash flows presentation under generally accepted accounting principles.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the "Selected Financial Information," the Company's consolidated financial statements and the notes thereto and the Company's pro forma financial statements and the notes thereto, all included elsewhere herein.


     Information set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" below concerning predictions of economic performance and management's plans and objectives are forward looking statements. Important factors that could cause actual results to differ materially from those contained in the forward looking statements are set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Risk Factors."


OVERVIEW

     The Company is a full-service metals recycler primarily engaged in the collection and processing of various ferrous and non-ferrous metals for resale to domestic and foreign steel producers and other metals producers and processors. Prior to May 1994, the Company was a development stage enterprise engaged in the development of the MSW Technology. Although the Company has not obtained a permit or constructed a facility utilizing the MSW Technology, the Company is pursuing the licensing or sale of this technology to third parties.



     The Company's current operations commenced in May 1994 with the acquisition of Nevada Recycling, Inc., located in Las Vegas, Nevada ("NRI"). Since that time, the Company has experienced significant growth from the acquisition of other metals recycling facilities. On June 30, 1995, the Company acquired a 20% interest in a metals recycling facility located in Georgia. See "Business--History of the Company." On December 11, 1995, the Company acquired Anglo Iron & Metal, located in Brownsville, Harlingen, McAllen and San Juan, Texas, on April 15, 1996, the Company acquired Mid-America Shredding, located in Ste. Genevieve, Missouri, and, on August 5, 1996, the Company acquired Weissman Iron & Metal, located in Waterloo, Iowa. These acquisitions, except for the minority interest in the Georgia facility, are accounted for under the purchase method for business combinations and, accordingly, the results of operations for such acquired businesses are included in the Company's financial statements only from the applicable date of acquisition. As a result, the Company's historical results of operations for the periods presented are not directly comparable.

     The Company believes these acquisitions will have a positive impact on its future results of operations, and accordingly believes that the Company's historical results should be considered in conjunction with the pro forma financial statements and the notes thereto included elsewhere herein. Additionally, neither the historical nor the pro forma results of operations fully reflect the operating efficiencies and improvements that are expected to be achieved by integrating the acquired businesses into the Company's operations. See "Business--Strategy." Although the Company has begun to implement these efficiencies and improvements, there can be no guarantee that they will produce the anticipated results.


RESULTS OF OPERATIONS

     The Company's operating results depend in large part on its ability to effectively manage the purchase, processing and sale of scrap metals. The demand for processed ferrous and non-ferrous scrap is subject to general economic, industry and market-specific conditions beyond the Company's control which may result in periodic fluctuations in the sales prices of the Company's products. The Company seeks to maintain its operating margins by adjusting the purchase price for raw ferrous and non-ferrous scrap in response to such fluctuations, subject to local market conditions. Although the Company is unable to hedge against changes in market prices, it seeks to minimize this risk by maintaining low inventory levels of raw and processed scrap.

THREE MONTHS ENDED DECEMBER 31, 1996 AND 1995

     The results of operations for the three months ended December 31, 1996 and 1995 have been driven primarily by the Company's acquisition activity. The results of operations for the three months ended December 31, 1995 do not reflect the company's acquisition of Mid-America Shredding and Weissman Iron & Metal, and include only 20 days of operations for Anglo Iron & Metal.

     REVENUES. For the three months ended December 31, 1996, the Company had total revenues of $10,769,000 compared to $3,458,000 for the three months ended December 31, 1995, a 211% increase. The increase in revenues for the three months ended December 31, 1996 reflect primarily the acquisitions of Mid-America Shredding and Weissman, and a full three months of business activity for Anglo Iron & Metal.

     For the three months ended December 31, 1996, the average sales price per ton of prepared ferrous scrap was $122, a 2% increase compared to $120 per ton for the three months ended December 31, 1995. The average sales price for non-ferrous scrap was $.31 per pound for the three months ended December 31, 1996, representing a 40% decline compared to $.52 per pound for the three months ended December 31, 1995.

     Of the total revenues for the three months ended December 31, 1996, $545,000 or 5%, was attributable to brokerage sales, and $8,000 or less than 1%, was attributable to other income. There were no brokerage sales or other income for the three months ended December 31, 1995.

     COST OF SALES. For the three months ended December 31, 1996, the Company incurred total cost of sales of $9,452,000 compared to $3,415,000 for the three months ended December 31, 1995. The increased cost of sales for the three months ended December 31, 1996 was again primarily the result of the acquisition of Anglo Iron & Metal, Mid-America Shredding and Weissman. Total cost of sales decreased to 88% of total revenues for the three months ended December 31, 1996 from 99% of total revenues for the three months ended December 31, 1995. This decrease in cost of sales as a percentage of total revenues was largely due to improved margins at the company's acquired subsidiaries and the initial implementation of improved operating expense controls. These factors caused gross profit to increase to $1,317,000 for the three months ended December 31, 1996 from $43,000 for the three months ended December 31, 1995.

    Of the total cost of sales for the three months ended December 31, 1996, brokerage accounted for $524,000 or 96% of brokerage sales.

     SELLING AND ADMINISTRATIVE EXPENSES. Selling and administrative expenses were $1,213,000, or 11% of revenues, for the three months ended December 31, 1996 compared to $756,000, or 22% of revenues, for the three months ended December 31, 1995. The largest components of the dollar increase for the three months ended December 31, 1996 as compared to 1995 were salary and related expenses, which increased $220,000, and depreciation and amortization expenses which increased $196,000. These increases were largely the result of the Company's acquisitions of Anglo Iron & Metal, Mid-America Shredding and Weissman. However, the decrease as a percentage-of-sales was due to increased efficiencies at the Company's newly acquired subsidiaries and the ability of the Company to spread its corporate overhead over a larger revenue base.

     INTEREST EXPENSE. For the three months ended December 31, 1996, the Company incurred interest expense of $459,000 compared to $96,000 for the three months ended December 31, 1995. The increase was due primarily to additional debt incurred to finance the purchase of Anglo Iron & Metal in December 1995, Mid-America Shredding in April 1996 and Weissman in August 1996.

     INCOME TAX PROVISION (BENEFIT). The Company has generated a net loss carryforward totaling approximately $9,800,000, which expires at various amounts and dates through the year 2011, due to operating losses previously incurred. During fiscal 1995, management determined that $800,000 of the net operating loss carryforward was more likely than not to be used in the near future due to taxable income anticipated to be generated by the Company. In October 1996 management began to implement certain cost cutting strategies, the most significant of which is the planned reduction of its labor force and related payroll costs which is expected to provide an approximate $1.2 to $1.6 million reduction in labor costs and, as a result, improve the profitability of these operations. In August 1996, the Company acquired Weissman which is anticipated to generate taxable income in future periods. As a result of these factors, which are anticipated to result in the generation of net income, management has determined that the $800,000 deferred tax asset recognized in 1995 and in 1996 is more likely than not to be used in the near future. The aggregate future taxable income required to utilize the deferred tax asset recognized is approximately $2,400,000. As a result of a full year of income from the Weissman acquisition and the reduction of labor costs, management is projecting achieving this taxable income level within the next two fiscal years. Although the Company has begun to implement improvement programs, the identified cost cutting measures may not attain the estimated levels of efficiency projected by the Company. The Company may be required to add employees in the future to support increases in production above the projected future monthly production rates. Additionally, the Company's business is dependent upon the market established prices for processed ferrous and non-ferrous metals sold by the Company as well as the market established prices for raw materials. If these market prices drop significantly for processed metals or if the market prices for raw materials significantly increase, the Company would have difficulties continuing to improve future financial performance. Therefore, the Company continues to recognize a net deferred tax asset of $800,000. No benefit for income taxes was recorded for the three months ended December 31, 1996. A benefit for income taxes in the amount of $441,000 was recorded for the three months ended December 31, 1995.

         INCOME (LOSS) FROM CONTINUING OPERATIONS, BEFORE INCOME TAXES. For the three months ended December 31, 1996, the Company had a loss from continuing operations, before income taxes of $355,000, or ($.03) per share, compared to a loss of $809,000, or ($.10) per share for the three months ended December 31, 1995. The principal reasons for the improvement were increased revenues and lower cost of sales.

     NET INCOME (LOSS). For the three months ended December 31, 1996, the Company had a net loss of $355,000, or ($.03) per share, compared to a net loss of $368,000, or ($.04) per share, for the three months ended December 31, 1995.


FISCAL YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994

     The results of operations for the years ended September 30, 1996, 1995 and 1994 have been driven primarily by the Company's acquisition activity. Prior to the Company's acquisition of its Nevada facility in May 1994, the Company was a development stage enterprise without revenues. Subsequent to the acquisition of the Nevada facility in fiscal 1994, the results of operations reflect the implementation of the Company's current metals recycling acquisition and operation strategy.

     REVENUES. For the year ended September 30, 1996, the Company had revenues of $27.6 million compared to $13.9 million for the year ended September 30, 1995 and $4.8 million for the year ended September 30, 1994, which reflected only five months of operations of the Nevada facility. For the year ended September 30, 1996, the increase in revenues was a result of the acquisitions of Anglo Iron & Metal, Mid-America Shredding and Weissman. For the year ended September 30, 1995, the increase in revenues was due primarily to the inclusion of a full year's results of operations of the Nevada facility, as well as generally higher demand and market prices for scrap metal.

     For the year ended September 30, 1996, the average sales price per ton of prepared ferrous scrap was $122, a 1.7% increase compared to $120 per ton for the year ended September 30, 1995. For the year ended September 30, 1996, the average sales price for non-ferrous scrap was $.47 per pound, representing a 27% decrease compared to $.64 per pound for the year ended September 30, 1995.

     COST OF SALES. For the year ended September 30, 1996, the Company incurred cost of sales of $25.7 million compared to $10.9 million for the year ended September 30, 1995 and $4.1 million for the year ended September 30, 1994. The increased cost of sales for the year ended September 30, 1996 was a result of the acquisition of Anglo Iron & Metal, Mid-America Shredding and Weissman. The increased costs of sales for the year ended September 30, 1995 was due to the full year of operations of the Nevada facility compared to five months of operations for the year ended September 30, 1994. Cost of sales increased to 92.9% of total revenues for the year ended September 30, 1996 from 78.5% of total revenues for the year ended September 30, 1995.
This increase in cost of sales as a percentage of total revenues was caused by lower selling prices and increased cost of raw materials. These factors cause gross profit to decrease to $1.0 million for the year ended September 30, 1996 from $3.0 million for the year ended September 30, 1995. Cost of sales decreased to 78.5% of total revenues for the year ended September 30, 1995 from 85.1% of total revenues for the year ended September 30, 1994.
This decrease in cost of sales as a percentage of revenues was caused by an increase in the sales price of ferrous and non-ferrous scrap as well as by the substantial increases in paper selling prices without proportional increases in the Company's raw scrap and paper acquisition costs. The Company's increased production volume in 1995 also contributed to improved gross margins, as fixed production costs were spread over a larger volume of processed scrap. As a result of these factors, gross profit increased to $3.0 million for the year ended September 30, 1995 from $721,000 for the year ended September 30, 1994.

     For the year ended September 30, 1996, the Company incurred cost of brokerage of $936,000 or 3.4% of total revenues.

     SELLING AND ADMINISTRATIVE EXPENSES. Selling and administrative expenses were $3.3 million, or 12.0% of revenues, for the year ended September 30, 1996 compared to $2.3 million, or 16.5% of revenues, for the year ended September 30, 1995 and $1.7 million, or 34.4% of revenues for the year ended September 30, 1994. The largest components of the increase for the year ended September 30, 1996 compared to 1995 were salary and related expenses, which rose $710,000 and selling and administration expenses from the operations of Anglo Iron & Metal, Mid-America Shredding and Weissman.
For the year ended September 30, 1995 compared to 1994, the largest component of the increase was salary and related expenses, which rose $417,000 due to increased staffing at the corporate level and to the additional seven months of personnel costs at the Nevada facility.

     INTEREST EXPENSE. For the year ended September 30, 1996, the Company had interest expense of $732,000 compared to $407,000 and $203,000 for the years ended September 30, 1995 and 1994 respectively. The increase in 1996 was due primarily to additional debt incurred to finance the purchase of the Anglo Iron & Metal in December 1995, Mid-America Shredding in April 1996 and Weissman in August 1996. The increase in 1995 was caused by a full year of interest expense related to debt incurred in conjunction with the acquisition of the Nevada facility.


     INCOME TAX PROVISION (BENEFIT). The Company has generated a net loss carryforward totalling approximately $9,400,000, which expires at various amounts and dates through the year 2011, due to operating losses incurred prior to but not including fiscal 1995 and in fiscal 1996. During fiscal 1995, management determined that $800,000 of the net operating loss carryforward was more likely than not to be used in the near future due to taxable income anticipated to be generated through the May 10, 1994 acquisition of the Company's Nevada facility. Therefore, a net deferred tax asset of $800,000, net of a $242,000 valuation allowance and a benefit from income taxes of $711,000 was recorded in fiscal 1995.

     In fiscal 1996, the Company's Nevada facility, Anglo Iron & Metal acquired in December 1995 and its Mid-America Shredding acquired in April 1996 had operating losses aggregating approximately $1,262,000. In October 1996 management began to implement certain cost cutting strategies, the most significant of which is the planned reduction of its labor force and related payroll costs which is expected to provide an approximate $1.2 to $1.6 million reduction in labor costs and, as a result, improve the profitability of these operations. In August 1996, the Company acquired Weissman which is anticipated to generate taxable income in future periods. As a result of these factors, which are anticipated to result in the generation of net income, management has determined that the $800,000 deferred tax asset recognized in 1995 and in 1996 is more likely than not to be used in the near future. The aggregate future taxable income required to utilize the deferred tax asset recognized is approximately $2,400,000. As a result of a full year of income from the Weissman acquisition and the reduction of labor costs, management is projecting achieving this taxable income level in fiscal 1997. As a result, a net deferred tax asset of $800,000, net of a $1,143,000 valuation allowance and a provision for state income taxes of $9,000 was recorded in fiscal 1996. No benefit for income taxes was recognized for the year ended September 30, 1994.

     INCOME (LOSS) FROM CONTINUING OPERATIONS, NET OF INCOME TAXES. For the year ended September 30, 1996, the Company had a loss from continuing operations, net of income taxes of approximately $3,031,000, or $.30 per share, compared to income of $1.0 million, or $.17 per share, and a loss of $1.1 million, or $.46 per share, for the years ended September 30, 1995 and 1994, respectively. The principal reasons for the decrease were increased cost of sales, lower selling prices resulting in reduced revenues and increased interest expense due to additional borrowings related to the acquisition additional facilities. The significant increase in profit in 1995 is the result of the Company's acquisition of its Nevada facility in May 1994.

     NET INCOME (LOSS). For the year ended September 30, 1996, the Company generated a net loss of $2,961,000, or $.29 per share, compared to net income of $1.8 million, or $.30 per share, for the year ended September 30, 1995, and a net loss of $924,000, or $.37 per share, for the year ended September 30, 1994.

PRO FORMA COMBINED RESULTS OF OPERATIONS

     The Company's pro forma combined operating results reflect the acquisitions of Anglo Iron & Metal, Mid-America Shredding and Weissman as if each had occurred at the beginning of each period presented. The pro forma combined operating results for the year ended September 30, 1996 include the operating results of the Company, Anglo Iron & Metal, Mid-America Shredding and Weissman for such period. The pro forma operating results for the year ended September 30, 1995 include the year ended September 30, 1995 for the Company and the year ended December 31, 1995 for Anglo Iron & Metal, Mid-America Shredding and Weissman. Adjustments to the pro forma combined operating results include changes in depreciation and amortization to reflect the new cost basis of assets acquired; changes to selling and administrative expenses to remove non-recurring salaries and benefits to officers and stockholders; changes in interest expense to reflect debt incurred in financing the acquisitions; and changes to the provision for income taxes to reflect the utilization of the Company's net operating loss carryforward and a provision for state income taxes. No adjustments have been made to reflect synergies or operating efficiencies. The pro forma operating results are not necessarily indicative of the actual results which would have been reported had the Company owned Anglo Iron & Metal, Mid-America Shredding and Weissman in the periods presented.

FISCAL YEARS ENDED SEPTEMBER 30, 1996 AND 1995

     REVENUES. For the year ended September 30, 1996, pro forma revenues were $47.3 million. Of such revenues, the Company generated $27.6 million, Anglo Iron & Metal generated $2.8 million, Mid-America Shredding generated $1.2 million and Weissman generated $15.7 million. For the year ended September 30, 1995, pro forma revenues for the Company were $52.2 million, of which the Company generated $13.8 million, Anglo Iron & Metal generated $15.3 million, Mid-America Shredding generated $3.9 million and Weissman generated $19.2 million.

     COST OF SALES. For the year ended September 30, 1996, pro forma cost of sales were $37.9 million, or 80.2% of pro forma total revenues, of which the Company contributed $25.7 million, Anglo Iron & Metal contributed $2.1 million, Mid-America Shredding contributed $1.2 million and Weissman contributed $8.9 million. For the year ended September 30, 1996, pro forma cost of brokerage was $4.3 million, or 9.1% of pro forma total revenues, of which the Company contributed $936,000 and Weissman contributed $3.4 million. For the year ended September 30, 1996, gross profit was $5.1 million and the gross margin was 10.7% on a pro forma basis.

     For the year ended September 30, 1995, pro forma cost of sales was $40.1 million, or 76.9% of pro forma total revenues, of which the Company contributed $10.9 million, Anglo Iron & Metal contributed $13.5 million, Mid-America Shredding contributed $3.5 million and Weissman contributed $12.2 million. For the year ended September 30, 1995, pro forma cost of brokerage for the Company was $3.1 million, or 5.9% of pro forma total revenues, of which Anglo Iron & Metal contributed $181,000 and Weissman contributed $2.9 million. For the year ended September 30, 1995, gross profit was $9.0 million and the gross margin was 17.2% on a pro forma basis.

     SELLING AND ADMINISTRATIVE EXPENSES. For the year ended September 30, 1996, pro forma selling and administrative expenses were $4.7 million, or 10.0% of pro forma revenues. During the year ended September 30, 1996, the Company contributed $3.3 million, Anglo Iron & Metal contributed $275,000, Mid-America Shredding contributed $75,000 and Weissman contributed $999,000 to pro forma selling and administrative expenses.

For the year ended September 30, 1995, pro forma selling and administrative expenses were $4.0 million, or 7.7% of pro forma revenues. During the year ended September 30, 1995, the Company contributed $2.3 million, Anglo Iron & Metal contributed $732,000, Mid-America Shredding contributed $277,000 and Weissman contributed $728,000 to pro forma selling and administrative expenses.

     INTEREST EXPENSE. For the year ended September 30, 1996, pro forma interest expense for the Company was $1.3 million. For the year ended September 30, 1995, pro forma interest expense for the Company was $1.4 million.

     INCOME TAX PROVISION (BENEFIT). For the year ended September 30, 1996, the Company recognized a $237,000 provision for income taxes on a pro forma basis. For the 12 months ended September 30, 1995, the Company recognized a $338,000 benefit from income taxes on a pro forma basis.


     INCOME FROM CONTINUING OPERATIONS, NET OF INCOME TAXES. Pro forma loss from continuing operations, net of income taxes was $1,193,000, or $.12 per
share, for the year ended September 30, 1996.   Pro forma income from
continuing operations, net of income taxes was $4.0 million, or $.59 per share, for the year ended September 30, 1995.

     NET INCOME. Pro forma net loss for the Company was $1,123,000, or $.11 per share, for the year ended September 30, 1996. Pro forma net income for the Company was $4.8 million, or $.71 per share, for the year ended September 30, 1995.


LIQUIDITY AND CAPITAL RESOURCES


    As the Company's business has grown, overall cash requirements for internal growth and acquisitions have been met through a combination of a public offering of the Company's Common Stock in July 1996, private placements of debt and equity securities, equipment, receivables and inventory financing, and cash flow from operations. Since commencement of its metals recycling operations in May 1994 through December 1996, the Company has raised net cash proceeds of $20.1 million through the sale of its equity securities. At December 31, 1996, the Company had $18.5 million of liabilities and $15.9 million of current and long-term debt outstanding, of which $3.3 million is due in the next 12 months.


     On May 11, 1994, the Company acquired its Nevada facility by purchasing all of the outstanding common stock of Nevada Recycling, Inc. As restructured, the purchase price for the Nevada facility consisted of debt of $5.0 million and the issuance of 13,000 shares of the Company's Series A Convertible Preferred Stock valued at $1.3 million. In addition, the Company issued to the sellers a warrant to acquire up to 20,000 shares of Common Stock at an exercise price of $1.25 per share.

     On June 30, 1995, the Company acquired a 20% interest in a Georgia metals recycling facility through its investment in The Loef Company ("Loef"). This investment has been valued at $277,000, the amount of costs incurred by the Company in pursuing its acquisition of Loef. The Company's ownership interest in Loef was to have been reduced to 15% if the Company did not invest an additional $200,000 in Loef by June 30, 1996. The Company did not make this payment and, pending the receipt of information regarding the current operations and financial performance of Loef, the Company has taken the position that its interest was not reduced to 15% on June 30, 1996. On December 3, 1996 Loef declared Chapter 11 bankruptcy to reorganize the business. The Company subsequently decided to write off the $277,000 investment in Loef as of September 30, 1996.

     On December 11, 1995, the Company acquired its southern Texas facilities by acquiring substantially all of the assets of Anglo Metals, Inc., d/b/a Anglo Iron & Metal, for $6.1 million. The purchase price was paid as follows: (i) $2.1 million in cash; (ii) $1.9 million note which is to be paid in monthly installments of $181,000 beginning in February 1996;
(iii) a $446,000 secured promissory note bearing interest at 8% and payable in 60 monthly installments of $9,000; (iv) a $750,000 unsecured promissory note and non-compete agreement payable in 72 consecutive installments of $10,400; and (v) 227,693 shares of Common Stock, valued at $925,000.

     On April 15, 1996, the Company acquired its Missouri facility by acquiring substantially all of the assets of Mid-America Shredding, Inc., d/b/a Mid-America Shredding, for $1.9 million. The purchase consideration consisted of cash of $708,000, assumed outstanding bank debt of $1.2 million.

     On June 20, 1996, the Company secured $4.0 million in inventory and receivables financing from Coast Business Credit, an asset-based lender specializing in inventory and receivables financing. In connection with the Weissman acquisition, the credit facility was increased to $10.0 million on August 15, 1996, and on September 30, 1996 was increased to $12.5 million.

     On July 17, 1996, the Company completed the Public Offering of its Common Stock, receiving net proceeds, after deducting underwriting discounts and offering expenses of $14.0 million. These proceeds were used as follows:
$5.2 million to pay a portion of the cash purchase price for Weissman on August 5, 1996; $5.5 million to repurchase 1,380,585 shares of Common Stock; $2.4 million to redeem all of the Company's outstanding Series A Convertible Preferred Stock and repurchase 120,000 shares of Common Stock on August 15, 1996. The remaining proceeds of approximately $900,000 were used for general corporate purposes.

     On August 5, 1996, the Company acquired Weissman for a total purchase price of $12.0 million. The purchase price was paid as follows: (i) 363,636 shares of Common Stock valued at $1.5 million; (ii) $5.2 million from the proceeds of the Public Offering and the Company's operating cash; (iii) a $3.5 million term loan bearing interest at prime plus 2.25%, payable in 60 monthly installments of $58,333 and; (iv) approximately $1.8 million of revolving credit borrowings. Under the terms of a Share Price Guaranty Agreement ("the Agreement") the Company has agreed to guaranty the $1.5 million value of 363,636 shares ("the Guaranteed Shares"). The Agreement grants the seller and its assign, Weissman Financial, (Collectively "Weissman Financial") registration rights effective for three years. If at any time during the three year period commencing on the effective date of the registration statement, Weissman Financial sells the 363,636 shares of common stock at less than the guaranteed amount, the Company is required to pay to the seller any shortfall in cash. In addition, Weissman Financial has the right in his sole discretion to require the Company, at any time during the two year period commencing November 30, 1997, to repurchase the Guaranteed Shares for $1.5 million. As a result of this Agreement to purchase the Guaranteed Shares upon the Weissman Financial's request, the $1.5 million value of the Guaranteed Shares has been recorded as temporary equity.


     On August 15, 1996, the Company redeemed all of its outstanding Series A Convertible Preferred Stock and repurchased 120,000 shares of Common Stock for $2.4 million. This transaction was funded through the proceeds of the Public Offering.

     On September 30, 1996, the Company paid the balance of the principal plus accrued interest on its bridge indebtedness of $485,000.


     On December 31, 1996, the Company completed a private placement of 10,000 shares of Series C Preferred Stock for total consideration of $1,000,000. Each Share of Series C Preferred Stock is convertible after April 30, 1997, without further payment, into the number of shares of Common Stock determined by dividing (i) the sum of (a) $100 plus (b) the amount of all accrued dividends on the Series C Preferred by (ii) the lesser of $1.58125 (the current conversion price) or 73% of the average reported closing bid price of a share of Common Stock for the five consecutive trading days immediately preceding the date of conversion. The resulting incremental discount on the conversion of approximately $270,000, will reduce income available to common share holders on a pro rata basis through April 30, 1997 in computing earnings per share. The proceeds from this private placement were used for general working capital purposes. The Company issued to the placement agent for the Series C Preferred, Settondown Capital International, Ltd., 20,000 Settondown Warrants, each entitling the holder to acquire one share of common stock for $2.50.

     For the three months ended December 31, 1996, net cash provided by operations was $186,000. During this period, the Company generated a net loss of $355,000, which included depreciation and amortization of $532,000. Decreases in accounts receivable, inventory, prepaid expenses and other current assets amounted to $878,000, offset by a decrease in accounts payable, income taxes payable, and accrued expenses of $869,000.

     For the three months ended December 31, 1996, the Company used net cash in investing activities of $529,000 compared to $359,000 for the three months ended December 31, 1995. Such amounts primarily related to acquisition costs and goodwill as well as additions of capital equipment.

     The Company had a positive net worth of approximately $14.7 million at December 31, 1996, compared to $7.0 million at December 31, 1995. This improvement in net worth after results of operations is primarily due to issuance of $8.6 million (net of redemptions of $8.1 million) of Common Stock during the year ended September 30, 1996, the conversion of $1.1 million of bridge loan debt to equity and the Series C Preferred Stock transaction.

     Working capital at December 31, 1996 was $2.4 million as compared to a deficit of $1.9 million at December 31, 1995. The increase in working capital is due primarily to the increase in accounts receivable and inventory of the Missouri and Iowa facilities, the public offering, and the Series C Preferred Stock transaction.


     The planned capital expenditures over the next 12 months for the Company's existing facilities are estimated to be $800,000. Included in this amount are capital improvements for the Company's shredders and materials handling equipment designed to increase capacity and improve operating efficiencies.

     The Company believes that the cash flow from operations and availability under various credit facilities will be sufficient to meet its currently anticipated working capital and capital expenditure needs for existing operations for at least 12 to 24 months. The Company may, however, need to raise additional capital to fund the acquisition and integration of additional metals recycling businesses which is an integral component of the Company's strategy. The Company may raise such funds through warrant exercises, bank financings or public or private offerings of its securities. There can be no assurance that the Company will be able to secure such additional financing. If the Company is not successful in securing such financing, the Company's ability to pursue its acquisition strategy may be impaired and the results of operations for future periods may be adversely affected.

INFLATION AND PREVAILING ECONOMIC CONDITIONS

     To date, inflation has not had a significant impact on the Company's operations. The Company believes it should be able to implement price increases sufficient to offset most raw material cost increases resulting from inflation, although there may be some delay between raw material cost increases and sales price increases and competitive factors may require the Company to absorb at least a portion of these cost increases. Management believes that a sustained economic slowdown would negatively impact the operations and financial performance of the Company.

SEASONALITY

     The Company believes that its operations can be adversely affected by protracted periods of inclement weather which could reduce the volume of material processed at its facilities. In addition, periodic maintenance shutdowns by the Company's larger customers may have a temporary adverse impact on the Company's operations.

NEW ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board has recently issued SFAS No. 123, "Accounting for Stock Based Compensation." SFAS No. 123 encourages the accounting for stock-based employee compensation programs to be reported within the financial statements on a fair value-based method. If the fair value-based method is not adopted, then SFAS No. 123 requires pro forma disclosure of net income and earnings per share as if the fair value-based method had been adopted. The Company has not yet determined how SFAS No. 123 will be implemented or its impact on the financial statements. SFAS No. 123 is effective for transactions entered into after December 15, 1995.

                                 BUSINESS

HISTORY OF THE COMPANY

     Recycling Industries, Inc. is a full-service metals recycler primarily engaged in the collection and processing of various ferrous and non-ferrous metals for resale to domestic and foreign steel producers and other metals producers and processors. The Company was formed in December 1988 as a Colorado corporation. The Company commenced its metals recycling operations in May 1994 and has increased its revenues from approximately $4.8 million for the year ended September 30, 1994 to $27.6 million for the year ended September 30, 1996. The revenues for the three months ended December 31, 1996 have increased to $10.8 million from $3.4 million for the three months ended December 31, 1994. Over the same period, the Company's monthly metals shredding capacity has increased over 330% and its total monthly metals processing capacity increased over 365%.

     As of the date of this prospectus, the Company has the following operating subsidiaries:

     NEVADA RECYCLING, INC., acquired by the Company in May 1994, operates a metals recycling facility in Las Vegas, Nevada, serving the Las Vegas market and steel mills located throughout the western United States.

     RECYCLING INDUSTRIES OF TEXAS, INC. D/B/A ANGLO IRON & METAL, formed by the Company to acquire the assets of Anglo Metals, Inc. in December 1995, operates four metals recycling facilities in Brownsville, Harlingen, McAllen and San Juan, Texas, serving steel mills and markets in the Rio Grande Valley in southern Texas and northern Mexico.

     RECYCLING INDUSTRIES OF MISSOURI, INC. D/B/A MID-AMERICA SHREDDING, formed by the Company to acquire the assets of Mid-America Shredding, Inc. in April 1996, operates a metals recycling facility in Ste. Genevieve, Missouri, serving midwestern steel mills and markets along the Mississippi River.

     WEISSMAN INDUSTRIES, INC. D/B/A WEISSMAN IRON & METAL, acquired by the Company on August 5, 1996, operates a metals recycling facility in Waterloo, Iowa, serving midwestern steel mills.

     In addition, the Company currently has a minority interest in Loef, which operates a metals recycling facility in Athens, Georgia, serving steel mills and markets in the southeastern United States.

     Of the Company's revenues for the year ended December 31, 1996, approximately 60% was attributable to sales of ferrous scrap, 31% was attributable to sales of non-ferrous scrap, and the balance was attributable to the Company's paper and plastic recycling and retail finished steel sales and brokerage sales conducted at certain of the Company's facilities.


INDUSTRY OVERVIEW

     The Company estimates that the total revenues generated in the metals recycling markets in 1995 were $19.1 billion, comprised of $8.9 billion attributable to ferrous metals and $10.2 billion attributable to non-ferrous metals. The Company believes that there are over 3,000 independent metals recyclers in North America. Based upon reports published by the Institute for Scrap Recycling Industries ("ISRI"), approximately 200 of these independent metals recyclers operate heavy-duty automotive shredders, which constitute the primary equipment used in processing large volumes of ferrous and non-ferrous scrap for sale to steel and other metals producers. Because of the highly fragmented nature of the industry, the Company believes that no single metals recycler has a significant share of the national processed scrap market, although certain recyclers may have a dominant share of their local or regional market. Similar to the ongoing consolidation within the municipal solid waste industry, the metals recycling industry has begun to experience local market consolidation due to: (i) increasing capital requirements caused by more stringent environmental and governmental regulations, and (ii) the exit of aging independent recyclers who desire to sell closely-held businesses in the absence of a successor owner or operator.

     THE FERROUS SCRAP MARKET

     The largest portion of the Company's operations involves the collection, shredding and sale of ferrous scrap, the primary raw material for mini-mill steel producers who utilize EAF technology. All of the Company's facilities process ferrous scrap. The increase in EAF production from 14.8 million net tons in 1966 to 40.6 million net tons in 1995 has resulted in strong demand and prices for processed ferrous scrap. Demand for ferrous scrap is expected to increase as a number of new EAFs come on line in the next several years, such as North Star Steel Co.'s Kingman, Arizona plant (which began production during the second quarter of 1996) located approximately 100 miles from the Company's Nevada facility. According to industry estimates, the anticipated continuing increase in EAF production to an estimated 50 million net tons by the year 2000 may cause ferrous scrap shortages, resulting in further increases in processed ferrous scrap prices.

     The growth in EAF production has been fueled by the historically low prices for prepared ferrous scrap, which give EAFs a production cost advantage over integrated steel producers which operate blast furnaces whose primary raw materials are coke and iron ore. Recent increases in prepared ferrous scrap prices have eroded much of the EAFs' production cost advantage. As a result, many EAF operators are examining alternatives to prepared steel scrap, such as pre-reduced iron pellets, as a feedstock for EAFs. The Company believes, however, that such alternatives to prepared ferrous scrap will be used primarily as a supplemental feedstock to permit EAFs to utilize lower grades of prepared scrap, and will not significantly reduce demand for prepared ferrous scrap in the foreseeable future. Industry analysts' reports continue to predict rising demand for prepared ferrous scrap over the next several years. Because ferrous scrap represents the largest portion of the metals recycling industry, the economic conditions of the industry are directly tied to the strength of domestic steel producers utilizing EAF technology. Accordingly, any decrease in domestic steel production may have an adverse impact on the demand and price for prepared ferrous scrap.

     Raw ferrous scrap is sourced primarily on a local basis, typically from small independent salvage operations located near major developed urban areas. These operations supply raw ferrous scrap to the Company in the form of automobile bodies, appliances and structural steel. The geographic market for prepared ferrous scrap is larger, tending to be within a 100 to 150 mile radius of the metals recycler, but may include shipments to Asian markets via deep water port facilities located on the west coast of the United States. The primary limitation on the geographic size of the supply and resale markets in the metals recycling industry are the transportation costs of raw and processed ferrous scrap. For this reason, metal scrap processing facilities tend to be located on or near key rail, interstate highway or water transportation routes.

     Although somewhat determined by local factors, the average domestic price for prepared ferrous scrap has increased significantly in the past several years from approximately $80 per ton in 1992 to over $140 per ton during 1995. The current prices for prepared ferrous scrap range from $106 to $130 per ton depending on the region and the quality of the prepared material.

     THE NON-FERROUS SCRAP MARKET

     Non-ferrous metals include copper, aluminum, brass, stainless steel, high temperature alloys and other exotic metals. The non-ferrous scrap market is less fragmented than the ferrous scrap market due to the higher intrinsic values of the non-ferrous metals and the available commodity market prices for these metals. Although supply sources are still local, the higher value of these metals makes the shipment of prepared non-ferrous scrap economical over longer distances, both domestically and internationally. The primary consumers of prepared non-ferrous scrap are domestic and foreign secondary smelters. All of the Company's facilities process non-ferrous scrap, primarily copper, aluminum, brass and stainless steel.

     Prices for non-ferrous scrap change based upon the daily publication of spot and futures prices for the primary types of non-ferrous metals on the COMEX or London Metal Exchange. These exchanges also permit suppliers and consumers of non-ferrous metals to hedge against price variations through the purchase and sale of futures contracts on such exchanges. The Company does not participate in the non-ferrous futures markets and, instead, sells its non-ferrous processed scrap at a negotiated spot price. Current prices for prepared prime grade aluminum scrap range from $45 to $51 per pound, and current prices for No. 1 prepared copper scrap range from $84 to $88 per pound. The Company seeks to protect against price fluctuations by managing its raw and processed non-ferrous scrap inventory levels.

     Sales prices for non-ferrous scrap are cyclical in nature and are driven by demand for finished non-ferrous metal goods and by levels of general economic activity. Secondary smelters, utilizing processed non-ferrous scrap as raw material, can produce non-ferrous metals at a lower cost than primary smelters producing such metals from ore due to significant savings in energy consumption, environmental compliance and labor costs. These cost advantages and the long lead time necessary to construct new non-ferrous primary smelting capacity result in sustained demand and strong prices for processed non-ferrous scrap during periods of high demand for finished non-ferrous metal products.

     THE PAPER RECYCLING MARKET

     The Company's paper recycling operations, currently conducted at its Nevada facility, acquire waste paper products primarily through local industrial accounts where roll-off boxes are placed to collect waste materials. The primary grades of waste paper include corrugated cardboard, newspaper, blank newspaper, hard white, white ledger, computer paper and rolls. The Company sorts the collected waste paper by grade for shipment to domestic paper mills. Prices for waste paper vary by grade and the Company purchases and sells such grades at the spot price.

STRATEGY

     The Company's objective is to become one of the largest metals recyclers in North America through targeted acquisitions of independent metals recyclers. The Company seeks to capitalize on the opportunity presented by the growing demand for processed ferrous scrap, the expanding markets created by the rapid proliferation of new EAF operations and the availability of metals recycling facilities. By pursuing a consolidation strategy within the metals recycling industry, the Company believes that it can significantly enhance the competitive position and profitability of the operations that it acquires through improved managerial and financial resources. The Company also believes that geographic diversity will reduce its vulnerability to the dynamics of any particular local or regional market. Furthermore, as EAF capacity and demand for processed ferrous scrap continue to expand, the Company believes that multi-regional and national EAF operators such as Nucor Corporation, Birmingham Steel Corporation and North Star Steel Co. will increasingly rely on suppliers who can provide a dependable quantity and quality of processed scrap as well as a high degree of service. The Company believes that it is the only metals recycling company pursuing a consolidation strategy on a national basis and therefore will be in an ideal position to become a preferred supplier to major EAF operators.

     IDENTIFICATION AND ACQUISITION OF METALS RECYCLING FACILITIES


     The Company seeks to identify potential acquisition targets with: (i) dominant or strategic positions in local or regional markets; (ii) excess or underutilized capacity; (iii) the ability to supply an existing or planned metals production facility, such as an EAF; (iv) access to rail, water or interstate highway transportation systems; and (v) either operational shredding equipment, the ability to supply the Company's existing shredding equipment or adequate facilities to permit the installation of such equipment. Generally, the target should have sufficient asset value to enable the Company to obtain acquisition financing on reasonable terms and should not present the risk of significant environmental or other contingent liabilities. The Company is continuously evaluating acquisition opportunities in light of the above criteria.


     Once an acquisition candidate has been identified, the Company commences an in-depth due diligence evaluation of the target's operations, markets, profitability and environmental history. The Company's due diligence evaluation includes independent third party appraisals for both fair market and orderly liquidation values of the machinery and equipment, and Phase I and II environmental studies of the operations and facilities of the target company.

     The Company has successfully commenced its industry consolidation strategy by acquiring seven metals recycling facilities over the past 24 months. By continuing to acquire facilities that meet the Company's criteria, the Company believes that it can achieve rapid growth and expand its existing customer base.

     INTEGRATION OF ACQUIRED FACILITIES


     An essential component of the Company's acquisition strategy is improving the operating efficiency, output and capacity of each acquired facility by targeting three phases of the Company's operations: (i) the purchase of raw scrap; (ii) the processing of raw scrap into saleable product; and (iii) the sale of processed scrap. Each acquired facility is integrated into the Company's operations through a comprehensive program that targets these operating phases through the installation of management and financial reporting systems, the implementation of expanded purchasing and marketing programs, the centralization of operating functions to achieve economies of scale, selective reductions in personnel and improved inventory and other financial controls. When necessary, the Company implements a capital improvements program to repair or replace outdated and inefficient equipment to improve the facility's scrap processing operations and processed scrap output.


     To achieve and monitor improvements in operating efficiency, the Company is developing a reporting and training program designed to integrate the typically unsophisticated management information systems of an acquired facility into the Company's operations. In order to ensure a smooth transition and maintain customer and supplier relationships, the Company generally seeks to retain the acquired facility's existing operating management.

     The Company utilizes a decentralized operating strategy that relies on local managers experienced in the day-to-day operations of a particular facility and its local markets. These managers are responsible for operating decisions such as pricing and purchasing and for the profitability and growth of that location. The Company will centralize certain administrative, equipment acquisition, personnel and benefits functions at its corporate headquarters to reduce overhead, eliminate redundant activities and personnel and increase financial controls. The Company believes that, over the long term, such centralization will result in reductions in administrative overhead and the ability to reduce the cost of equipment and replacement parts.

OPERATIONS

     RAW SCRAP PURCHASING

     The primary sources of raw scrap are automobile salvage and wrecking yards, demolition firms, ordinance depots, military bases, public utilities, industrial facilities, metal fabricators, machine shops, railroads, refineries, shipyards and numerous independent scrap collectors. Raw or unprepared scrap is acquired from these sources in the form of automobile bodies, structural steel from demolition sites, industrial scrap steel, appliances and other goods fabricated from steel and other metals. The Company purchases scrap at each of its facilities from industrial accounts and in negotiated bulk purchases from large suppliers such as demolition sites, military bases and railroads as well as smaller purchases from drive-in sellers.

     Industrial and governmental sources of raw scrap supply are the result of long-term supply relationships and competitive bidding. Retail sources of supply are paid spot prices for their items at the Company's facilities. The Company employs full-time buyers to manage existing supply relationships and secure new industrial and governmental supply accounts.

     Due to the low value of unprepared scrap compared to its shipping cost, the Company's facilities are strategically located near sources of supply, such as major urban areas, and near major railway, interstate highway or water transportation routes.

     The continued availability of raw scrap is dependent upon, among other things, the local economy, the level of demolition activity and the ability to maintain supply relationships with local industrial and governmental sources and automobile wreckers. Consistent with industry practice, the Company has long-term supply arrangements with certain suppliers, although none of these arrangements is material to the Company's operations.

     SCRAP PROCESSING

     Raw scrap metal is prepared for resale by sorting, cleaning, shearing and shredding the metal into various sized pieces according to customer specifications and market demand. Metal scrap that is ready for shipment to the Company's customers is referred to as "prepared scrap."

     The Company's sorting operations prepare the raw scrap for further processing by a variety of methods according to the nature of the material (i.e., ferrous or non-ferrous), size and composition. Raw scrap is handled within the Company's facilities using conveyor systems, front-end loaders and crane mounted electromagnets. Through the sorting process, the Company determines whether particular items require preliminary preparation before being shredded.


     The Company's processing operations at each of its subsidiaries are primarily based upon the use of heavy-duty automotive shredders which are capable of shredding an entire automobile body into fist-sized pieces of metal within 45 seconds. Through the operation of shredders, ferrous and non-ferrous items such as automobiles, appliances and vending machines are shredded into various sized pieces according to customer specifications. The shredded material is then magnetically separated into ferrous and non-ferrous metals and non-metallic items. The non-ferrous metals are further separated utilizing "eddy current separators." The prepared ferrous scrap is then sold to the Company's customers. The prepared non-ferrous scrap is recovered as a mixture of aluminum, zinc die-cast, stainless steel and copper and sold to the Company's customers who further process and separate the mixture into constituent metals for resale. The non-metallic portion of the shredded materials, referred to as shredder fluff, is disposed of off site. The Company currently operates four heavy duty automotive shredders with a monthly output capacity of approximately 21,500 tons of prepared ferrous scrap.


     Items which are too large or too heavy to be introduced into the shredder are reduced by either torching or shearing, utilizing crane-mounted alligator or stationary guillotine shears, into smaller pieces according to customer specifications or to a size and weight that may be further processed by shredding. Generally, non-ferrous items prepared by these methods are sold to the Company's customers without further processing.

     Many non-ferrous metals, such as copper, brass, aluminum, stainless steel, zinc die-cast, and insulated wire (aluminum and copper), are purchased by the Company in a form that is not capable of being processed through a shredder. Each of the Company's facilities processes these items through a variety of methods, including manual and automatic sorting, shearing, torching, baling, wire stripping or a combination of these methods. Prepared non-ferrous items are either sold in their separated form or baled into low-density bales in accordance with customer specifications.

     The Company's paper operations involve the sorting and baling of various grades of waste paper and removing all off-grade material and foreign matter. The sorted product is weighed, tagged and sold to domestic paper mills and foreign paper brokers.

     PROCESSED SCRAP SALES

     The Company sells processed ferrous scrap primarily to regional and local steel mills operating EAFs, although integrated steel manufacturers utilize some ferrous scrap in their blast furnace operations. The price for processed ferrous scrap is dependent upon the uniformity of the processed material, its cleanliness and the non-ferrous content of the processed material. The Company has established relationships with regional steel producers for the sale of processed ferrous scrap and anticipates that its national strategy will improve these relationships. Most steel producers purchase processed ferrous scrap on a 30-day basis at the beginning of each month, thereby locking in the price and quantity purchased for such period. Sales of processed ferrous scrap accounted for 60% of the Company's revenues for the three months ended December 31, 1996.


     The Company sells processed non-ferrous scrap primarily to foundries, aluminum sheet and ingot manufacturers, copper refineries and smelters, brass and bronze ingot manufacturers and other consumers. Ingot manufacturers produce a semi-finished mass of a particular metal to a chemical specification and shaped for convenient storage and transportation. The ingots are remelted by manufacturers to produce finished products. Non-ferrous scrap is sold on a spot market basis. Sales of non-ferrous materials accounted for 31% of the Company's revenues for the three months ended December 31, 1996.

     Scrap paper is sold to paper mills at spot prices dependent upon the grade of the baled product. In addition, the Company's southern Texas facilities utilize covered warehouse space to store and sell small quantities of finished steel products such as angle iron, channel, flat bar, rounds and concrete reinforcing bar. Paper and plastic recycling and retail finished steel sales accounted for approximately 2% of the Company's revenues for the three months ended December 31, 1996.

SIGNIFICANT CUSTOMERS

     Five of the Company's customers; Pacific States Cast Iron & Pipe
Company, The David J. Joseph Company, Alpert & Alpert Company, Aceros
D.M., S.A. de C.V. and Deer and Company accounted for approximately 49% of the Company's revenues (4%, 17%, 2%, 12% and 14%, respectively) during the three months ended December 31, 1996. Four of the Company's customers;
Pacific States Cast Iron & Pipe Company, The David J. Joseph Company, Alpert
& Alpert Company and Aceros D.M., S.A. de C.V., accounted for approximately 53.1% of the Company's revenues (9.6%, 22.5%, 5.6% and 15.4%, respectively) for the year ended September 30, 1996. The loss of any one of these customers would have a material adverse effect on the Company's business. Sales of processed scrap are generally not seasonal but are affected by periodic maintenance shutdowns of certain major customers.


TRANSPORTATION

     Transportation cost is a significant factor in the sale of processed scrap and limits the geographic market in which processed ferrous scrap may be sold. Processed ferrous and non-ferrous scrap is shipped by the Company to its customers by truck, rail car and barges. The Company competes for available shipping space on each of these methods of transportation. The Company has not entered into any long-term contracts for transportation and the unavailability of transportation may have a material adverse effect on the Company's business.

COMPETITION

     The scrap market is regionally competitive both in the purchase of raw scrap and the sale of processed scrap. The Company competes for purchases of raw scrap with numerous independent recyclers as well as with smaller scrap yards. The Company's primary competition for processed scrap sales to its customers are other regional or local metals recyclers.

     The primary competitive factors in both the purchase and sale of scrap are price, shipping costs and availability. In addition, the sale of processed scrap is affected by the reliability of the metals recycler as a source of supply and the quality of its processed scrap. The Company believes that its professional management team, quality of processed scrap and emphasis on customer service enable it to compete favorably in its markets. In addition, the Company believes that its national growth strategy will increase its market exposure to large purchasers of processed scrap, thereby giving it a competitive advantage relative to independent local and regional metals recyclers.

     The Company believes that, because of the economic, environmental and zoning impediments to establishing a new metals recycling facility, few new facilities will be constructed in the foreseeable future. In addition, the Company does not believe that substitutes for processed ferrous scrap, such as pre-reduced iron pellets, will have a significant impact on the demand for ferrous scrap in the foreseeable future.

EMPLOYEES

     The Company has approximately 240 full-time employees, most of whom are employed by the Company's wholly-owned subsidiaries. Weissman has 40 employees of which 20 are represented by the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (the "UAW") under a four-year collective bargaining agreement which expires on November 30, 2000. The Company believes its relationship with its employees is good.


PROPERTIES

     The Company's metals recycling facilities generally are comprised of administrative offices, warehouses for the storage of repair parts and certain types of raw and processed scrap, covered and open storage areas for raw and processed scrap, a machine or repair shop for the maintenance and repair of the facility's vehicles and equipment, scales for the weighing of scrap, and loading and unloading facilities. Each facility has specialized equipment for the processing of all grades of raw scrap which may include a heavy duty automotive shredder to process both ferrous and non-ferrous scrap, crane mounted alligator or stationary guillotine shears to process large pieces of heavy scrap, wire stripping and chopping equipment, baling equipment and torch cutting facilities. The Company believes its facilities are adequate for its anticipated production. The following is a summary of the processing capabilities at each of the Company's properties based on a single shift:

                                                                                   Monthly
                          Facility Size                                           Shredding
  Facility Location          (acres)             Materials Processed            Capacity (tons)
------------------------  -------------  ------------------------------------  ----------------
Las Vegas, Nevada               13       Ferrous and non-ferrous scrap, paper       5,000
Brownsville, Texas               7       Ferrous and non-ferrous scrap               (1)
Harlingen, Texas                 7       Ferrous and non-ferrous scrap              6,500
McAllen, Texas                   1       Ferrous and non-ferrous scrap               (1)
San Juan, Texas                  8       Ferrous and non-ferrous scrap               (1)
Ste. Genevieve, Missouri        32       Ferrous and non-ferrous scrap              5,000
Waterloo, Iowa(2)               34       Ferrous and non-ferrous scrap, paper       5,000
                               ---                                                 ------
Totals                         102                                                 21,500

--------------

(1) The Company's four Texas facilities are an integrated operation serving the markets of southern Texas and northern Mexico. All shredding of raw scrap purchased by these facilities occurs at the Harlingen, Texas location.


(2) Subject to a deed of trust granted to the former owner of Weissman to secure the Company's guarantee the $1.5 million value of the 363,636 shares of Common Stock issued in connection with the acquisition of Weissman.
     See Management's Discussion and Analysis of Financial Conditions and Results of Operations - Liquidity and Capital Resources.


     Due to the nature of the items handled by the Company and the operation of shredding equipment, each of the Company's facilities maintains a comprehensive maintenance program. To reduce costs, each facility has its own maintenance and repair personnel. The Company also has the ability to fabricate certain parts of its operating equipment tailored to meet the needs of a particular facility.

     Periodically, the Company may be required to shutdown its shredding operations for maintenance. If these shutdowns occur for an extended period of time, they may have an adverse impact on the Company's operations.

     The Company leases approximately 3,350 square feet of office space in Englewood, Colorado as its corporate office. The Company's lease expires on June 30, 2000. Terms of the lease require the Company to pay a base rent plus additional pro rata occupancy costs such as building operating costs, taxes and utilities. Average total rents for the remaining term of the lease are $13.50 per square foot per year.

LEGAL PROCEEDINGS

     Except as discussed below, the Company is not currently a party to any material litigation and is not aware of any threatened litigation that could have a material adverse effect on the Company's business, operating results or financial condition.

     On January 22, 1997, the Company and its wholly-owned subsidiary, Recycling Industries of Texas, Inc. ("RITI") filed an action against Robert
C. Rome, principal of Anglo Metal, Inc. ("AMI"), in the United States District Court for the District of Colorado. The Company and RITI are seeking actual and consequential damages in an undetermined amount for fraud by misrepresentation, deceit by nondisclosure and concealment and breach of contract in connection with the acquisition of Anglo Iron & Metal in December 1995. Alternatively, the complaint seeks specific performance of Mr. Rome's obligations under his agreements with the Company.

     On February 21, 1997, the Company and RITI were served with a complaint filed by AMI in the United States Bankruptcy Court for the Southern District of Texas. The complaint alleges that the Company and RITI have failed to perform certain obligations under their agreement to acquire Anglo Iron & Metal in December 1995. The plaintiff seeks damages in excess of $3,255,000 for breach of contract, fraud and conversion. Alternatively, the complaint seeks to rescind the agreements executed by the Company and RITI to acquire Anglo Iron & Metal.

     The Company believes the allegations in the complaint filed by AMI are without merit and will vigorously defend this litigation. Although the litigation is in the preliminary stage and the outcome cannot be predicted with certainty, at this time it is the opinion of management that the litigation will not have a material adverse effect on the Company's consolidated financial position.

ENVIRONMENTAL MATTERS

     In the course of processing ferrous and non-ferrous metals, the Company inspects all inbound material several times prior to and during processing to screen out matter that may be considered "hazardous materials" under various environmental laws. Such materials may be contained in unprocessed items such as automobile bodies, light fixtures, construction debris, industrial machinery and other items manufactured or fabricated primarily out of ferrous or non-ferrous metals that are acquired and processed by the Company through its shredder operations (the "feed stream"). While the Company screens the feed stream for hazardous materials and rejects high-risk items such as transformers and batteries, certain items in the feed stream may inadvertently contain hazardous materials that end up in shredder fluff, the by-product of shredder operation. The Company disposes shredder-fluff at municipal or private landfills on a truckload basis. Such disposal is not pursuant to long-term contracts. To avoid classification as a hazardous waste, shredder fluff must pass toxic leaching tests under certain environmental laws. Because of the Company's screening of the feed stream and periodic independent testing of the Company's facilities, it believes that the shredder fluff produced from its operations does not contain hazardous materials in excess of allowable limits and is suitable for disposal in municipal or private landfills. Changes in the environmental laws or testing methods with respect to shredder fluff, however, may change the classification and availability of suitable disposal sites for shredder fluff, resulting in significant additional expense to the Company. In addition, the premises upon which shredder operations are conducted may become contaminated by hazardous materials through inadvertent spillage or improper disposal, although the Company believes that such contamination is unlikely.

     The facilities and equipment of the Company are believed to be in substantial compliance with the current requirements of all applicable environmental laws and regulations. There are no capital expenditures planned for new environmental control equipment, although changes in environmental laws may require such expenditures in the future. The Company cannot predict the amount of such expenditures, if any, to comply with future changes in environmental laws or whether such costs can be passed on to its customers through increases in the price of processed scrap. Accordingly, there can be no assurance that such costs will not have a material adverse effect on the Company.

     In addition to the costs of compliance, certain environmental laws may result in liability arising out of the past operations of the Company's facilities, whether or not such operations were lawful at the time, and create public rights of action against the Company for environmental contamination. Generally, if the Company's past or present operations cause environmental damage, the Company may be subject to fines and may be required to remediate the damage. Such costs may have a material adverse effect on the Company.

     The Company has implemented extensive procedures to ensure compliance with applicable environmental laws. These procedures include screening all raw scrap for hazardous materials prior to purchase and acceptance. Any hazardous materials found in this process, such as automobile batteries, suspected PCB contaminated transformers and equipment containing freon, are segregated and rejected. The Company refuses to accept any sealed or closed-end barrels of material which may have contained a hazardous material. In addition to the screening process, the Company retains environmental engineering firms to perform periodic independent site reviews and sampling to ensure continued operational compliance and detect any contamination that may have occurred on the Company's facilities.

     Prior to and as a condition to the consummation of any acquisition, the target company's facilities will be tested and evaluated under the American Society for Testing and Materials ("ASTM") standards for Phase I and Phase II environmental site assessments to ascertain compliance with all environmental laws and regulations. In addition, as many metals recyclers may be subject to remediation liability with respect to their current or former sites as well as off-site disposal of hazardous materials, the Company also performs an ASTM Transaction Screen Process and regulatory action review to determine the operating history of each target company and whether such companies have been or are subject to any pending regulatory action for environmental contamination.

     The Phase I and Phase II environmental evaluations performed in connection with the acquisition of the Company's Texas facilities indicated possible contamination of portions of the real property associated with such facilities. To allow sufficient time for further evaluation and the completion of any necessary remediation, the Company has subleased those portions of the real property which are free of contamination, as indicated by the environmental studies performed prior to closing, and will acquire the balance of the real property only upon completion of environmental studies and any necessary remediation. In that connection, the Company has placed the shares of Common Stock given as consideration for the Texas facilities into escrow until the resolution of all environmental issues.

     Loef, in which the Company currently has a minority interest, is a potentially responsible party with respect to two superfund sites. The Company has been indemnified by the former owners of Loef to the extent Loef's liability for such matters as well as other non-environmental matters exceeds $375,000 up to a maximum of $1 million. In addition, the real property upon which the Loef facilities are located may have been contaminated with certain hazardous materials. The former owners of Loef have agreed to pay for the remediation of the contamination to the extent remediation costs exceed $125,000 up to $400,000.

     Weissman is a potentially responsible party with respect to one superfund site. Based upon information the Company has been able to obtain from the Environmental Protection Agency and other potentially responsible parties at the site, the Company believes that its estimated cleanup liability is approximately $30,000.

     The environmental assessments performed with respect of the Company's Nevada and Missouri facilities and Weissman's Iowa facility indicated no reportable levels of contamination at these facilities.

                                RECENT DEVELOPMENTS

     On January 23, 1997, the Company executed a letter of intent to acquire substantially all of the assets and business of Addlestone Recycling Corporation located in Metter, Georgia. The proposed purchase price for the acquisition is $5,500,000. The completion of this acquisition is subject to a number of material conditions including satisfactory completion of the Company's due diligence and the ability of the Company to obtain adequate financing to complete the acquisition.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The directors and executive officers of the Company and their positions are set forth below:

Name                  Age   Position(s)
-------------------   ---   -----------------------------------------------
Thomas J. Wiens        44   Chairman of the Board, Chief Executive Officer
Michael I. Price       55   Director, Chief Operating Officer, President
Brian L. Klemsz        37   Director, Chief Financial Officer, Treasurer
Rebekah L. Coe         34   Director of Corporate Development, Secretary
John E. McKibben       56   Vice President - Administration
Jerome B. Misukanis    53   Director (1)
Graydon H. Neher       47   Director (1)(2)
Barry D. Plost         50   Director (1)
Luke F. Botica         46   Director (2)
------------
(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.


     Each director is elected to hold office until the next annual meeting of stockholders, or until his successor is elected and qualified. Officers serve at the discretion of the Board of Directors.

     Certain information concerning the directors, executive officers and certain key employees of the Company are set forth below:

     THOMAS J. WIENS. Mr. Wiens has served as Chairman of the Board and Chief Executive Officer of the Company since its inception. Mr. Wiens has served as President of First Dominion Holdings, Inc. since 1987. Prior to founding the Company, Mr. Wiens was involved in various entrepreneurial pursuits including banking, communications, insurance and retail. Mr. Wiens has over ten years of experience in the recycling industry. Mr. Wiens received a BA in Political Science from American University and a MDIV from Yale University. Mr. Wiens serves on the Board of Advisors of the Yale Divinity School and on the boards of directors of various charitable organizations.

     MICHAEL I. PRICE. Mr. Price has served as President of the Company since March 1996 and as Chief Operating Officer since March 1994. Mr. Price was elected to the Board of Directors of the Company in March 1994. Prior to joining the Company, Mr. Price was President of Recovermat Technologies, Inc., a solid waste technology company, from 1992 to 1994. Previously, Mr. Price served in various capacities in his 29 years in the metals recycling industry with Joseph Smith & Sons, Inc. and The David J. Joseph Company. Mr. Price received a BSIE from the General Motors Institute and completed an Executive MBA program at Indiana University. Mr. Price is a director of ERS Industries, Inc., a railroad supply company.

     BRIAN L. KLEMSZ. Mr. Klemsz has served as a Director, Chief Financial Officer and Treasurer since August 1996. Prior to joining the Company, Mr. Klemsz served in various management positions for eight years with Advanced Energy Industries, Inc., a provider of power conversion and control equipment for the semiconductor and optical coating industries. Mr. Klemsz has over 15 years of experience in operations management, management information systems and finance. Mr. Klemsz received a BS in Business Administration from the University of Colorado, a MS in Finance from Colorado State University and a MS in Accounting from Colorado State University. Mr. Klemsz is a Certified Public Accountant and is Certified in Production and Inventory Management by the American Production and Inventory Control Society.

     REBEKAH L. COE. Ms. Coe has served as Director of Corporate Development for the Company since August 1995 and Secretary since December 1995. Prior to joining the Company, Ms. Coe was Executive Director of Alpine Mutual Fund Trust Receivership, a mutual fund company, from 1992 to 1995. Prior to 1992, Ms. Coe served as Controller and General Business Manager for Production Geophysical Services, a public oil and gas company. Ms. Coe has over 10 years of experience in finance and accounting. Ms. Coe received her BBA degree in accounting from Abilene Christian University.

     JOHN E. MCKIBBEN. Mr. McKibben has served as Vice President-Administration of the Company since October 1996. Prior to joining the Company, Mr. McKibben was Vice President-Administration of National Material Trading, a division of National Material L.P. and a major broker of scrap iron and steel and importer of iron substitutes for scrap. Previously, Mr. McKibben served in various executive capacities in his over 30 years in the metals recycling industry with Antrim Metals Recycling, Inc., and the David J. Joseph Company. Mr. McKibben received his BS degree in Industrial Management from the University of Cincinnati.

    LUKE F. BOTICA. Mr. Botica was elected to the Board of Directors of the Company in February 1997. Mr. Botica has served as Senior Vice
President-Finance and Chief Financial of Allied Waste Industries, Inc. from 1993 through 1995, and as Vice President-Corporate Development and Planning for Chemical Waste Management, Inc. from 1990 through 1993.

     JEROME B. MISUKANIS. Mr. Misukanis has served as a member of the Company's Board of Directors since March 1994 and served as Treasurer and Chief Financial Officer from February 1996 to August 1996. Since 1991 Mr. Misukanis has been a principal of Misukanis and Dodge, P.A., CPA, a public accounting firm. Mr. Misukanis has worked in the recycling industry for 12 years. Mr. Misukanis received a BA in accounting from the University of St. Thomas and graduated from the Harvard Business School's Executive Management Program. Mr. Misukanis also attended the William Mitchell College of Law. Mr. Misukanis is a Certified Public Accountant.

     GRAYDON H. NEHER. Mr. Neher was elected to the Board of Directors in June 1995. Mr. Neher has been President and a director of Chemco, Inc., a privately-held oil and gas company since 1980. Mr. Neher is a director of Compa Food Ministry, a non-profit food bank. Mr. Neher received a BA degree from the University of Puget Sound.

     BARRY D. PLOST. Mr. Plost was elected to the Board of Directors of the Company in December 1995. Mr. Plost has served as Chairman, President and Chief Executive Officer of SeraCare, Inc., a group of plasma collection centers, since February 1996. Previously, Mr. Plost was with David Barrett, Inc., a management consulting firm, from 1994 to 1996. Mr. Plost was President and Chief Executive Officer of Country Wide Transportation Services, Inc., a transportation and distribution company from 1991 to 1994. Mr. Plost is a director of Care Concepts, Inc. Mr. Plost received a BA in Political Science from the University of Illinois and an MBA from Loyola University.

     The Company's operating management is comprised of the following individuals:

     RONALD W. KRALOVETZ. Mr. Kralovetz, age 56, has served as the General Manager of the Company's four southern Texas facilities since February 1996. Prior to joining the Company, Mr. Kralovetz was a General Superintendent for Midwest Steel Co., Inc., a dismantling company, from prior to 1991 to 1996. Mr. Kralovetz began his career in the metals recycling business over 25 years ago as a Plant Manager with Luria Brothers Co., Inc.

     PETER F. PRINZ. Mr. Prinz, age 49, has served as Vice President and General Manager of the Company's Missouri facility since May 1996. Prior to joining the Company, Mr. Prinz was President of Hawco Manufacturing Company of Baton Rouge, LA, a manufacturer of equipment for the metals recycling, dredging and mining industries. Mr. Prinz was also employed by The David Joseph Company, Inc. from 1982 to 1989 manager of their Newport, Kentucky metals recycling plant. Mr. Prinz received a BS in Mechanical Engineering from the University of Wisconsin.

     STEVEN F. PLEIS. Mr. Pleis, age 47, has served as General Manager for the Company's Iowa facility since August 1996. Prior to joining the Company, Mr. Pleis was Executive Vice President of Weissman Iron and Metal, Inc. of Waterloo, Iowa from 1987 to 1996. Mr. Pleis served in various positions for Weissman from 1977 to 1986 including accountant and buyer positions. Prior to joining Weissman, Mr. Pleis practiced accounting for 6 years. Mr. Pleis is currently on the Board of Directors of the Northwest Chapter of the Institute of Scrap Recycling Industries. Mr. Pleis received a BS in accounting from Mankato State University.

     CHARLES N. RUTH. Mr. Ruth, age 66, has served as Plant Engineer for the Company's Nevada facility since January 1996. Prior to joining the Company, Mr. Ruth was Plant Engineer at Joseph Smith & Sons, Inc., from 1991 to 1996. Mr. Ruth has over 20 years of experience in the metals recycling business, including engineering management at Luria Brothers Co., Inc. and Vulcan Materials Company. Mr. Ruth received a BS in Mechanical Engineering from Texas Tech University and is a registered professional mechanical engineer.

     As the Company expands, it will hire additional qualified individuals with industry experience to manage the different segments of its operations. In connection with any future acquisitions, the Company anticipates retaining the principals of the acquired company to facilitate integration of the acquired operations into its consolidated group.

COMMITTEES OF THE BOARD OF DIRECTORS

     AUDIT COMMITTEE

     The Board of Directors has established an Audit Committee comprised of Messrs. Misukanis, Neher and Plost, all of whom are Independent Directors. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans of the audit engagement, approves professional services provided by the independent accountants, reviews the independence of the independent public accountants and reviews the adequacy of the Company's internal accounting controls.

     COMPENSATION COMMITTEE

     The Board of Directors has established a Compensation Committee comprised of Messrs. Neher and Botica. The Compensation Committee reviews and approves annual salaries and bonuses for the Company's Executive Officers administers the Company's Stock Option Plans, described below.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid to the Company's chief executive officer and all other executive officers of the Company whose total compensation for the year ended September 30, 1996 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION        LONG-TERM COMPENSATION
                                 ---------------------------    ----------------------
     NAME AND           FISCAL                 OTHER ANNUAL           SECURITIES
PRINCIPAL POSITION       YEAR     SALARY       COMPENSATION       UNDERLYING OPTIONS
------------------      ------   -----------   -------------      ------------------
Thomas J. Wiens          1996    $222,000             -0-                 -0-
Chief Executive          1995    $205,000      $1,257,197(1)              -0-
Officer and              1994     147,000(1)          -0-                 -0-
Chairman of the
Board of Directors

Michael I. Price         1996    $210,000             -0-                 -0-
Chief Operating Officer  1995    $142,500             -0-              150,000(2)
and President            1994     112,000(3)          -0-              150,000

------------
(1) Although accrued, the Company did not pay any cash compensation to Mr. Wiens during fiscal 1994. During fiscal 1995, the unpaid 1994 salary of $147,000 was forgiven by Mr. Wiens along with the transfer of certain technology to the Company in exchange for the right to acquire shares of the Company's Common Stock, which right was exercised on August 8, 1995. The amount reported as "Other Annual Compensation" represents the difference between the purchase price of the Common Stock under such right and the market value of the Common Stock on August 8, 1995 related to the forgiven salary. See "Certain Transactions."
(2) Represents the repricing of the option granted to Mr. Price in fiscal 1994. See "Certain Transactions."
(3)  Paid during fiscal 1995.

     STOCK OPTION EXERCISES DURING THE FISCAL YEAR ENDED SEPTEMBER 30, 1996,
             OUTSTANDING GRANTS AND GAINS AS OF SEPTEMBER 30, 1996

     The following table shows stock options exercised by named executive officers during the fiscal year ended September 30, 1996. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of September 30, 1996 and the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the price of the Common Stock at September 30, 1996.


                                                    NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS
                   SHARES ACQUIRED     VALUE    OPTIONS AT FISCAL YEAR END     AT FISCAL YEAR END
NAME                UPON EXERCISE    REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----               ---------------   --------   --------------------------  -------------------------
Thomas J. Wiens          --              --                    --                            --
Michael I. Price         --              --             150,000/0                     277,500/0

DIRECTOR COMPENSATION

     Independent Directors will receive an annual fee of $7,500 for their services in that capacity and $1,500 for each Board of Directors or committee meeting attended. In addition, the Independent Directors will be granted options under the Company's 1995 Non-Employee Director Stock Option Plan, described below. All directors are reimbursed for travel expenses incurred in attending meetings.

STOCK OPTION PLANS

     The Company has established two stock option plans, the Incentive Stock Option Plan (the "Incentive Plan") and the Non-Qualified Stock Option Plan (the "Non-Qualified Plan"). In addition, on December 27, 1995, the Board of Directors adopted, subject to shareholder approval, the 1995 Non-Statutory Stock Option Plan (the "1995 Plan") and the 1995 Non-Employee Director Stock Option Plan (the "Director Plan"). The terms of each of these stock option plans are discussed further below. All of the Company's stock option plans are currently administered by the Board of Directors and will be administered by the Compensation Committee upon its establishment as discussed above.

     INCENTIVE PLAN

     The Incentive Plan provides for the grant of stock options to officers, regional managers, department heads, corporate counsel and other key employees of the Company. An aggregate of 200,000 shares of Common Stock are authorized for issuance under the Incentive Plan. As of the date of this Prospectus, options to purchase 20,000 shares of Common Stock at an exercise price of $2.50 per share, 24,000 shares of Common Stock at an exercise price of $2.78 per share, and 12,000 shares of Common Stock at an exercise price of $6.25 per share have been granted under the Incentive Plan.

     Options granted under the Incentive Plan are "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. As a result, options granted under the Incentive Plan must have an exercise price of not less than the fair market value of the Common Stock on the date of grant or, if the optionee is the owner of more than 10% of the outstanding Common Stock, the exercise price of the options must not be less than 110% of the fair market value of the Common Stock on the date of grant. Incentive stock options permit the optionee to defer taxable income related to the exercise of the option until subsequent disposition of the shares acquired in connection with such exercise. Payment of the exercise price for options granted under the Incentive Plan must be made in cash.

     Options granted under the Incentive Plan are not exercisable for a period of one year from the date of grant and, thereafter, vest at a rate of not less than 25% per year for the remaining four years of the option term. The term of any option granted under the Incentive Plan may not exceed five years. The Incentive Plan provides that the aggregate fair market value of the shares of Common Stock that may be granted to any single optionee under the Incentive Plan may not exceed $200,000 during any calendar year. Options granted under the Incentive Plan are exercisable only by the optionee during the optionee's lifetime and are not transferable, except under limited circumstances. Options that are exercisable as of the date the optionee's employment by the Company terminates, other than by death, expire three months after such termination or immediately if such termination was for cause. If the optionee dies, the options shall be exercisable by the optionee's heirs for a six-month period following the optionee's death. The Incentive Plan terminates on March 19, 2002.

     NON-QUALIFIED PLAN

     The Non-Qualified Plan provides for the grant of stock options to persons who are not eligible for grants under the Incentive Plan, including the Company's Independent Directors or persons who are closely related to the Company, such as consultants and independent contractors, and who are recommended to receive grants by the Company's Chief Executive Officer and Treasurer. An aggregate of 50,000 shares of Common Stock are authorized for issuance under the Non-Qualified Plan. As of the date of this Prospectus, options to purchase 18,000 and 12,500 shares of Common Stock at an exercise price of $2.78 per share have been granted to Messrs. Misukanis and Plost, respectively.

     Options granted under the Non-Qualified Plan must have an exercise price of not less than the fair market value of the Common Stock on the date of grant or, if the optionee is the owner of more than 10% of the outstanding Common Stock, the exercise price of the options must not be less than 110% of the market price of the Common Stock on the date of grant. Payment of the exercise price may be made in cash or other non-cash consideration as may be approved and valued by the Compensation Committee.

     Options granted under the Non-Qualified Plan are not exercisable for a period of one year from the date of grant and, thereafter vest at a rate of not less than 25% per year for the remaining four years of the option term. The term of any option granted under the Non-Qualified Plan may not exceed five years. The Non-Qualified Plan provides that the total number of shares of Common Stock as to which options granted under the plan may not exceed an aggregate value of $200,000. Options granted under the Non-Qualified Plan are exercisable only by the optionee during the optionee's lifetime and are not transferable, except under limited circumstances. Options that are exercisable as of the date the optionee's relationship with the Company terminates, other than by death, expire three months after such termination. If the optionee dies, the options shall be exercisable by the optionee's heirs for a six-month period following the optionee's death. The Non-Qualified Plan terminates on March 19, 2002.

     1995 PLAN

     The 1995 Plan provides for the grant of stock options to employees, officers and employee directors of the Company. An aggregate of 2,000,000 shares of Common Stock are authorized for issuance under the 1995 Plan.

Concurrently with the adoption of the 1995 Plan by the Board of Directors on December 27, 1995, options to acquire 300,000 shares of Common Stock at an exercise price of $2.87 per share were granted to Mr. Wiens, the Company's Chairman and Chief Executive Officer, and options to acquire 450,000 shares of Common Stock at an exercise price of $2.87 per share were granted to Mr. Price, the Company's Chief Operating Officer and President. These options and the 1995 Plan are subject to approval by the Company's shareholders at the 1996 annual meeting of shareholders. The 1995 Plan terminates on December 27, 2006.

     Options granted under the 1995 Plan must have an exercise price of not less than 80% of the fair market value of the Common Stock on the date of grant. Payment of the exercise price may be made in cash, in shares of the Company's Common Stock having a fair market value equal to the aggregate exercise price, a combination of cash and shares of Common Stock or, subject to the approval of the Compensation Committee, in whole or in part with monies received from the Company as a compensatory cash payment.

     The term of any option granted under the 1995 Plan may not exceed ten years. Options granted under the 1995 Plan are not transferable, except under limited circumstances. If the optionee ceases to be an employee, officer or employee director of the Company or a subsidiary or parent corporation of the Company, other than by reason of death, disability or cause, all unexercised options granted under the 1995 Plan shall terminate 90 days thereafter. If the optionee is terminated for cause, all unexercised options shall immediately terminate. If the optionee's employment is terminated by reason of death, disability or retirement, all unexercised options shall terminate one year thereafter.

     DIRECTOR PLAN

     The Director Plan provides for the grant of stock options to existing and future Independent Directors of the Company. Each Independent Director will receive an initial grant of options under the Director Plan to acquire up to 5,000 shares of the Company's Common Stock having an exercise price equal to the fair market value of the Common Stock on the date such person first becomes an Independent Director. Thereafter, each independent director who is serving as a director on December 1 of each calendar year, commencing with December 1, 1996, will automatically be granted an option to acquire up to 5,000 shares of Common Stock at an exercise price per share equal to the fair market value per share of Common Stock on such date. Each Independent Director joining the Board of Directors within 30 days of the consummation of the Offering will receive options having an exercise price equal to the Offering Price. Messrs. Misukanis, Neher and Plost, who were serving as Independent Directors on December 7, 1995, each received an initial grant of 5,000 options under the Director Plan having an exercise price of $2.87 per share, the fair market value per share of the Common Stock on that date. These options and the Director Plan are subject to approval by the Company's shareholders at the 1996 annual meeting of shareholders. The Director Plan terminates on December 7, 2006.

     Payment of the exercise price for options granted under the Director Plan may be made in cash, in shares of the Company's Common Stock having a fair market value equal to the aggregate exercise price, a combination of cash and shares of Common Stock or, subject to the approval of the Compensation Committee, in whole or in part with monies received from the Company as a compensatory cash payment.

     Options granted under the Director Plan will be exercisable commencing six months after the date of grant and continuing for five years from the date of grant. Options granted under the Director Plan are not transferable, except under limited circumstances. If the optionee ceases to be an Independent Director other than by reason of death, disability or cause, all unexercised options shall terminate 90 days thereafter. If the optionee is removed from the board for cause, all unexercised options shall immediately terminate. If the optionee's service as a director is terminated by reason of death, disability or retirement, all unexercised options shall terminate one year thereafter.

                            PRINCIPAL SHAREHOLDERS

     As of February 21, 1997, the Company's only class of outstanding voting securities was its Common Stock, $.001 par value. The following table sets forth information as of February 21, 1997 with respect to the ownership of the

Common Stock by all executive officers, directors and persons known by the Company to beneficially own more than five percent of the Common Stock. The following shareholders have sole voting and investment power with respect to the shares, unless indicated otherwise:

                                         SHARES OF      PERCENTAGE OF    SHARES OF
                                        COMMON STOCK    COMMON STOCK    COMMON STOCK     PERCENTAGE OF
                                        BENEFICIALLY     OWNERSHIP      BENEFICIALLY     COMMON STOCK
                                       OWNED PRIOR TO   PRIOR TO THE    OWNED AFTER     OWNERSHIP AFTER
NAME OF BENEFICIAL OWNER                THE OFFERING      OFFERING      THE OFFERING   THE OFFERING(1)/(2)
------------------------               --------------   -------------   ------------   -------------------
Caside Associates                        841,990(3)         6.0%                 0(2)        1.4%/1.1%
373 North Main St.
Fall River, MA  02720

Janus Venture Fund (4)                   902,200            6.5            902,200                6.5
Janus Capital Corporation (4)
Thomas H. Bailey (4)
100 Fillmore Street
Denver, Colorado  80206

Lindner Growth Fund                      857,900            6.2            857,900                6.2
c/o Ryback Management Corporation
7711 Carondelet Avenue, Box 16900
St. Louis, Missouri  63105

CERTAIN DIRECTORS AND
EXECUTIVE OFFICERS (5)

Thomas J. Wiens                        2,284,103(6)        16.4%         2,284,103         16.4%/12.3%
Michael I. Price                         154,000(7)         1.1%           154,000            1.1%/.9%
Jerome B. Misukanis                       18,000(8)          .1%                 0               0%/0%
Graydon H. Neher                          28,000(9)          .2%                 0               0%/0%
Barry D. Plost                            14,000(10)         .1%                 0               0%/0%
Directors and Executive Officers
 as a group                            2,498,103           17.7%         2,438,103         17.3%/13.2%

------------

(1)  Assuming none of the Warrants are exercised.
(2)  Assuming all of the Warrants are exercised.
(3) Includes 210,000 shares underlying common stock purchase warrants. The shares held by Caside Associates may be deemed to be beneficially owned by the partners of Caside Associates, who are John Silvia Jr., Louis G. Carreiro, Joseph L. Vinagro, Ronald Rapoza, Dwight D. Silvia, Louis Goncalo, Patricia Mello, Ilene Hayes and Recycling Associates Trust.
     Caside Associates is a Selling Securityholder in the Offering. See "Selling Securityholders."
(4) The 902,200 shares owned of record by Janus Venture Fund (the "Fund") may be deemed to be beneficially owned by Janus Capital Corporation ("Capital"), investment advisor to the Fund, and Mr. Bailey who owns
     12.2% of Capital and serves as Capital's chairman and president.
     Capital and Mr. Bailey disclaim beneficial ownership of the shares owned by the Fund.
(5) The business address of all directors and executive officers is 384 Inverness Drive South, Suite 211, Englewood, Colorado 80112.
(6) Includes 1,664 shares owned by Real Heroes, Inc., a non-profit corporation controlled by Thomas J. Wiens, and 227,414 shares owned by First Dominion, a corporation controlled by Thomas J. Wiens.
(7)  Includes 150,000 shares underlying options.
(8) Includes 12,000 shares underlying options. Mr. Misukanis is a Selling Secuityholder in the Offering. See "Selling Securityholders."
(9)  Includes 12,000 shares underlying common stock purchase warrants.
     Mr. Neher is a Selling Securityholder in the Offering. See "Selling Securityholders."
(10) Includes 6,000 shares underlying common stock purchase warrants. Mr. Plost is a Selling Securityholder in the Offering. See "Selling Securityholders."

                              CERTAIN TRANSACTIONS

     On December 1, 1991 the Company entered into exclusive perpetual license agreements related to the MSW Technology with First Dominion, a company owned and controlled by Thomas J. Wiens. Under the original terms of the license agreements, the Company was to pay certain license fees and royalties, provided that the Company had raised additional equity and had constructed operational facilities utilizing the MSW Technology. On January 25, 1995, the Company paid $750,000 to First Dominion in exchange for (i) ownership of the MSW Technology and certain other technology related to the recycling of shredder fluff, (ii) 291,333 shares of Series B preferred stock owned by First Dominion and (iii) the forgiveness of $750,000 of accrued salary, royalties and other amounts due from the Company to Thomas J. Wiens and First Dominion. In connection with this purchase, the Company granted to Mr. Wiens the right to acquire $1,187,500 of Common Stock at a price equal to the lesser of 50% of the fair market value of the Common Stock or $.90 per share, exercisable on the day the Company reported gross revenues in excess of designated amounts. On January 25, 1995, the last reported sales price of the Common Stock was $3.15 per share. The Company met the gross revenue requirement on August 8, 1995 upon filing of its Form 10-Q for the quarter ended June 30, 1995. At that time, Mr. Wiens exercised his right and acquired 1,319,445 shares of Common Stock at an acquisition price of $.90 per share.

     During the fiscal years ended September 30, 1994 and September 30, 1995, the Company received bridge loans from First Dominion in an aggregate amount of $887,000. During fiscal 1994, this loan was converted to 591,333 shares of Series B preferred stock at the request of First Dominion. The rights, designations and preferences of the Series B preferred stock provided that the Series B preferred stock was convertible into Common Stock on a five-for-one share basis. The Company reacquired 291,333 shares of Series B preferred stock from First Dominion in the transaction described above, and the remaining shares of Series B preferred stock were transferred by First Dominion to a third party and were subsequently converted into Common Stock.

     On January 25, 1995, the Company repriced an option previously granted to Michael I. Price and granted an option to Jerome B. Misukanis, executive officers of the Company, to purchase up to 150,000 and 12,000 shares of Common Stock, respectively, exercisable for nominal consideration. On August 3, 1995, these options were amended to revise the exercise price to $.90 per share. At the time of the repricing of these options, the Company was selling shares of Common Stock in a private placement at approximately $.90 per share, which the Company believes represented the fair market value of the Common Stock on that date. The options expire on December 31, 1998.

                             SELLING SECURITYHOLDERS

     The following tables set forth the total number of Series C Preferred, Warrants, the number of Shares and the total number of Shares assuming the conversion or exercise of all Series C Preferred and Warrants owned by each of the Selling Securityholders and registered hereunder. Except as indicated, the Selling Securityholders are offering all of the shares of Common Stock owned by them or received by them upon conversion of the Series C Preferred or exercise of the Warrants and none of the Selling Securityholders is the beneficial owner of one percent or more of the outstanding shares of Common Stock (including the Shares offered hereby).

     Because the Selling Securityholders may offer all or part of the Shares or the shares of Common Stock received upon conversion or exercise of the Series C Preferred and/or Warrants, which they hold pursuant to the offering contemplated by this Prospectus, and because their offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of Series C Preferred and/or Warrants that will be held upon termination of this offering. Furthermore, substantially all of the Selling Securityholders are subject to lock-up agreement with the Company that limit the number of Shares that may be sold by them during a given period of time. See "Plan of Distribution." The Shares and the shares of Common Stock received upon conversion or exercise of the Series C Preferred and Warrants offered by this Prospectus may be offered from time to time by the Selling Securityholders named below.


TABLE I - SHARES AND SHARES UNDERLYING CONVERTIBLE PREFERRED STOCK AND WARRANTS TO BE
          REGISTERED AND OFFERED BY THE SELLING SECURITYHOLDERS

                                                       SERIES G      SERIES H     SERIES I     SERIES J     TABLE I
SELLING SECURITYHOLDER                    SHARES       WARRANTS      WARRANTS     WARRANTS     WARRANTS      TOTAL
--------------------------------------------------------------------------------------------------------------------
Administrative Nominees, Inc.             30,000                                                15,000        45,000
--------------------------------------------------------------------------------------------------------------------
Ahrens, Felice J. IRA                      4,000                                                 2,000         6,000
--------------------------------------------------------------------------------------------------------------------
Ahrens, Robert K. IRA                     20,000                                                10,000        30,000
--------------------------------------------------------------------------------------------------------------------
Ally Capital Corporation                                                                                           0
--------------------------------------------------------------------------------------------------------------------
Alpert, Larry                              2,000                                                 1,000         3,000
--------------------------------------------------------------------------------------------------------------------

TABLE I - SHARES AND SHARES UNDERLYING CONVERTIBLE PREFERRED STOCK AND WARRANTS TO BE
          REGISTERED AND OFFERED BY THE SELLING SECURITYHOLDERS

                                                       SERIES G      SERIES H     SERIES I     SERIES J     TABLE I
SELLING SECURITYHOLDER                    SHARES       WARRANTS      WARRANTS     WARRANTS     WARRANTS      TOTAL
--------------------------------------------------------------------------------------------------------------------
AMCO Capital Reserves & Investments SA    10,000                                                 5,000        15,000
--------------------------------------------------------------------------------------------------------------------
Anderson, Roger                            4,000                                                 2,000         6,000
--------------------------------------------------------------------------------------------------------------------
Anglo Metal, Inc.                        127,693                                                             127,693
--------------------------------------------------------------------------------------------------------------------
Arel Company, The                         12,000         9,000                                                21,000
--------------------------------------------------------------------------------------------------------------------
Beach Capital Reserves, Inc.               4,000                                                 2,000         6,000
--------------------------------------------------------------------------------------------------------------------
Balle, Michael                            11,200         8,400                                                19,600
--------------------------------------------------------------------------------------------------------------------
Barnett, Beatrice                          6,000                                                 3,000         9,000
--------------------------------------------------------------------------------------------------------------------
Becker, Beverly (Joint Tenant with
 Melvin Weinstock)                         8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Becker, Marshall M.                      154,500                      123,113                                277,613
--------------------------------------------------------------------------------------------------------------------
Becker, Stanley                          198,018       148,514                                               346,532
--------------------------------------------------------------------------------------------------------------------
Becker, Stanley IRA                      198,859       149,145                                               348,004
--------------------------------------------------------------------------------------------------------------------
Benenson Capital Company, The             37,600        28,200                                                65,800
--------------------------------------------------------------------------------------------------------------------
Benjamin, Dr. Samuel E.                   16,000        12,000                                                28,000
--------------------------------------------------------------------------------------------------------------------
Benjamin, Dr. Samuel E. IRA              283,200       212,400                                               495,600
--------------------------------------------------------------------------------------------------------------------
Besen, Michael                             4,000         3,000                                                 7,000
--------------------------------------------------------------------------------------------------------------------
Blitstein, Murray IRA                     24,000        18,000                                                42,000
--------------------------------------------------------------------------------------------------------------------
Boulter, David                             8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Bree, Robert L.                            8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Brook, Carol and Gordon                   93,757        27,600                                  18,479       139,836
--------------------------------------------------------------------------------------------------------------------
Byrne, E. Blake                           16,000        12,000                                                28,000
--------------------------------------------------------------------------------------------------------------------
Coast Business Credit                                                                                              0
--------------------------------------------------------------------------------------------------------------------
Caside Associates (1)                    432,000        36,000                                               468,000
--------------------------------------------------------------------------------------------------------------------
Chemco, Inc. (2)                          16,000        12,000                                                28,000
--------------------------------------------------------------------------------------------------------------------
Clapp, Clarence P. and Doris E.          113,494                                                36,747       150,241
--------------------------------------------------------------------------------------------------------------------
Claps, Vito & Maria                        4,000                                                 2,000         6,000
--------------------------------------------------------------------------------------------------------------------
Cohen, Saul                                8,800         6,600                                                15,400
--------------------------------------------------------------------------------------------------------------------
Combermere Corp. BSSC Master Defined
 Contribution Profit Sharing Plan         72,000                                                36,000       108,000
--------------------------------------------------------------------------------------------------------------------
Doherty, George O.                         8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Dushey, Saul                              16,000        12,000                                                28,000
--------------------------------------------------------------------------------------------------------------------
Dyke, Kermit                              85,264                                                27,632       112,896
--------------------------------------------------------------------------------------------------------------------
Epinal Corporation                        14,400        10,800                                                25,200
--------------------------------------------------------------------------------------------------------------------
First Equity Capital Securities, Inc.                                   3,218                                  3,218
--------------------------------------------------------------------------------------------------------------------
Friedland, Clifford A.                    16,000        12,000                                                28,000
--------------------------------------------------------------------------------------------------------------------


TABLE I - SHARES AND SHARES UNDERLYING CONVERTIBLE PREFERRED STOCK AND WARRANTS TO BE
          REGISTERED AND OFFERED BY THE SELLING SECURITYHOLDERS

                                                       SERIES G      SERIES H     SERIES I     SERIES J     TABLE I
SELLING SECURITYHOLDER                    SHARES       WARRANTS      WARRANTS     WARRANTS     WARRANTS      TOTAL
--------------------------------------------------------------------------------------------------------------------
Gale, James C.                            17,600                                                              17,600
--------------------------------------------------------------------------------------------------------------------
Gay, Robert J. IRA                        36,000                                                 18,000       54,000
--------------------------------------------------------------------------------------------------------------------
Geertz, Woodrow M.                        21,600        16,200                                                37,800
--------------------------------------------------------------------------------------------------------------------
Gironta, Michael                                                                    10,000                    10,000
--------------------------------------------------------------------------------------------------------------------
Glass, Eva D.                              8,000                                                  4,000       12,000
--------------------------------------------------------------------------------------------------------------------
Glassman, Beth IRA                         8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Glassman, Leonard                         22,000                                                 11,000       33,000
--------------------------------------------------------------------------------------------------------------------
Glassman, Steven                          16,000        12,000                                                28,000
--------------------------------------------------------------------------------------------------------------------
Glassman, Steven IRA                       8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Global Asset Allocation Consultants      138,525                                                 51,663      190,188
--------------------------------------------------------------------------------------------------------------------
Goldberg, Steven L.                        8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Goldberg, Ted M.                          24,000        18,000                                                42,000
--------------------------------------------------------------------------------------------------------------------
Goldsmith, Mark D.                                                        250                                    250
--------------------------------------------------------------------------------------------------------------------
Greenberg, Charles L. and Donna           17,600                                                              17,600
--------------------------------------------------------------------------------------------------------------------
Grills, Ralph J. Jr.                      96,000        72,000                                               168,000
--------------------------------------------------------------------------------------------------------------------
Gruntal & Co.                              9,680                                                               9,680
--------------------------------------------------------------------------------------------------------------------
Harborside Associates                    183,200       137,400                                               320,600
--------------------------------------------------------------------------------------------------------------------
Heptagon Investments Ltd.                 32,000                                                 16,000       48,000
--------------------------------------------------------------------------------------------------------------------
Hest, Lional G. and Amy                                                             10,000                    10,000
--------------------------------------------------------------------------------------------------------------------
Holstein, Barrie and Scott                12,000         9,000                                                21,000
--------------------------------------------------------------------------------------------------------------------
Homiak, Michael J.                        13,598                                                  4,599       18,197
--------------------------------------------------------------------------------------------------------------------
Hughes, James C. III TTEE
 Profit Sharing Trust                     18,000                                                  9,000       27,000
--------------------------------------------------------------------------------------------------------------------
Iovine, Vincent J.                         8,138                        1,187                     2,749       12,074
--------------------------------------------------------------------------------------------------------------------
The Jaguar Investment Group               22,000                                                 11,000       33,000
--------------------------------------------------------------------------------------------------------------------
Johnson, Howard                            6,000                                                  3,000        9,000
--------------------------------------------------------------------------------------------------------------------
Johnson, Kim                               8,117                                                  2,739       10,856
--------------------------------------------------------------------------------------------------------------------
Jurman, Edward                             2,000                                                  1,000        3,000
--------------------------------------------------------------------------------------------------------------------
Kantor, Robert                            36,800        27,600                                                64,400
--------------------------------------------------------------------------------------------------------------------
Kaplowitz, Gary                           18,000                                                  9,000       27,000
--------------------------------------------------------------------------------------------------------------------
Kilmartin, John D.                        24,000        18,000                                                42,000
--------------------------------------------------------------------------------------------------------------------
Kim, Charles IRA                          20,000        15,000                                                35,000
--------------------------------------------------------------------------------------------------------------------
Kim, Y.J. Trust                           96,000        72,000                                               168,000
--------------------------------------------------------------------------------------------------------------------
Kinston Pathology PA Profit
 Sharing Plan                             18,000                                                  9,000       27,000
--------------------------------------------------------------------------------------------------------------------


TABLE I - SHARES AND SHARES UNDERLYING CONVERTIBLE PREFERRED STOCK AND WARRANTS TO BE
          REGISTERED AND OFFERED BY THE SELLING SECURITYHOLDERS

                                                       SERIES G      SERIES H     SERIES I     SERIES J     TABLE I
SELLING SECURITYHOLDER                    SHARES       WARRANTS      WARRANTS     WARRANTS     WARRANTS      TOTAL
--------------------------------------------------------------------------------------------------------------------
Kleinberg, Douglas                           880                                                                 880
--------------------------------------------------------------------------------------------------------------------
Korman, Lance Stuart                       8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Kreissman, James G.                       16,000        12,000                                                28,000
--------------------------------------------------------------------------------------------------------------------
Kreissman, Robert H.                      16,000        12,000                                                28,000
--------------------------------------------------------------------------------------------------------------------
Krieger, Robert S.                         8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
KTB Enterprises                            6,000                                                  3,000        9,000
--------------------------------------------------------------------------------------------------------------------
Latshaw, John                             17,600                                                              17,600
--------------------------------------------------------------------------------------------------------------------
Lattanzio, Steve                          14,128                                                  4,564       18,692
--------------------------------------------------------------------------------------------------------------------
Latter, David                             16,000        12,000                                                28,000
--------------------------------------------------------------------------------------------------------------------
Lauratex Fabrics, Inc. Pension Plan        8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Lee, Dr. Tzium Shou IRA                  154,400       115,800                                               270,200
--------------------------------------------------------------------------------------------------------------------
Leotta, Jospeh B.                         28,436                                                  9,218       37,654
--------------------------------------------------------------------------------------------------------------------
Levine, Kenneth R.                       154,500                      123,112                                277,612
--------------------------------------------------------------------------------------------------------------------
Levitin, Eli                               8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Libsohn, David & Mitzi                     2,000                                                  1,000        3,000
--------------------------------------------------------------------------------------------------------------------
Lubliner, Jerry                            8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Lyons, James V. IRA                       22,000                                                 11,000       33,000
--------------------------------------------------------------------------------------------------------------------
Malinow, Gerald                           10,000                                                  5,000       15,000
--------------------------------------------------------------------------------------------------------------------
Marigold Corp.                             6,000                                                  3,000        9,000
--------------------------------------------------------------------------------------------------------------------
McConnaughy, J.E., Jr.                   328,800       246,600                                               575,400
--------------------------------------------------------------------------------------------------------------------
Merhab, Marlan M.                          4,000                                                  2,000        6,000
--------------------------------------------------------------------------------------------------------------------
Metwalli, Ahmed                           20,000                                                 10,000       30,000
--------------------------------------------------------------------------------------------------------------------
Mincey, John                                                           18,260                                 18,260
--------------------------------------------------------------------------------------------------------------------
Mind Works Capital Corp.                 105,600        79,200                                               184,800
--------------------------------------------------------------------------------------------------------------------
Misukanis, Jerome B. (3)                   6,000                                                               6,000
--------------------------------------------------------------------------------------------------------------------
Morales, Ibra                             16,000        12,000                                                28,000
--------------------------------------------------------------------------------------------------------------------
Moysak, Thomas J.                                                         293                                    293
--------------------------------------------------------------------------------------------------------------------
Nathanson, Barry F.                      157,143       117,858                                               275,001
--------------------------------------------------------------------------------------------------------------------
NCO Investors III, L.P.                   60,000                                                              60,000
--------------------------------------------------------------------------------------------------------------------
Nevada Recycling Corporation                                                                                       0
--------------------------------------------------------------------------------------------------------------------
Nevo, Aviv                                11,329                                                  5,665       16,994
--------------------------------------------------------------------------------------------------------------------
Northeast Securities, Inc.                39,917                        5,231                    14,129       59,277
--------------------------------------------------------------------------------------------------------------------
O'Shea, John P.                           60,000        30,000                                                90,000
--------------------------------------------------------------------------------------------------------------------
Ong, Beale H. Pension Plan & Trust        36,000                                                 18,000       54,000
--------------------------------------------------------------------------------------------------------------------
Palomares, Bernabe P. IRA                 46,000                                                 23,000       69,000
--------------------------------------------------------------------------------------------------------------------


TABLE I - SHARES AND SHARES UNDERLYING CONVERTIBLE PREFERRED STOCK AND WARRANTS TO BE
          REGISTERED AND OFFERED BY THE SELLING SECURITYHOLDERS

                                                       SERIES G      SERIES H     SERIES I     SERIES J     TABLE I
SELLING SECURITYHOLDER                    SHARES       WARRANTS      WARRANTS     WARRANTS     WARRANTS      TOTAL
--------------------------------------------------------------------------------------------------------------------
Palomares, Elba B. IRA                    36,000                                                 18,000       54,000
--------------------------------------------------------------------------------------------------------------------
Parsons, Frederick C. III, PA
 Profit Sharing Plan                      36,000                                                 18,000       54,000
--------------------------------------------------------------------------------------------------------------------
Pellett Investments                       12,244                        7,164                                 19,408
--------------------------------------------------------------------------------------------------------------------
Pellillo, Domenic IRA                      6,000                                                  3,000        9,000
--------------------------------------------------------------------------------------------------------------------
Perrone, Stephen J.                       13,563                          292                     4,582       18,437
--------------------------------------------------------------------------------------------------------------------
Pius, Alan and Ann                         4,000                                                  2,000        6,000
--------------------------------------------------------------------------------------------------------------------
Plost, Barry (4)                           8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Popolow, Joseph                           18,851                        1,213                     7,666       27,730
--------------------------------------------------------------------------------------------------------------------
Proctor, Edward                           10,000                                                  5,000       15,000
--------------------------------------------------------------------------------------------------------------------
Prosperity Investments, Inc.              14,400        10,800                                                25,200
--------------------------------------------------------------------------------------------------------------------
Pumphrey, Robert E. Jr. MD
 Profit Sharing Plan                      36,000                                                 18,000       54,000
--------------------------------------------------------------------------------------------------------------------
Raskin, Laura and Julian A.                8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Regal Finance & Holdings, SA              14,000                                                  7,000       21,000
--------------------------------------------------------------------------------------------------------------------
River Investments & Holdings, Inc.        14,000                                                  7,000       21,000
--------------------------------------------------------------------------------------------------------------------
Romain, Gerald TTEE Profit Sharing Plan   10,000                                                  5,000       15,000
--------------------------------------------------------------------------------------------------------------------
Rothstein, Allan P.                       28,000                                                 14,000       42,000
--------------------------------------------------------------------------------------------------------------------
Rothstein, Stephen                        10,000                                                  5,000       15,000
--------------------------------------------------------------------------------------------------------------------
Sablowsky, Robert                                                                    5,000                     5,000
--------------------------------------------------------------------------------------------------------------------
Settondown Capital International
--------------------------------------------------------------------------------------------------------------------
Shaar Fund, Ltd.
--------------------------------------------------------------------------------------------------------------------
Shiman, Stewart A.                        54,082                                                 18,421       72,503
--------------------------------------------------------------------------------------------------------------------
Silva, Rosalie and Jerry                  60,000        30,000                                   10,000      100,000
--------------------------------------------------------------------------------------------------------------------
Southern Medical Associates PA Money
 Purchase Pension Plan                    66,000                                                 33,000       99,000
--------------------------------------------------------------------------------------------------------------------
Spann, Samuel Jr.                          6,000                                                  3,000        9,000
--------------------------------------------------------------------------------------------------------------------
Sundlun, Stuart                                                                      1,200                     1,200
--------------------------------------------------------------------------------------------------------------------
Sundlun, Tracy Walter                     14,400        10,800                                                25,200
--------------------------------------------------------------------------------------------------------------------
Swaim, J. Roddy                           10,000                                                  5,000       15,000
--------------------------------------------------------------------------------------------------------------------
Tellinger, Billye                                                                                                  0
--------------------------------------------------------------------------------------------------------------------
Thomas, James Sr. IRA                     90,000                                                 45,000      135,000
--------------------------------------------------------------------------------------------------------------------
Walsh, John M.                             2,000                                                  1,000        3,000
--------------------------------------------------------------------------------------------------------------------
John M. Walsh Securities C.
 Profit Sharing Plan                      40,000                                                 20,000       60,000
--------------------------------------------------------------------------------------------------------------------
Walsh, Michael J.                          4,000         3,000                                                 7,000
--------------------------------------------------------------------------------------------------------------------
Walsh, Michael J. IRA                      4,000         3,000                                                 7,000
--------------------------------------------------------------------------------------------------------------------
Wanas Investment Ltd.                     80,000        60,000                                               140,000
--------------------------------------------------------------------------------------------------------------------
Weinstein, Robert                          3,520                                                               3,520
--------------------------------------------------------------------------------------------------------------------

TABLE I - SHARES AND SHARES UNDERLYING CONVERTIBLE PREFERRED STOCK AND WARRANTS TO BE REGISTERED AND OFFERED BY THE
          SELLING SECURITYHOLDERS

                                                       SERIES G      SERIES H     SERIES I     SERIES J     TABLE I
SELLING SECURITYHOLDER                    SHARES       WARRANTS      WARRANTS     WARRANTS     WARRANTS      TOTAL
--------------------------------------------------------------------------------------------------------------------
Weinstock, Jerry                           8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Weinstock, Shelley and Steven              8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Weissman Financial                       363,636                                                             363,636
--------------------------------------------------------------------------------------------------------------------
Williams, Gibbs A.                        28,460                                                  9,230       37,690
--------------------------------------------------------------------------------------------------------------------
Wittenstein, Frederick M. IRA            133,045        99,784                                               232,829
--------------------------------------------------------------------------------------------------------------------
Wittenstein, Frederick M. Pension Plan                                                                             0
--------------------------------------------------------------------------------------------------------------------
Wolfenson, Dr. Gilbert B. IRA             16,000        12,000                                                28,000
--------------------------------------------------------------------------------------------------------------------
Wolfson Equities                          72,000        54,000                                               126,000
--------------------------------------------------------------------------------------------------------------------
Wood, Eugene W. IRA                       16,000                                                  8,000       24,000
--------------------------------------------------------------------------------------------------------------------
Worden, Andrew B. Retirement Plan          6,902         5,177                                                12,079
--------------------------------------------------------------------------------------------------------------------
Wright, Dickerson                          4,000                                                  2,000        6,000
--------------------------------------------------------------------------------------------------------------------
Wrigley Holdings, SA                      70,000                                    30,000       35,000      135,000
--------------------------------------------------------------------------------------------------------------------
  TOTALS                               5,859,479     2,136,878        283,333       56,200      727,083    9,052,973
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

     1. Prior to the commencement of this offering, Caside Associates beneficially owned 6.0% of the Company's outstanding Common Stock.

     2. Chemco, Inc. is controlled by Graydon H. Neher, a director of the Company.

     3.   Mr. Misukanis is a director of the Company.

     4.   Mr. Plost is a director of the Company.

TABLE II - SHARES AND SHARES UNDERLYING CONVERTIBLE PREFERRED STOCK WARRANTS TO BE REGISTERED AND OFFERED BY THE
           SELLING SECURITYHOLDERS

                                                                     SERIES C
                                                                     PREFERRED                       SHARES
                                                        PLACEMENT    AND OTHER                     OWNED AFTER
                                         TOTAL FROM      AGENT'S    WARRANTS AND                  COMPLETION OF
SELLING SECURITYHOLDER                    TABLE I       WARRANTS      OPTIONS      TOTAL SHARES    THE OFFER
---------------------------------------------------------------------------------------------------------------
Administrative Nominees, Inc.               45,000                                     45,000              0
---------------------------------------------------------------------------------------------------------------
Ahrens, Felice J. IRA                        6,000                                      6,000              0
---------------------------------------------------------------------------------------------------------------
Ahrens, Robert K. IRA                       30,000                                     30,000              0
---------------------------------------------------------------------------------------------------------------
Ally Capital Corporation                         0                     53,600          53,600              0
---------------------------------------------------------------------------------------------------------------
Alpert, Larry                                3,000                                      3,000              0
---------------------------------------------------------------------------------------------------------------
AMCO Reserves & Investments SA              15,000                                     15,000              0
---------------------------------------------------------------------------------------------------------------
Anderson, Roger                              6,000                                      6,000              0
---------------------------------------------------------------------------------------------------------------
Anglo Metal, Inc.                          127,693                                    127,693              0
---------------------------------------------------------------------------------------------------------------
Arel Company, The                           21,000                                     21,000              0
---------------------------------------------------------------------------------------------------------------
Beach Capital Reserves, Inc.                 6,000                                      6,000              0
---------------------------------------------------------------------------------------------------------------

TABLE II - SHARES AND SHARES UNDERLYING CONVERTIBLE PREFERRED STOCK AND WARRANTS TO BE REGISTERED AND OFFERED BY
           THE SELLING SECURITYHOLDERS

                                                                     SERIES C
                                                                     PREFERRED                       SHARES
                                                        PLACEMENT    AND OTHER                     OWNED AFTER
                                         TOTAL FROM      AGENT'S    WARRANTS AND                  COMPLETION OF
SELLING SECURITYHOLDER                    TABLE I       WARRANTS      OPTIONS      TOTAL SHARES    THE OFFER
---------------------------------------------------------------------------------------------------------------
Balle, Michael                              19,600                                     19,600              0
---------------------------------------------------------------------------------------------------------------
Barnett, Beatrice                            9,000                                      9,000              0
---------------------------------------------------------------------------------------------------------------
Becker, Beverly (Joint
Tenant with Melvin Weinstock)               14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Becker, Marshall M.                        277,613        40,002                      317,615              0
---------------------------------------------------------------------------------------------------------------
Becker, Stanley                            346,532                                    346,532              0
---------------------------------------------------------------------------------------------------------------
Becker, Stanley IRA                        348,004                                    348,004              0
---------------------------------------------------------------------------------------------------------------
Benenson Capital Company, The               65,800                                     65,800              0
---------------------------------------------------------------------------------------------------------------
Benjamin, Dr. Samuel E.                     28,000                                     28,000              0
---------------------------------------------------------------------------------------------------------------
Benjamin, Dr. Samuel E. IRA                495,600                                    495,600              0
---------------------------------------------------------------------------------------------------------------
Besen, Michael                               7,000                                      7,000              0
---------------------------------------------------------------------------------------------------------------
Blitstein, Murray IRA                       42,000                                     42,000              0
---------------------------------------------------------------------------------------------------------------
Boulter, David                              14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Bree, Robert L.                             14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Brook, Carol and Gordon                    139,836                                    139,836              0
---------------------------------------------------------------------------------------------------------------
Byrne, E. Blake                             28,000                                     28,000              0
---------------------------------------------------------------------------------------------------------------
Coast Business Credit                            0                     26,667          26,667              0
---------------------------------------------------------------------------------------------------------------
Caside Associates (1)                      468,000                    180,000         648,000        193,990
---------------------------------------------------------------------------------------------------------------
Chemco, Inc. (2)                            28,000                                     28,000              0
---------------------------------------------------------------------------------------------------------------
Clapp, Clarence P. and Doris E.            150,241                                    150,241              0
---------------------------------------------------------------------------------------------------------------
Claps, Vito & Maria                          6,000                                      6,000              0
---------------------------------------------------------------------------------------------------------------
Cohen, Saul                                 15,400                                     15,400              0
---------------------------------------------------------------------------------------------------------------
Combermere Corp. BSSC Master Defined
 Contribution Profit Sharing Plan          108,000                                    108,000              0
---------------------------------------------------------------------------------------------------------------
Doherty, George O.                          14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Dushey, Saul                                28,000                                     28,000              0
---------------------------------------------------------------------------------------------------------------
Dyke, Kermit                               112,896                                    112,896              0
---------------------------------------------------------------------------------------------------------------
Epinal Corporation                          25,200                                     25,200              0
---------------------------------------------------------------------------------------------------------------
First Equity Capital Securities, Inc.        3,218         6,436                        9,654              0
---------------------------------------------------------------------------------------------------------------
Friedland, Clifford A.                      28,000                                     28,000              0
---------------------------------------------------------------------------------------------------------------
Gale, James C.                              17,600                                     17,600              0
---------------------------------------------------------------------------------------------------------------
Gay, Robert J. IRA                          54,000                                     54,000              0
---------------------------------------------------------------------------------------------------------------
Gironta, Michael                            37,800                                     37,800              0
---------------------------------------------------------------------------------------------------------------

TABLE II - SHARES AND SHARES UNDERLYING CONVERTIBLE PREFERRED STOCK AND WARRANTS TO BE REGISTERED AND OFFERED BY
           THE SELLING SECURITYHOLDERS

                                                                     SERIES C
                                                                     PREFERRED                       SHARES
                                                        PLACEMENT    AND OTHER                     OWNED AFTER
                                         TOTAL FROM      AGENT'S    WARRANTS AND                  COMPLETION OF
SELLING SECURITYHOLDER                    TABLE I       WARRANTS      OPTIONS      TOTAL SHARES    THE OFFER
---------------------------------------------------------------------------------------------------------------
Geertz, Woodrow M.                          10,000                                     10,000              0
---------------------------------------------------------------------------------------------------------------
Gelin, Peter J.                                                        26,000          26,000              0
---------------------------------------------------------------------------------------------------------------
Glass, Eva D.                               12,000                                     12,000              0
---------------------------------------------------------------------------------------------------------------
Glassman, Beth IRA                          14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Glassman, Leonard                           33,000                                     33,000              0
---------------------------------------------------------------------------------------------------------------
Glassman, Steven                            28,000                                     28,000              0
---------------------------------------------------------------------------------------------------------------
Glassman, Steven IRA                        14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Global Asset Allocation Consultants        190,188                                    190,188              0
---------------------------------------------------------------------------------------------------------------
Goldberg, Steven L.                         14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Goldberg, Ted M.                            42,000                                     42,000              0
---------------------------------------------------------------------------------------------------------------
Goldsmith, Mark D.                             250           500                          750              0
---------------------------------------------------------------------------------------------------------------
Greenberg, Charles L. and Donna             17,600                                     17,600              0
---------------------------------------------------------------------------------------------------------------
Grills, Ralph J. Jr.                       168,000                                    168,000              0
---------------------------------------------------------------------------------------------------------------
Gruntal & Co.                                9,680                                      9,680              0
---------------------------------------------------------------------------------------------------------------
Harborside Associates                      320,600                                    320,600              0
---------------------------------------------------------------------------------------------------------------
Heptagon Investments Ltd.                   48,000                                     48,000              0
---------------------------------------------------------------------------------------------------------------
Hest, Lionel G. and Amy                     10,000                                     10,000              0
---------------------------------------------------------------------------------------------------------------
Holstein, Barrie and Scott                  21,000                                     21,000              0
---------------------------------------------------------------------------------------------------------------
Homiak, Michael J.                          18,197                                     18,197              0
---------------------------------------------------------------------------------------------------------------
Hughes, James C. III TTEE Profit
  Sharing Trust                             27,000                                     27,000              0
---------------------------------------------------------------------------------------------------------------
Iovine, Vincent J.                          12,074         2,374                       14,448              0
---------------------------------------------------------------------------------------------------------------
The Jaguar Investment Group                 33,000                                     33,000              0
---------------------------------------------------------------------------------------------------------------
Johnson, Howard                              9,000                                      9,000              0
---------------------------------------------------------------------------------------------------------------
Johnson, Kim                                10,856                                     10,856              0
---------------------------------------------------------------------------------------------------------------
Jurman, Edward                               3,000                                      3,000              0
---------------------------------------------------------------------------------------------------------------
Kantor, Robert                              64,400                                     64,400              0
---------------------------------------------------------------------------------------------------------------
Kaplowitz, Gary                             27,000                                     27,000              0
---------------------------------------------------------------------------------------------------------------
Kilmartin, John D.                          42,000                                     42,000              0
---------------------------------------------------------------------------------------------------------------
Kim, Charles IRA                            35,000                                     35,000              0
---------------------------------------------------------------------------------------------------------------
Kim, Y.J. Trust                            168,000                                    168,000              0
---------------------------------------------------------------------------------------------------------------
Kinston Pathology PA Profit
  Sharing Plan                              27,000                                     27,000              0
---------------------------------------------------------------------------------------------------------------
Kleinberg, Douglas                             880                                        880              0
---------------------------------------------------------------------------------------------------------------

TABLE II - SHARES AND SHARES UNDERLYING CONVERTIBLE PREFERRED STOCK AND WARRANTS TO BE REGISTERED AND OFFERED BY
           THE SELLING SECURITYHOLDERS

                                                                     SERIES C
                                                                     PREFERRED                       SHARES
                                                        PLACEMENT    AND OTHER                     OWNED AFTER
                                         TOTAL FROM      AGENT'S    WARRANTS AND                  COMPLETION OF
SELLING SECURITYHOLDER                    TABLE I       WARRANTS      OPTIONS      TOTAL SHARES    THE OFFER
---------------------------------------------------------------------------------------------------------------
Korman, Lance Stuart                        14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Kreissman, James G.                         28,000                                     28,000              0
---------------------------------------------------------------------------------------------------------------
Kreissman, Robert H.                        28,000                                     28,000              0
---------------------------------------------------------------------------------------------------------------
Krieger, Robert S.                          14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
KTB Enterprises                              9,000                                      9,000              0
---------------------------------------------------------------------------------------------------------------
Latshaw, John                               17,600                                     17,600              0
---------------------------------------------------------------------------------------------------------------
Lattanzio, Steve                            18,692                                     18,692              0
---------------------------------------------------------------------------------------------------------------
Latter, David                               28,000                                     28,000              0
---------------------------------------------------------------------------------------------------------------
Lauratex Fabrics, Inc. Pension Plan         14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Lee, Dr. Tzium Shou IRA                    270,200                                    270,200              0
---------------------------------------------------------------------------------------------------------------
Leotta, Jospeh B.                           37,654                                     37,654              0
---------------------------------------------------------------------------------------------------------------
Levine, Kenneth R.                         277,612        40,000                      317,612              0
---------------------------------------------------------------------------------------------------------------
Levitin, Eli                                14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Libsohn, David & Mitzi                       3,000                                      3,000              0
---------------------------------------------------------------------------------------------------------------
Lubliner, Jerry                             14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Lyons, James V. IRA                         33,000                                     33,000              0
---------------------------------------------------------------------------------------------------------------
Malinow, Gerald                             15,000                                     15,000              0
---------------------------------------------------------------------------------------------------------------
Marigold Corp.                               9,000                                      9,000              0
---------------------------------------------------------------------------------------------------------------
McConnaughy, J.E., Jr.                     575,400                                    575,400              0
---------------------------------------------------------------------------------------------------------------
Merhab, Marlan M.                            6,000                                      6,000              0
---------------------------------------------------------------------------------------------------------------
Metwalli, Ahmed                             30,000                                     30,000              0
---------------------------------------------------------------------------------------------------------------
Mincey, John                                18,260        36,520                       54,780              0
---------------------------------------------------------------------------------------------------------------
Mind Works Capital Corp.                   184,800                                    184,800              0
---------------------------------------------------------------------------------------------------------------
Misukanis, Jerome B. (3)                     6,000                     12,000          18,000              0
---------------------------------------------------------------------------------------------------------------
Morales, Ibra                               28,000                                     28,000              0
---------------------------------------------------------------------------------------------------------------
Moysak, Thomas J.                              293           586                          879              0
---------------------------------------------------------------------------------------------------------------
Nathanson, Barry F.                        275,001                                    275,001              0
---------------------------------------------------------------------------------------------------------------
NCO Investors III, L.P.                     60,000                                     60,000
---------------------------------------------------------------------------------------------------------------
Nevada Recycling Corporation                     0                     20,000          20,000              0
---------------------------------------------------------------------------------------------------------------
Nevo, Aviv                                  16,994                                     16,994              0
---------------------------------------------------------------------------------------------------------------
Northeast Securities, Inc.                  59,277        10,462                       69,739              0
---------------------------------------------------------------------------------------------------------------
O'Shea, John P.                             90,000                                     90,000              0
---------------------------------------------------------------------------------------------------------------
Ong, Beale H. Pension Plan & Trust          54,000                                     54,000              0
---------------------------------------------------------------------------------------------------------------

TABLE II - SHARES AND SHARES UNDERLYING CONVERTIBLE PREFERRED STOCK AND WARRANTS TO BE REGISTERED AND OFFERED BY
           THE SELLING SECURITYHOLDERS

                                                                     SERIES C
                                                                     PREFERRED                       SHARES
                                                        PLACEMENT    AND OTHER                     OWNED AFTER
                                         TOTAL FROM      AGENT'S    WARRANTS AND                  COMPLETION OF
SELLING SECURITYHOLDER                    TABLE I       WARRANTS      OPTIONS      TOTAL SHARES    THE OFFER
---------------------------------------------------------------------------------------------------------------
Palomares, Bernabe P. IRA                   69,000                                     69,000              0
---------------------------------------------------------------------------------------------------------------
Palomares, Elba B. IRA                      54,000                                     54,000              0
---------------------------------------------------------------------------------------------------------------
Parsons, Frederick C. III, PA
  Profit Sharing Plan                       54,000                                     54,000              0
---------------------------------------------------------------------------------------------------------------
Pellett Investments                         19,408                                     19,408              0
---------------------------------------------------------------------------------------------------------------
Pellillo, Domenic IRA                        9,000                                      9,000              0
---------------------------------------------------------------------------------------------------------------
Perrone, Stephen J.                         18,437           584                       19,021              0
---------------------------------------------------------------------------------------------------------------
Pius, Alan and Ann                           6,000                                      6,000              0
---------------------------------------------------------------------------------------------------------------
Plost, Barry (4)                            14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Popolow, Joseph                             27,730         2,426                       30,156              0
---------------------------------------------------------------------------------------------------------------
Proctor, Edward                             15,000                                     15,000              0
---------------------------------------------------------------------------------------------------------------
Prosperity Investments, Inc.                25,200                                     25,200              0
---------------------------------------------------------------------------------------------------------------
Pumphrey, Robert E. Jr. MD
  Profit Sharing Plan                       54,000                                     54,000              0
---------------------------------------------------------------------------------------------------------------
Raskin, Laura and Julian A.                 14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Regal Finance & Holdings, SA                21,000                                     21,000              0
---------------------------------------------------------------------------------------------------------------
River Investments & Holdings, Inc.          21,000                                     21,000              0
---------------------------------------------------------------------------------------------------------------
Romain, Gerald TTEE Profit Sharing Plan     15,000                                     15,000              0
---------------------------------------------------------------------------------------------------------------
Rothstein, Allan P.                         42,000                                     42,000              0
---------------------------------------------------------------------------------------------------------------
Rothstein, Stephen                          15,000                                     15,000              0
---------------------------------------------------------------------------------------------------------------
Sablowsky, Robert                            5,000                                      5,000              0
---------------------------------------------------------------------------------------------------------------
Settondown Capital International, Ltd.                                 20,000          20,000
---------------------------------------------------------------------------------------------------------------
Shaar Fund, Ltd.                                                      632,411         632,411
---------------------------------------------------------------------------------------------------------------
Shiman, Stewart A.                          72,503                                     72,503              0
---------------------------------------------------------------------------------------------------------------
Silva, Rosalie and Jerry                   100,000                                    100,000              0
---------------------------------------------------------------------------------------------------------------
Southern Medical Associates PA
  Money Purchase Pension Plan               99,000                                     99,000              0
---------------------------------------------------------------------------------------------------------------
Spann, Samuel Jr.                            9,000                                      9,000              0
---------------------------------------------------------------------------------------------------------------
Sundlun, Stuart                              1,200                                      1,200              0
---------------------------------------------------------------------------------------------------------------
Sundlun, Tracy Walter                       25,200                                     25,200              0
---------------------------------------------------------------------------------------------------------------
Swaim, J. Roddy                             15,000                                     15,000              0
---------------------------------------------------------------------------------------------------------------
Tellinger, Billye                                                      26,000          26,000              0
---------------------------------------------------------------------------------------------------------------
Thomas, James Sr. IRA                      135,000                                    135,000              0
---------------------------------------------------------------------------------------------------------------
Walsh, John M.                               3,000                                      3,000              0
---------------------------------------------------------------------------------------------------------------
John M. Walsh Securities C.
  Profit Sharing Plan                       60,000                                     60,000              0
---------------------------------------------------------------------------------------------------------------
Walsh, Michael J.                            7,000                                      7,000              0
---------------------------------------------------------------------------------------------------------------

TABLE II - SHARES AND SHARES UNDERLYING CONVERTIBLE PREFERRED STOCK AND WARRANTS TO BE REGISTERED AND OFFERED BY
           THE SELLING SECURITYHOLDERS

                                                                     SERIES C
                                                                     PREFERRED                       SHARES
                                                        PLACEMENT    AND OTHER                     OWNED AFTER
                                         TOTAL FROM      AGENT'S    WARRANTS AND                  COMPLETION OF
SELLING SECURITYHOLDER                    TABLE I       WARRANTS      OPTIONS      TOTAL SHARES    THE OFFER
---------------------------------------------------------------------------------------------------------------
Walsh, Michael J. IRA                        7,000                                      7,000              0
---------------------------------------------------------------------------------------------------------------
Wanas Investment Ltd.                      140,000                                    140,000              0
---------------------------------------------------------------------------------------------------------------
Weinstein, Robert                            3,520                                      3,520              0
---------------------------------------------------------------------------------------------------------------
Weinstock, Jerry                            14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Weinstock, Shelley and Steven               14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Weissman Financial                         363,636                                    363,636              0
---------------------------------------------------------------------------------------------------------------
Williams, Gibbs A.                          37,690                                     37,690              0
---------------------------------------------------------------------------------------------------------------
Wittenstein, Frederick M. IRA              232,829                                    232,829              0
---------------------------------------------------------------------------------------------------------------
Wittenstein, Frederick M. Pension Plan           0                                          0              0
---------------------------------------------------------------------------------------------------------------
Wolfenson, Dr. Gilbert B. IRA               28,000                                     28,000              0
---------------------------------------------------------------------------------------------------------------
Wolfson Equities                           126,000                                    126,000              0
---------------------------------------------------------------------------------------------------------------
Wood, Eugene W. IRA                         24,000                                     24,000              0
---------------------------------------------------------------------------------------------------------------
Worden, Andrew B. Retirement Plan           12,079                                    12,079               0
---------------------------------------------------------------------------------------------------------------
Wright, Dickerson                            6,000                                      6,000              0
---------------------------------------------------------------------------------------------------------------
Wrigley Holdings, SA                       135,000                                    135,000              0
---------------------------------------------------------------------------------------------------------------
    TOTALS                               9,052,973       139,890      996,678      10,189,541        193,990
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

     1. Prior to the commencement of this offering, Caside Associates beneficially owned 6.0% of the Company's outstanding Common Stock.

     2. Chemco, Inc. is controlled by Graydon H. Neher, a director of the Company.

     3.   Mr. Misukanis is a director of the Company.

     4.   Mr. Plost is a director of the Company.



                           DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

     The Company is authorized to issue up to 50,000,000 shares of Common Stock, $.001 par value. At December 31, 1996, 13,814,429 shares of Common Stock were outstanding including 363,636 shares issued in connection with the acquisition of Weissman. The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. On liquidation of the Company, each holder of Common Stock is entitled to receive a pro rata share of the Company's assets available for distribution to common shareholders after payments with respect to the preferential rights of the Company's then outstanding preferred stock, if any.

     Unless the holder is a "Substantial Stockholder" (as discussed below under "Anti-Takeover Provisions"), all shares of Common Stock have equal voting rights and have one vote per share in all matters to be voted upon by shareholders. Cumulative voting in the election of directors is not allowed, which means that the holders of a majority of the outstanding shares represented at any meeting at which a quorum is present will be able to elect all of the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any directors.


     A vote by the holders of a majority of the shares of Common Stock present at a meeting at which a quorum is present is necessary to take action, except for certain extraordinary matters which require the approval of a majority of the outstanding shares of voting stock. No shares of Preferred Stock are currently issued or outstanding.


PREFERRED STOCK

     The Company is authorized to issue up to a total of 10,000,000 shares of preferred stock, no par value, issuable in one or more series designated by the Board of Directors. Material provisions concerning the terms of any series of preferred stock which may be issued, such as dividend rate, conversion features and voting rights, are to be determined by the Board of Directors of the Company at the time of such issuance. The ability of the Board to issue preferred stock could also be used by it as a means for resisting a change of control of the Company and, therefore, can be considered an "anti-takeover" device.

     The Company has issued and outstanding 10,000 shares of Series C Convertible Preferred Stock (the "Series C Preferred"). The Series C Preferred accrue dividends payable in shares of Common Stock at the rate of 8% per annum and have a liquidation preference equal to $100 per share plus all declared but unpaid dividends. The Series C Preferred have no voting rights, except in certain limited circumstances. Each Series C Preferred is convertible, without further payment, into the number of shares of Common Stock determined by dividing (i) the sum of (a) $100 plus (b) the amount of all accrued dividends on the Series C Preferred by (ii) the lesser of $1.58125 (the current conversion price) or 73% of the average reported closing bid price of a share of Common Stock for the five consecutive trading days immediately preceding the date of conversion.

ANTI-TAKEOVER PROVISIONS

     The Company's Amended and Restated Articles of Incorporation authorize the Company's Board of Directors to limit the voting rights of any person or entity that becomes a "Substantial Stockholder," defined as any stockholder designated by the Board of Directors who is the direct or indirect beneficial owner of 10% or more of the Company's Common Stock, including shares of Common Stock which may be issuable pursuant to any agreement or upon the exercise of conversion rights, options or warrants. All shares of Common Stock beneficially owned by a Substantial Stockholder in excess of 10% will not be entitled to any voting rights and will be deemed not outstanding for purposes of determining a quorum. As of the date of this Prospectus, the Company's Board of Directors had not determined any person or entity to be a Substantial Stockholder.

     In addition to restricting the voting rights of a Substantial Stockholder, the Company has the right to redeem all or a portion of the Common Stock beneficially owned by a Substantial Stockholder at a redemption price equal to the lesser of the average market price of the shares for each of the preceding 30 days prior to the date of the written redemption notice or the average market price of the shares for each of the 30 trading days during which shares of the Common Stock have been traded immediately preceding the date upon which the Substantial Stockholder beneficially owned more than 5% of the issued and outstanding Common Stock. A Substantial Stockholder has no rights, voting or otherwise, regarding shares subject to a redemption notice.

     The Company's Board of Directors has adopted an amendment to its Articles of Incorporation to eliminate these provisions. This amendment will be submitted to the Company's shareholders for approval at the 1996 annual meeting of shareholders. The amendment will require the affirmative vote of holders of two-thirds of the outstanding Common Stock and, if any preferred stock is outstanding, two-thirds of the outstanding preferred stock.

WARRANTS

     The Company has the following outstanding warrants to acquire an aggregate of 4,004,584 shares of Common Stock:


                                                                                              COMMON STOCK
                         EXPIRATION     EXERCISE                      SECURITIES ISSUABLE       ISSUABLE
   TITLE OR SERIES          DATE         PRICE      OUTSTANDING          UPON EXERCISE        UPON EXERCISE
-----------------------  ----------     --------    -----------     -----------------------   -------------
      Series A               (1)         $37.50         22,969      1 share of Common Stock         22,969
                                                                    and 1 Series B Warrant
      Series B               (2)         $75.00         22,969           Common Stock               22,969
  Series G (3)(7)         December       $ 6.00      2,136,878           Common Stock            2,136,878
                          27, 1999
                             (8)
      Series H               (4)         $ 6.00        283,333           Common Stock              283,333

      Series I            December       $  .15         56,200           Common Stock               56,200
                          27, 1999
                             (8)
  Series J (5)(7)         December       $ 6.00        727,078           Common Stock              727,078
                          27, 1999
                             (8)
   Series K (6)           July 17,       $ 5.57        315,000           Common Stock              315,000
                           2001
   Ally Capital           11/3/99        $ 5.00         53,600           Common Stock               53,600
Coast Business Credit     8/4/2001       $ 3.75         26,667           Common Stock               26,667
  Caside Associates        1/5/98        $ 7.50        180,000           Common Stock              180,000
   Nevada Recycling        1/4/04        $ 1.25         20,000           Common Stock               20,000
     Settondown          12/31/98        $ 2.50         20,000           Common Stock               20,000
  Placement Agent's       1/31/99        $ 2.75         65,445      2 Shares of Common Stock       130,890
                                                                     and 1 Series H Warrant
  Placement Agent's       4/8/99         $ 2.75          4,500      2 Shares of Common Stock         9,000
                                                                     and 1 Series H Warrant
                                                     ---------                                   ---------
  Total Outstanding                                  3,934,639                                   4,004,584
                                                     ---------                                   ---------
                                                     ---------                                   ---------

--------------
(1) Exercisable for a three-year period commencing on the effective date of a registration statement covering the Series A Warrants or the shares issuable upon their exercise.
(2) Exercisable for a three-year period commencing on the effective date of a registration statement covering the Series B Warrants or the shares issuable upon their exercise.
(3) 30,000 outstanding Series G Warrants currently have an exercise price of $4.00 per share.
(4) 213,388 Series H Warrants expire on July 17, 1999. The remaining Series H Warrants will be exercisable for a three-year period commencing on the exercise of the Placement Agent's Warrants.
(5) 40,665 outstanding Series J Warrants currently have an exercise price of $4.00 per share.
(6)  Exercisable commencing July 17, 1997.
(7) The Series G and Series J Warrants are subject to redemption by the Company at $.25 per warrant at any time after July 17, 1997 provided the market price of the Common Stock exceeds 133% of the then-effective exercise price of the warrants for ten consecutive trading days.
(8)  Three years after the date of this Prospectus.

STOCK OPTIONS

     The Company has granted options to purchase an aggregate of 983,996 shares of Common Stock at exercise prices ranging from $.90 to $6.25 per share, including options to Messrs. Wiens, Price, Misukanis, Neher and Plost to purchase 300,000, 450,000, 5,000, 5,000 and 5,000 shares of Common Stock, respectively, at an exercise price of $2.87 per share. See "Management--Stock Option Plans."

TRANSFER AGENT


     The transfer agent for the Company's Common Stock and warrant agent for the Company's warrants is American Securities Transfer & Trust, Inc., 938 Quail Street, Suite 101, Lakewood, Colorado 80215.


                       SHARES ELIGIBLE FOR FUTURE SALE

     As of December 31, 1996, the Company had 13,814,429 outstanding shares of Common Stock including 363,636 shares issued on completion with the acquisition of Wiessman. Of these shares, the 9,777,574 shares of Common Stock being offered by the Selling Securityholders in the Offering will be freely tradeable under the Securities Act, except for any shares held by "affiliates" of the Company, as that term is defined under the Securities Act and the regulations promulgated thereunder (an "Affiliate"). The remaining shares (the "Restricted Shares") held by existing stockholders were sold by the Company in reliance on exemptions from the registration requirements of the Securities Act and are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act.

     In general, under Rule 144, as currently in effect, any holder of Restricted Shares, including an Affiliate of the Company, as to which at least two years have elapsed since the later of the date of the acquisition of such Restricted Shares from the Company or an Affiliate, is entitled within any three-month period to sell a number of shares that does not exceed the greater of 1% of the then-outstanding shares of Common Stock or the average weekly trading volume of the Common Stock in the Nasdaq National Market during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. Affiliates of the Company must comply with the requirements of Rule 144 (except for the two-year holding period requirement) in order to sell shares of Common Stock which are not "restricted securities" (such as shares acquired by Affiliates in the Offering).

     Further, under Rule 144(k) a person who holds Restricted Shares as to which at least three years have elapsed since the date of their acquisition from the Company or an Affiliate, and who is not deemed to have been an Affiliate of the Company at any time during the three months preceding a sale, is entitled to sell such shares under Rule 144 without regard to volume limitations, manner of sale provisions, notice requirements or availability of current public information concerning the Company.

     The Commission has adopted amendments to Rule 144 that reduce the holding period for sales of Restricted Shares subject to the three-month volume limitation discussed above, from two years to one year. The amendments also reduce the holding period under Rule 144(k) from three years to two years. These amendments will go into effect approximately 60 days after their adoption by the Commission on February 18, 1997.


LOCK-UP AGREEMENTS

     As described below, substantially all of the Shares being offered by the Selling Securityholders are subject to lock-up agreements with the Company that limit the number of Shares that may be sold by them during a given period of time.

     SERIES G AND SERIES J WARRANTHOLDERS


     Of the Shares being offered by the Selling Securityholders, 4,127,262 shares of Common Stock and 2,813,924 shares of common stock underlying the Series G and Series J Warrants are subject to lock-up agreements in favor of the Company which provide that, commencing on June 30, 1996 (the "Commencement Date"): (i) none of such shares, warrants or options may, without the prior written consent of the Company, be sold, exercised or otherwise disposed of for a period of four months following the Commencement Date; (ii) during November 1996, each such Selling Securityholder will sell no more than 5% of their shares of Common Stock and, commencing on November 1, 1996, each such Selling Securityholder may exercise the Warrants held by such holder and the shares of Common Stock received upon such exercise will not be subject to any lock-up provisions; (iii) during December 1996, each such Selling Securityholder will sell no more than 7.5% of the shares of Common Stock held by such holder; (iv) during each month commencing with January 1, 1996 and ending June 30, 1997, each such Selling Securityholder will be permitted to sell no more than 15% of the shares of Common Stock owned by such holder; and (v) after June 30, 1997, the shares of Common Stock will no longer be subject to any lock-up provisions.


     ANGLO IRON & METAL

     Of the 227,693 shares of Common Stock issued by the Company in connection with the purchase of Anglo Iron & Metals in December 1995, 127,693 are being offered by Anglo Metal, Inc. as a Selling Securityholder. Pursuant to the terms of the its subscription agreement with the Company, Anglo Metal, Inc. may sell shares valued up to $35,000 per month, based upon the market price of such shares on the date of sale, until such time as all 127,693 held by it are sold.

     OFFICER'S AND DIRECTORS


     In addition to the lock-up agreements with the Selling Securityholders relating to the Shares offered hereby, the 2,478,003 shares of Common Stock (including shares underlying outstanding options) held by the Company's officers and directors are subject to lock-up agreements in favor of the Underwriter for the Public Offering which provide that none of such shares may, without the prior written consent of the Underwriter, be sold or otherwise disposed of until July 17, 1997. Upon the expiration of the lock-up agreements, all of such shares will be eligible for resale in the public market subject to the provisions of Rule 144. The Underwriter may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to the lock-up agreements.


REGISTRATION RIGHTS

     As described below, the holders of certain shares of the Company's
Common Stock and certain outstanding warrants and options are entitled to certain rights with respect to the registration under the Securities Act of their shares of Common Stock (the "Registerable Common Stock") or the shares of Common Stock issuable upon conversion or exercise of their Series C Preferred, warrants or options (the "Registerable Warrant Stock"). These rights are granted under the terms of agreements between the Company and the holders of the Registerable Common Stock or the Registerable Warrant Stock.
In connection with such rights, the Company has agreed to pay all registration expenses, other than fees of the holder's own counsel, transfer taxes, and underwriting discounts and commissions payable in connection with the registration of any shares of Registerable Common Stock or Registerable
Warrant Stock. In addition, the Company has agreed to indemnify the holders of such securities against certain liabilities arising under the Securities Act.

     REQUIRED REGISTRATION

     The Selling Securityholders are offering for sale 5,047,223 shares of Registerable Common Stock and 4,643,049 shares of Registerable Warrant Stock pursuant to registration rights previously granted by the Company. These registration rights generally require the Company file and to cause to become effective a registration statement covering these shares of Registration Common Stock and Registerable Warrant Stock on or before September 30, 1996 and to keep registration statement effective for a period of up to three years, otherwise the exercise price of the related warrants will be reduced.

     PIGGYBACK REGISTRATION

     Whenever the Company proposes to register any shares of Common Stock, the Company is required to give notice to the holders of 836,823 shares of Registerable Warrant Stock who have the right to include such shares in the registration statement ("Piggyback Registration Rights"). The Selling Securityholders are offering 376,812 shares of registerable common stock and 920,046 shares of Registerable Warrant Stock pursuant to the exercise of their Piggyback Registration Rights.

     Upon expiration of the registration statement filed under the Company's registration obligation described in the preceding section, the holders of the Registerable Common Stock and Registerable Warrant Stock included therein have limited Piggyback Registration Rights.

     The Piggyback Registration Rights are subject to certain conditions, including the ability of an underwriter to limit the number of shares of Registerable Common Stock and Registerable Warrant Stock included in the registration statement or to exclude certain shares of Registrable Common Stock or Registerable Warrant Stock from the Registration Statement.

     DEMAND REGISTRATION

     Holders of 479,586 shares of Registerable Warrant Stock are entitled to require the Company to use its reasonable best efforts to register such shares at the Company's expense within 150 to 180 days of their demand ("Demand Registration Rights"). The Demand Registration Rights may only be exercised once.

                              PLAN OF DISTRIBUTION

     The Shares from time to time may be offered for sale either directly by the Selling Securityholders or by their pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market or in negotiated transactions. Sales of Shares in the over-the-counter market may be by means of one or more of the following: (a) a block trade in which a broker or dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchase by a dealer as principal and resale by such dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.


     Substantially all of the Selling Securityholders are subject to lock-up agreements with the Company that limit the number of Shares that may be sold by them during a given period of time. See "Shares Eligible for Future Sale - Lock-Up Agreements."


     The Selling Securityholders have agreed not to sell their Shares offered hereby if an underwriter of the Company's securities requests that no sales of securities be made during the course of an offering by the Company. In addition, the Selling Securityholders have agreed not to sell the Shares offered hereby during the time of any distribution of the Company's securities or while the Company is repurchasing its securities if sales by the Selling Securityholders during such times would violate federal securities laws.

     Except as set forth above, the Selling Securityholders have advised the Company that they have made no arrangement or agreements with any underwriters, brokers or dealers regarding the resale of the Shares prior to the effective date of this Prospectus. The Selling Securityholders may pay commissions or allow discounts to any brokers or dealers participating in the resale of the Shares, which commissions or discounts may be less than or in excess of the customary rates of such brokers or dealers for similar transactions. The Shares will be sold at market prices prevailing at the time of sale or at negotiated prices which, in the case of Weissman Financial, will be not less than prevailing market prices.

     The Selling Securityholders that participate in sales of the Shares and any underwriters, brokers or dealers engaged by them may be deemed underwriters, and any profits on sales of the Shares by them and any discounts, commissions or concessions received by any Selling Securityholder or underwriter, broker or dealer may be deemed to be underwriting discounts or commissions under the Securities Act.

     Upon the Company being notified by a Selling Securityholder that any material arrangement has been entered into with an underwriter, broker or dealer for the sale of the Shares through a secondary distribution or a purchase by an underwriter, broker or dealer, a supplemented prospectus will be filed, if required, disclosing such of the following information as the Company believes appropriate: (i) the name of each such Selling Securityholder and of the participating underwriter, broker or dealer; (ii) the number of Shares involved; (iii) the price at which such Shares were sold; (iv) the commissions paid or discounts or concessions allowed to such underwriter, broker or dealer and (v) other facts material to the transaction.

     The Company has agreed to indemnify the Selling Securityholders, and the Selling Securityholders have agreed to indemnify the Company, against certain civil liabilities, including liabilities under the Securities Act.

     The Company is offering the Shares to the holders of the Warrants and will amend or supplement this Prospectus, from time to time, to reflect the exercise of Warrants by the holders thereof and to permit the public sale of the Shares.

     The Company is unable to predict the effect which sales of the Shares offered hereby might have upon the Company's ability to raise further capital.

     The Company will pay all of the expenses incident to the offering and sale of the Shares to the public other than commissions and discounts of underwriters, dealers or agents.

     In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in such states or an exemption from registration or qualification is available and complied with.

                               LEGAL MATTERS

     The legality of the shares of Common Stock being offered will be passed on for the Company by Friedlob Sanderson Raskin Paulson & Tourtillott, LLC, Denver, Colorado.

                                 EXPERTS


     The financial statements of the Company for the year ended September 30, 1994 appearing in this Prospectus have been audited by AJ. Robbins, P.C., independent certified public accountants, as stated in their report appearing herein, and have been so included herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing. The financial statements of the Company for the years ended September 30, 1995 and 1996 have been audited by BDO Seidman, LLP, independent certified public accountants, as stated in their report appearing herein, and have been so included herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.


     The financial statements of Anglo Metal, Inc., d/b/a Anglo Iron & Metal for the years ended December 31, 1993, 1994 and 1995 appearing in this Prospectus have been audited by AJ. Robbins, P.C., independent certified public accountants, as stated in their report appearing herein, and have been so included herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

     The financial statements of Mid-America Shredding for the year ended December 31, 1995 appearing in this Prospectus have been audited by AJ. Robbins, P.C., independent certified public accountants, as stated in their report appearing herein, and have been so included herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

     The financial statements of Weissman Iron & Metal, a division of Weissman Industries, Inc. for the years ended December 31, 1993, 1994 and 1995, appearing in this Prospectus have been audited by AJ. Robbins, P.C., independent certified public accountants, as stated in their report appearing herein, and have been so included herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                     CHANGE IN INDEPENDENT ACCOUNTANTS

     The Company engaged BDO Seidman, LLP on March 25, 1996, to serve as its independent auditors, replacing AJ. Robbins, P.C., who was dismissed as the Company's independent auditors on March 25, 1996. This change in independent auditors was recommended by the audit committee of the Company's Board of Directors and approved by the Company's Board of Directors. During the past two fiscal years through March 25, 1996, AJ. Robbins, P.C.'s report on the financial statements of the Company neither contained any adverse opinion or disclaimer of opinion nor was qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between the Company and AJ. Robbins, P.C. on any matters of accounting principles or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of

AJ. Robbins, P.C., would have caused them to make reference to the subject matter of the disagreement in their report.

                          RECYCLING INDUSTRIES, INC.
                               AND SUBSIDIARIES

                                  CONTENTS

RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

Pro Forma Explanatory Headnote                                     F-3 - F-6
Year Ended September 30, 1996 (Unaudited)
  Unaudited Pro Forma Consolidated Statement of Operations               F-7
  Notes to Pro Forma Consolidated Statement of Operations          F-8 - F-9

RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

  Report of Independent Certified Public Accountants                    F-10
  Report of Independent Certified Public Accountants -
    NR Holdings, Inc.                                                   F-11
  Report of Independent Certified Public Accountants                    F-12
  Financial Statements:
    Consolidated Balance Sheets                                  F-13 - F-14
    Consolidated Statements of Operations                        F-15 - F-16
    Consolidated Statements of Stockholders' Equity              F-17 - F-18
    Consolidated Statements of Cash Flows                        F-19 - F-20
  Summary of Accounting Policies                                 F-21 - F-26
  Notes to Consolidated Financial Statements                     F-27 - F-56

ANGLO METAL, INC. dba ANGLO IRON & METAL
  Report of Independent Certified Public Accountants                    F-57
  Financial Statements
    Balance Sheets                                               F-58 - F-59
    Statements of Operations                                            F-60
    Statements of Changes in Stockholders' Equity                       F-61
    Statements of Cash Flows                                            F-62
  Notes to Financial Statements                                  F-63 - F-71

                          RECYCLING INDUSTRIES, INC.
                               AND SUBSIDIARIES

                                  CONTENTS

MID-AMERICA SHREDDING, INC.
  Report of Independent Certified Public Accountants                    F-72
  Financial Statements
    Balance Sheet                                                       F-73
    Statement of Operations                                             F-74
    Statement of Changes in Stockholders' Equity                        F-75
    Statement of Cash Flows                                             F-76
  Notes to Financial Statements                                  F-77 - F-81

WEISSMAN IRON & METAL, A DIVISION OF
WEISSMAN INDUSTRIES, INC.
  Report of Independent Certified Public Accountants                    F-82
  Financial Statements
    Balance Sheets                                                      F-83
    Statements of Operations                                            F-84
    Statement of Changes in Division Equity                             F-85
    Statements of Cash Flows                                            F-86
  Notes to Financial Statements                                  F-87 - F-95

                          RECYCLING INDUSTRIES, INC.
                               AND SUBSIDIARIES

                            EXPLANATORY HEADNOTE

INTRODUCTION

The following unaudited pro forma condensed consolidated statement of operations gives effect to the acquisitions by Recycling Industries, Inc. (the Company) of the entities detailed below and are based on the estimates and assumptions set forth herein and in the notes to such statements. This pro forma information has been prepared utilizing the historical financial statements and notes thereto, which are incorporated by reference herein.
The pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the acquisitions been effected on the dates indicated or the results which may be obtained in the future.

The pro forma consolidated statement of operations for the year ended September 30, 1996 includes the operating results of the Company, Anglo, Mid-America and Weissman for such period.

ANGLO METAL, INC. DBA ANGLO IRON & METAL

On December 11, 1995, the Company acquired substantially all of the assets and the business of Anglo Metal, Inc. dba Anglo Iron & Metal (Anglo). The assets acquired from Anglo consisted of a heavy duty automotive shredder, inventories, metals shearing equipment, balers, heavy equipment, tools and rolling stock used in the business of recycling ferrous and non-ferrous metals. The Company also purchased from Anglo certain real property, buildings and leasehold improvements used in the business of recycling ferrous and non-ferrous metals.

The $6,054,000 purchase price for Anglo was comprised of: $2,100,000 in cash; a $1,833,000 note payable in monthly installments of approximately $181,000 beginning in February 1996; a $446,000 secured promissory note payable in 60 consecutive monthly installments of $9,000; a $750,000 unsecured note payable in 72 equal consecutive monthly installments of $10,400; and 227,693 shares of the Company's common stock valued at $925,000.

Of the cash paid at the closing of the acquisition, $1,800,000 was obtained through a sale-leaseback transaction with Ally Capital Corporation, collateralized by all of Anglo's machinery and equipment, accounts receivable and inventories, which has been recorded as a capital lease. The terms of the sale-leaseback provide for 60 consecutive monthly lease payments of $41,000 with a bargain purchase option at the end of the lease term. The lease contains numerous covenants for maintaining certain financial ratios and earnings levels. The remaining $300,000 paid at closing was obtained from the operating cash reserves and working capital of the Company.

                          RECYCLING INDUSTRIES, INC.
                               AND SUBSIDIARIES

                             EXPLANATORY HEADNOTE

The purchase price for Anglo has been allocated as follows:

------------------------------------------------------------------------------

Equipment under capital lease                                  $  1,800,000
Contract to purchase land and buildings                              70,000
Covenant not to compete                                           1,000,000
Inventories                                                       1,354,000
Purchase price in excess of net assets acquired                   1,830,000
------------------------------------------------------------------------------

Total purchase price                                              6,054,000
Notes payable                                                    (3,029,000)
Common stock                                                       (925,000)
------------------------------------------------------------------------------

Cash paid at closing                                              2,100,000
Capital lease obligation                                         (1,800,000)
------------------------------------------------------------------------------

Cash from operating capital                                    $    300,000
------------------------------------------------------------------------------

MID-AMERICA SHREDDING, INC.

On April 15, 1996, the Company acquired the assets and the business of Mid-America Shredding, Inc. (Mid-America). The assets acquired from Mid-America consisted of real property, buildings, inventories, a heavy duty automotive shredder, a wire chopping plant, heavy equipment and tools used in the business of recycling ferrous and non-ferrous metals.

The purchase price for Mid-America was $1,918,000, comprised of $708,000 in cash, and the assumption of Mid-America's outstanding bank debt of $1,210,000.

The purchase price for Mid-America has been allocated as follows:

------------------------------------------------------------------------------

Inventory                                                      $     55,000
Land                                                                 51,000

Buildings and improvements                                          317,000
Machinery and equipment                                           1,495,000
------------------------------------------------------------------------------

Total purchase price                                              1,918,000
Notes payable                                                    (1,210,000)
------------------------------------------------------------------------------

Cash paid at closing                                           $    708,000
------------------------------------------------------------------------------

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                            EXPLANATORY HEADNOTE

WEISSMAN IRON AND METAL, A DIVISION OF WEISSMAN INDUSTRIES, INC.

On August 5, 1996, the Company acquired the business of Weissman Iron and Metal, a division of Weissman Industries, Inc. (Weissman), through the purchase of all of the outstanding common stock of Weissman.

The assets of Weissman consist of a heavy duty automotive shredder, metal shearing equipment, a Coreco aluminum furnace, heavy equipment, tools and rolling stock, real property and buildings, inventories and accounts receivable used in the business of recycling ferrous and non-ferrous metals.

The purchase price for Weissman has been allocated as follows:

------------------------------------------------------------------------------

Cash                                                           $    11,000
Prepaid expenses                                                    10,000
Accounts receivable                                              1,155,000
Inventories                                                      1,224,000
Buildings and improvements                                       2,000,000
Automotive shredder                                              2,700,000
Heavy equipment                                                  2,762,000
Equipment and rolling stock                                      1,448,000
Land                                                             1,000,000
Covenant not to compete                                            250,000
Purchase price in excess of net assets acquired                    250,000
Accounts payable                                                  (546,000)
Accrued payroll and other                                         (192,000)
------------------------------------------------------------------------------

Total purchase price                                            12,072,000
Notes payable                                                   (4,733,000)
Common stock                                                    (1,500,000)
------------------------------------------------------------------------------

Cash paid at closing                                           $ 5,839,000
------------------------------------------------------------------------------

The $4,733,000 notes payable are secured by the assets of Weissman. $3,500,000 of such notes are payable in 60 monthly installments of $58,333. Of the balance, $1,233,000 is pursuant to a revolving credit facility bearing interest at prime plus 2.25%. The Company also issued 363,637 shares of common

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                            EXPLANATORY HEADNOTE


stock in settlement of $1,500,000 of the purchase price.

                             RECYCLING INDUSTRIES, INC.
                                  AND SUBSIDIARIES

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         Anglo
                                                      Iron & Metal
Year Ended                  Recycling      Anglo        Pro Forma     Mid-America
September 30, 1996         Industries   Iron & Metal   Adjustments     Shredding
-----------------------------------------------------------------------------------
REVENUES:
  Sales                    $26,667,000  $13,892,000  $(11,085,000)(4)  $2,857,000
  Brokerage                    952,000      462,000      (462,000)(4)           -
  Other income                   4,000        5,000        (2,000)(4)           -
-----------------------------------------------------------------------------------
Total revenues              27,623,000   14,359,000   (11,549,000)      2,857,000
-----------------------------------------------------------------------------------
COSTS AND EXPENSES:
  Cost of sales             25,654,000   13,110,000   (10,936,000)(4)   2,754,000
                                     -            -        26,000 (1)           -
                                     -            -      (100,000)(5)           -
  Cost of brokerage            936,000      462,000      (462,000)(4)           -
  Personnel                  1,454,000      594,000      (368,000)(4)      92,000
                                     -            -      (110,000)(3)           -
  Professional services        644,000       31,000        (1,000)(4)      15,000
  Travel                       106,000       13,000       (13,000)(4)      18,000
  Occupancy                     65,000            -             -           6,000
  Depreciation and
   amortization                283,000      110,000      (110,000)(4)       4,000
                                     -            -        22,000 (1)           -
                                     -            -        28,000 (2)           -
  Interest                     732,000      323,000      (256,000)(4)     133,000
                                     -            -        19,000 (7)           -
  Management fee                     -            -             -               -
  Other general and
   administrative              771,000      190,000      (111,000)(4)      40,000
                                     -            -             -               -
-----------------------------------------------------------------------------------
Total costs and expenses    30,645,000   14,833,000   (12,372,000)      3,062,000
-----------------------------------------------------------------------------------
Income (loss) before
 taxes on income (loss)     (3,022,000)    (474,000)      823,000        (205,000)
Taxes on income (loss)           9,000            -             - (6)           -
-----------------------------------------------------------------------------------
Income (loss) from
 operations, net of
 taxes on income (loss)    $(3,031,000)  $ (474,000) $    823,000      $ (205,000)
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
Net income (loss) after
 extraordinary item and
 taxes on income (loss)    $(2,961,000)  $ (474,000) $    823,000      $ (205,000)
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
LOSS PER SHARE
  Loss from operations,
   net of income taxes     $      (.30)
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
  Net loss after
   extraordinary item
   and income taxes        $      (.29)
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
  Weighted average
   number of common
   shares outstanding       10,212,236
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

                             Mid-America                   Weissman
                              Shredding                  Iron & Metal
Year Ended                    Pro Forma      Weissman      Pro Forma     Consolidated
September 30, 1996           Adjustments   Iron & Metal   Adjustments     Pro Forma
-------------------------------------------------------------------------------------
REVENUES:
  Sales                     $(1,687,000)(4) $14,982,000  $(2,654,000)(4)  $42,972,000
  Brokerage                           -       3,791,000     (490,000)(4)    4,253,000
  Other income                        -          26,000            -           33,000
-------------------------------------------------------------------------------------
Total revenues               (1,687,000)     18,799,000   (3,144,000)      47,258,000
-------------------------------------------------------------------------------------
COSTS AND EXPENSES:
  Cost of sales              (1,525,000)(4)  10,830,000   (2,017,000)(4)   37,886,000
                                (20,000)(1)           -     (135,000)(3)            -
                                      -               -      245,000 (1)            -
  Cost of brokerage                   -       3,848,000     (474,000)(4)    4,310,000
  Personnel                     (32,000)(4)     740,000     (116,000)(4)    2,254,000
                                      -               -            -                -
  Professional services         (10,000)(4)      47,000            -          726,000
  Travel                        (18,000)(4)       1,000            -          107,000
  Occupancy                      (6,000)(4)      12,000      (12,000)(4)       65,000
  Depreciation and
   amortization                  (4,000)(4)      66,000      (24,000)(4)      428,000
                                      -               -       11,000 (1)            -
                                      -               -       42,000 (2)            -
  Interest                      (66,000)(4)      84,000      (84,000)(4)    1,346,000
                                      -               -      461,000 (7)            -
  Management fee                      -         105,000     (105,000)(3)            -
  Other general and
   administrative               (30,000)(4)     292,000       (4,000)(4)    1,092,000
                                      -               -      (56,000)(3)            -
-------------------------------------------------------------------------------------
Total costs and expenses     (1,711,000)     16,025,000   (2,268,000)      48,214,000
-------------------------------------------------------------------------------------
Income (loss) before
 taxes on income (loss)          24,000       2,774,000     (876,000)        (956,000)
Taxes on income (loss)                - (6)           -      228,000 (6)      237,000
-------------------------------------------------------------------------------------
Income (loss) from
 operations, net of
 taxes on income (loss)     $    24,000     $ 2,774,000  $(1,104,000)     $(1,193,000)
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Net income (loss) after
 extraordinary item and
 taxes on income (loss)     $    24,000     $ 2,774,000  $(1,104,000)     $(1,123,000)
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
LOSS PER SHARE
  Loss from operations,
   net of income taxes                                                    $      (.12)
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
  Net loss after
   extraordinary item
   and income taxes                                                       $      (.11)
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
  Weighted average
   number of common
   shares outstanding                                                      10,212,236
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

                      SEE ACCOMPANYING HEADNOTE AND NOTES TO
                  PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS.

                             RECYCLING INDUSTRIES, INC.
                                  AND SUBSIDIARIES

            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

PRO FORMA ADJUSTMENTS

The adjustments relating to the pro forma consolidated statement of operations are computed assuming the acquisitions of Anglo, Mid-America and Weissman were consummated at the beginning of the period presented.

1.   ADDITIONAL DEPRECIATION AND AMORTIZATION

     ANGLO AND WEISSMAN

Reflects additional depreciation of property and equipment due to the increased cost of the assets acquired. Reflects amortization of goodwill using the straight line method over 20 years for Anglo and Weissman.

     MID-AMERICA

Adjusts depreciation of property and equipment due to the allocated cost of the assets acquired.

2.   NON-COMPETE AND CONSULTING AGREEMENTS

Reflects amortization of the non-compete and consulting agreements with the president of Anglo and the president of Weissman over six and five year terms using the straight line method.

3.   NON-RECURRING EXPENSES

Removes non-recurring expenses paid to former officers and stockholders of the acquired businesses for salaries and benefits that will not be incurred in the future under the terms of the acquisition agreements.

4.   DUPLICATE TRANSACTIONS

Removes operations for Anglo, Mid-America and Weissman subsequent to their acquisition, which are included in the historical operations of the Company for the year ended September 30, 1996. The assets and liabilities of Anglo, Mid-America, and Weissman are included in the Company's consolidated balance sheet at September 30, 1996.

                       RECYCLING INDUSTRIES, INC.
                           AND SUBSIDIARIES

          NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

5.   NON-RECURRING REMEDIATION EXPENSES

Removes non-recurring outside labor costs, direct labor costs and landfill costs incurred for remediation costs in compliance with the terms of the Anglo sale agreement.

6.   PROVISION FOR INCOME TAXES

No provision for federal income taxes on the acquired operations has been recorded due to the recognition of the tax benefit from utilization of Recycling Industries, Inc.'s net operating loss carryforwards.

     WEISSMAN

Records provision for state income taxes on Weissman's taxable income.

7.   INTEREST EXPENSE

Reflects interest expense for notes payable used to finance the acquisition of Weissman (interest at prime plus 2.25%; 10.5% at September 30, 1996) and Anglo (interest at 14%).

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Recycling Industries, Inc.
Englewood, Colorado

We have audited the accompanying consolidated balance sheets of Recycling Industries, Inc. and subsidiaries as of September 30, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of a subsidiary, which statements reflect total assets of $8,290,000 as of September 30, 1996, and total revenues of $11,310,000 for the year then ended. Those statements were audited by another auditor whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such subsidiary, is based solely on the report of the other auditor.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditor, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Recycling Industries, Inc. and subsidiaries as of September 30, 1996 and 1995 and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                       BDO Seidman, LLP

Denver, Colorado
December 13, 1996

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
NR Holdings, Inc.
Las Vegas, Nevada

We have audited the accompanying consolidated balance sheet of NR Holdings, Inc. and Subsidiary as of September 30, 1996 and the related statements of operations and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the financial position of NR Holdings, Inc. and Subsidiary as of September 30, 1996 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



                             AJ. Robbins, PC.
                             Certified Public Accountants and Consultants

Denver, Colorado
October 18, 1996

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Recycling Industries, Inc.
Denver, Colorado

We have audited the accompanying consolidated statements of operations, stockholders' equity and cash flows of Recycling Industries, Inc. (formerly Environmental Recovery Systems, Inc.) and subsidiaries for the year ended September 30, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Recycling Industries, Inc. and subsidiaries for the year ended September 30, 1994, in conformity with generally accepted accounting principles.


                             AJ. Robbins, PC.
                             Certified Public Accountants and Consultants

Denver, Colorado
November 3, 1995

                          RECYCLING INDUSTRIES, INC.
                               AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEETS

                                                                     September 30,
                                               DECEMBER 31,   -------------------------
                                                   1996           1996          1995
                                               -----------    -----------   -----------
                                               (Unaudited)
ASSETS (Notes 7 and 8)

CURRENT ASSETS:
  Cash                                         $ 1,761,000    $ 1,450,000   $   184,000
  Trade accounts receivable,
       less allowance for doubtful accounts
       of $50,000, $10,000 and $10,000           4,053,000      4,379,000     1,026,000
  Accounts receivable, related party               112,000         77,000       223,000
  Inventories (Note 2)                           2,049,000      2,473,000       497,000
  Prepaid expenses                                 264,000        272,000       137,000
  Other                                                -          120,000           -
                                               -----------    -----------   -----------
Total current assets                             8,239,000      8,771,000     2,067,000
                                               -----------    -----------   -----------
PROPERTY AND EQUIPMENT, NET (Note 3)            20,651,000     20,492,000     6,686,000
                                               -----------    -----------   -----------
OTHER ASSETS:
  Deferred income taxes, net (Note 5)              800,000        800,000       800,000
  Other assets, net (Note 4)                     4,988,000      4,792,000       744,000
                                               -----------    -----------   -----------
Total other assets                               5,788,000      5,592,000     1,544,000
                                               -----------    -----------   -----------
                                               $34,678,000    $34,855,000   $10,297,000
                                               -----------    -----------   -----------
                                               -----------    -----------   -----------

   See accompanying summary of accounting policies and notes to consolidated financial statements.

                          RECYCLING INDUSTRIES, INC.
                               AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEETS

                                                                               September 30,
                                                       DECEMBER 31,   ----------------------------
                                                           1996            1996           1995
                                                       ------------    ------------   ------------
                                                       (Unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Trade accounts payable                               $  2,014,000    $  2,673,000   $   655,000
  Trade accounts payable-related parties                          -          61,000        73,000
  Accrued liabilities:
    Payroll and other                                       403,000         500,000       107,000
    Income taxes payable (Note 5)                            80,000         107,000        86,000
    Interest                                                 26,000          36,000        22,000
    Interest-related party                                        -          15,000         8,000
  Due to factor, related party (Note 8)                           -               -       197,000
  Current maturities of long-term debt (Note 7)           1,882,000       1,707,000       325,000
  Current maturities of long-term debt,
       related parties (Note 8)                           1,450,000       2,075,000       218,000
                                                       ------------    ------------   -----------
Total current liabilities                                 5,855,000       7,174,000     1,691,000
                                                       ------------    ------------   -----------
LONG-TERM DEBT, less current maturities (Note 7)         11,816,000      10,067,000       173,000

LONG-TERM DEBT-RELATED PARTIES, less current
 maturities (Note 8)                                        789,000       1,951,000     1,979,000
                                                       ------------    ------------   -----------
Total liabilities                                        18,460,000      19,192,000     3,843,000
                                                       ------------    ------------   -----------
COMMITMENTS AND CONTINGENCIES (Note 12)

REDEEMABLE COMMON STOCK, $.001 par value,
 363,636 shares issued and outstanding
 (Note 1)                                                 1,500,000       1,500,000             -
                                                       ------------    ------------   -----------
STOCKHOLDERS' EQUITY (Note 10)
  Preferred stock, no par value, 10,000,000 shares
   authorized:
     Series A, 0, 0 and 13,000 shares issued and
      outstanding                                                 -               -     1,312,000
     Series B, 0, 0 and 300,000 shares issued and
      outstanding                                                 -               -       450,000
     Series C, convertible, 10,000, 0 and 0 shares
      issued and outstanding                                907,000               -             -
  Common stock, $.001 par value, 50,000,000 shares
   authorized, 13,450,793, 13,430,793 and 8,395,785
   shares issued and outstanding                             13,000          13,000         8,000
  Additional paid-in capital                             25,550,000      25,547,000    13,120,000
  Accumulated deficit                                   (11,752,000)    (11,397,000)   (8,436,000)
                                                       ------------    ------------   -----------
Total stockholders' equity                               14,718,000      14,163,000     6,454,000
                                                       ------------    ------------   -----------
                                                       $ 34,678,000    $ 34,855,000   $10,297,000
                                                       ------------    ------------   -----------
                                                       ------------    ------------   -----------

  See accompanying summary of accounting policies and notes to consolidated financial statements.

                          RECYCLING INDUSTRIES, INC.
                               AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF OPERATIONS

                                           THREE MONTHS ENDED
                                               DECEMBER 31,                       Years Ended September 30,
                                       ----------------------------    ------------------------------------------
                                           1996             1995            1996           1995           1994
-----------------------------------------------------------------------------------------------------------------
                                        (Unaudited)     (Unaudited)
Revenues:
  Sales (Note 6)                       $ 10,216,000    $  3,458,000    $ 26,667,000   $ 13,812,000   $  4,812,000
  Brokerage                                 545,000               -         952,000              -              -
  Other Income                                8,000               -           4,000         41,000         19,000

-----------------------------------------------------------------------------------------------------------------

Total revenues                           10,769,000       3,458,000      27,623,000     13,853,000      4,831,000
-----------------------------------------------------------------------------------------------------------------

COSTS AND EXPENSES:
  Cost of sales                           8,928,000       3,053,000      24,465,000      9,156,000      3,516,000
  Cost of brokerage                         524,000               -         936,000              -              -
  Cost of sales, related parties                  -         362,000       1,189,000      1,713,000        594,000
  Personnel                                 651,000         431,000       1,454,000        744,000        327,000
  Professional services                      50,000         143,000         644,000        527,000        553,000
  Travel                                     28,000          17,000         106,000         39,000         60,000
  Occupancy                                  62,000          14,000          65,000         83,000         50,000
  Depreciation and amortization             227,000          31,000         283,000        258,000        258,000
  Interest                                  459,000          96,000         732,000        407,000        203,000
  Other general and administrative          195,000         120,000         771,000        628,000        204,000
  Abandonment of projects                         -               -               -              -        208,000
-----------------------------------------------------------------------------------------------------------------

Total costs and expenses                 11,124,000       4,267,000      30,645,000     13,555,000      5,973,000
-----------------------------------------------------------------------------------------------------------------

Income (loss) before extraordinary
  gain                                     (355,000)       (809,000)     (3,022,000)       298,000     (1,142,000)
Extraordinary gain from settlement
  of debts (Note 11)                              -               -          70,000        806,000        218,000
-----------------------------------------------------------------------------------------------------------------

Income (loss) before taxes (benefit)
  on income (loss)                         (355,000)       (809,000)     (2,952,000)     1,104,000       (924,000)
Taxes (benefit) on income (loss)
  (Note 5)                                        -        (441,000)          9,000       (711,000)             -
-----------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS)                      $   (355,000)   $   (368,000)   $ (2,961,000)  $  1,815,000   $   (924,000)
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

                          RECYCLING INDUSTRIES, INC.
                               AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF OPERATIONS

                                       THREE MONTHS ENDED
                                          DECEMBER 31,                      Years Ended September 30,
                                   ---------------------------     -------------------------------------------
                                       1996           1995             1996             1995           1994
--------------------------------------------------------------------------------------------------------------
                                    (Unaudited)    (Unaudited)
PRIMARY INCOME (LOSS) PER
  COMMON SHARE
    Before extraordinary item      $       (.03)  $       (.04)    $       (.30)   $        .17   $       (.46)
    Extraordinary item                        -              -              .01             .13            .09
--------------------------------------------------------------------------------------------------------------

  Primary net income (loss)
    per common share               $       (.03)  $       (.04)    $       (.29)   $        .30   $       (.37)
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

  Weighted average number of
    common shares outstanding        13,882,482      8,452,066       10,212,236       6,099,694      2,504,762
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

FULLY DILUTED INCOME (LOSS)
  PER COMMON SHARE
  Before extraordinary item        $       (.03)  $       (.04)    $       (.30)   $        .16   $       (.43)
  Extraordinary item                          -              -              .01             .13            .08
--------------------------------------------------------------------------------------------------------------

  Fully diluted net income (loss)
    per common share               $       (.03)  $       (.04)    $       (.29)   $        .29   $       (.35)
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

Weighted average number of
  common shares outstanding          13,892,084      8,460,733       10,212,236       6,307,694      2,623,069
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

See accompanying summary of accounting policies and notes to consolidated financial statements.

                         RECYCLING INDUSTRIES, INC.
                             AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

----------------------------------------------------------------------------------------------------------------------------------
YEARS ENDED SEPTEMBER 30, 1994,   PREFERRED STOCK      COMMON STOCK     Additional               Other
1995 AND 1996 AND THREE MONTHS   ------------------  -----------------    Paid-in      Option    Equity   Accumulated
ENDED DECEMBER 31, 1996          Shares     Amount    Shares    Amount    Capital      To CEO   Security   (Deficit)      Total
----------------------------------------------------------------------------------------------------------------------------------
BALANCE, October 1, 1993              -  $        -  2,387,728  $3,000  $6,618,000  $       -  $       -  $(9,327,000) $(2,706,000)
  Preferred stock issued for
   debt (Note 10)               591,333     887,000          -       -           -          -          -            -      887,000
  Preferred stock issued for
   acquisition of NRI (Note 1)   38,000   3,612,000          -       -           -          -          -            -    3,612,000
  Common stock issued for
   services                           -           -     30,000       -      56,000          -          -            -       56,000
  Common stock issued for
   services                           -           -     39,600       -     242,000          -          -            -      242,000
  Common stock issued for debt
   (Note 10)                          -           -    548,376       -   1,351,000          -          -            -    1,351,000
  Contribution to capital
   (Note 10)                          -           -          -       -       2,000          -          -            -        2,000
  Conversion of accrued salary
   (Note 10)                          -           -          -       -           -          -    246,000            -      246,000
  Net loss                            -           -          -       -           -          -          -     (924,000)    (924,000)
----------------------------------------------------------------------------------------------------------------------------------

BALANCE, September 30, 1994     629,333   4,499,000  3,005,704   3,000   8,269,000          -    246,000  (10,251,000)   2,766,000
  Redemption of preferred
   stock Series A (Note 10)     (25,000) (2,300,000)         -       -           -          -          -            -   (2,300,000)
  Redemption of preferred
   stock Series B and other
   equity for Option to CEO
   (Note 10)                   (291,333)   (437,000)         -       -           -    683,000   (246,000)           -            -
  Common stock issued for
   acquisition of MRI
   (Note 1)                           -           -    120,000       -   1,200,000          -          -            -    1,200,000
  Common stock issued during
   private offering, net of
   offering costs of $590,000
   (Note 10)                          -         -    3,746,400   4,000   2,778,000          -          -            -    2,782,000
  Common stock issued to
   retire debt                        -         -      166,666       -     150,000          -          -            -      150,000
  Common stock issued for
   renegotiation of payment
   terms for a stockholder
   loan                               -         -       10,000       -           -          -          -            -            -
  Common stock issued for
   services                           -         -       10,000       -      25,000          -          -            -       25,000
  Common stock issued for
   interest on bridge loans           -         -       17,351       -      16,000          -          -            -       16,000
  Common stock issued on
   exercise of option to CEO
   (Note 10)                          -         -    1,319,445   1,000     682,000   (683,000)         -            -            -
  Common stock rounding due
   to stock split                     -         -          219       -           -          -          -            -            -
  Net income                          -         -            -       -           -          -          -    1,815,000    1,815,000
----------------------------------------------------------------------------------------------------------------------------------

                          RECYCLING INDUSTRIES, INC.
                               AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

----------------------------------------------------------------------------------------------------------------------------------
YEARS ENDED SEPTEMBER 30, 1994,   PREFERRED STOCK      COMMON STOCK     Additional               Other
1995 AND 1996 AND THREE MONTHS   ------------------  -----------------    Paid-in      Option    Equity   Accumulated
ENDED DECEMBER 31, 1996          Shares     Amount    Shares    Amount    Capital      To CEO   Security   (Deficit)      Total
----------------------------------------------------------------------------------------------------------------------------------
BALANCE, September 30, 1995     313,000   1,762,000  8,395,785   8,000  13,120,000          -          -   (8,436,000)   6,454,000
  Common stock issued for
   acquisition of Anglo
   (Note 1)                           -           -    227,693       -     925,000          -          -            -      925,000
  Conversion of preferred
   stock series B
   (Note 10)                   (300,000)   (450,000)    12,000       -     450,000          -          -            -            -
  Common stock issued in
   private offering, net of
   offering costs of $548,000
   (Note 10)                          -           -  1,070,636   1,000   2,395,000          -          -            -    2,396,000
  Conversion of bridge loans
   (Note 10)                          -           -    413,523       -   1,138,000          -          -            -    1,138,000
  Exercise of options and
    warrants                          -           -    816,822   1,000     314,000          -          -            -      315,000
  Common stock issued in
   public offering, net of
   offering costs of
   $2,510,000 (Note 10)               -           -  3,994,652   4,000  13,964,000          -          -            -   13,968,000
  Redemption of common stock          -           -     (6,933)      -    (150,000)         -          -            -     (150,000)
  Redemption of common stock
   and preferred stock
   Series A (Note 10)           (13,000) (1,312,000)  (120,000)      -  (1,088,000)         -          -            -   (2,400,000)
  Redemption of common stock
   (Note 10)                          -           - (1,373,385) (1,000) (5,521,000)         -          -            -   (5,522,000)
  Net loss                            -           -          -       -           -          -          -   (2,961,000)  (2,961,000)
----------------------------------------------------------------------------------------------------------------------------------

BALANCE, September 30, 1996           -           - 13,430,793  13,000  25,547,000          -          -  (11,397,000)  14,163,000

Preferred stock Series C
 issued for cash net of
 offerings costs of $93,000
 (Note 10) (Unaudited)           10,000     907,000          -       -           -          -          -            -      907,000

Common stock issued on
 exercise of Series I
 warrants (Unaudited)                 -           -     20,000       -       3,000          -          -            -        3,000

Net loss for the period
 (Unaudited)                          -           -          -       -           -          -          -     (355,000)    (355,000)
----------------------------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 1996
 (Unaudited)                     10,000    $907,000 13,450,793 $13,000 $25,550,000     $    -     $    - $(11,752,000) $14,718,000
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------


            SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                          RECYCLING INDUSTRIES, INC.
                               AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                         INCREASE (DECREASE) IN CASH

                                              THREE MONTHS ENDED
                                                 DECEMBER 31,                      Years Ended September 30,
                                           -------------------------     -----------------------------------------
                                               1996          1995            1996            1995          1994
                                           -----------   -----------     -------------    ----------    ----------
                                           (Unaudited)   (Unaudited)
OPERATING ACTIVITIES:
  Net income (loss)                        $(355,000)     $(368,000)     $ (2,961,000)    $1,815,000    $(924,000)
  Adjustments to reconcile
    net income (loss)
    to net cash provided
    (used) in operating
    activities:
     Depreciation and amortization           532,000        173,000         1,197,000        784,000      392,000
     Extraordinary gain from
      settlement of debts                          -              -           (70,000)      (806,000)    (218,000)
     Write-off of Loef                             -              -           277,000              -            -
     Write-off acquisition costs                   -              -            23,000              -       72,000
     Issuance of stock for services                -              -                 -         25,000      244,000
     Deferred income taxes                         -       (441,000)                -       (800,000)           -
     Abandonment of projects                       -              -                 -              -      208,000
     Changes in assets and
      liabilities net of effects
      from purchases of subsidiaries:
        Trade accounts receivable            326,000         16,000        (2,199,000)        (3,000)    (898,000)
        Inventories                          424,000       (112,000)          657,000       (254,000)    (243,000)
        Prepaid expenses                       8,000              -          (124,000)       (26,000)    (111,000)
        Other current assets                 120,000        (16,000)         (120,000)        33,000      (40,000)
        Accounts payable                    (720,000)        72,000         1,531,000       (290,000)     506,000
        Accrued liabilities                 (122,000)        (3,000)          219,000       (451,000)     150,000
        Income taxes payable                 (27,000)             -            21,000         86,000            -
                                           ---------      ---------      ------------     ----------    ---------
Net cash provided (used) by
    operating activities                     186,000       (679,000)       (1,549,000)       113,000     (862,000)
                                           ---------      ---------      ------------     ----------    ---------
INVESTING ACTIVITIES:
  Additions to equipment                    (261,000)       (50,000)         (700,000)      (472,000)     (25,000)
  Additions to acquisition costs
   and goodwill                             (134,000)             -          (861,000)      (103,000)    (319,000)
  Payments for purchases of
   subsidiaries, net of
   cash acquired                                   -       (300,000)      (11,568,000)             -            -
  Receivables-related party                  (35,000)       161,000           146,000              -            -
  Other assets                               (99,000)      (170,000)           19,000              -            -
  Advances to related party                        -              -                 -       (238,000)           -
  Acquisition of Loef                              -              -                 -       (113,000)           -
  Sale of equipment                                -              -                 -              -       48,000
  Collections on note receivable                   -              -                 -              -       41,000
                                           ---------      ---------      ------------     ----------    ---------
Net cash used in investing
    activities                              (529,000)      (359,000)      (12,964,000)      (926,000)    (255,000)
                                           ---------      ---------      ------------     ----------    ---------
                                           ---------      ---------      ------------     ----------    ---------

                          RECYCLING INDUSTRIES, INC.
                               AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                         INCREASE (DECREASE) IN CASH

                                              THREE MONTHS ENDED
                                                 DECEMBER 31,                      Years Ended September 30,
                                           -------------------------     -----------------------------------------
                                               1996          1995            1996            1995          1994
                                           -----------   -----------     -------------    ----------    ----------
                                           (Unaudited)   (Unaudited)
FINANCING ACTIVITIES:
  Proceeds from borrowings-
   related parties                                  -             -        1,630,000         321,000        632,000
  Principal payments on
   borrowings-related parties              (1,787,000)      (30,000)      (1,692,000)       (383,000)      (152,000)
  Proceeds from borrowings                  2,358,000     1,019,000        3,573,000               -        434,000
  Principal payments on borrowings           (565,000)      (27,000)        (459,000)     (2,756,000)      (199,000)
  Principal payments on capital leases        (83,000)      (61,000)        (266,000)        (34,000)             -
  Proceeds from (payments on)
   line-of-credit, net                        (76,000)            -        5,012,000               -              -
  Loan fees paid                             (103,000)            -         (429,000)              -              -
  Proceeds from (payments to) factor,
   net                                              -       130,000         (197,000)       (264,000)       461,000
  Deferred offerings costs                          -      (110,000)               -               -              -
  Proceeds from issuance of stock           1,003,000             -       19,737,000       4,588,000         56,000
  Costs of stock offerings                    (93,000)            -       (3,058,000)       (590,000)             -
  Redemption of stock                               -             -       (8,072,000)              -              -
                                          -----------    ----------      -----------      ----------     ----------
Net cash provided by financing
    activities                                654,000       921,000       15,779,000         882,000      1,232,000
                                          -----------    ----------      -----------      ----------     ----------
Increase (decrease) in cash                   311,000      (117,000)       1,266,000          69,000        115,000

CASH, beginning of period                   1,450,000       184,000          184,000         115,000              -
                                          -----------    ----------      -----------      ----------     ----------
CASH, end of period                       $ 1,761,000    $   67,000      $ 1,450,000      $  184,000     $  115,000
                                          -----------    ----------      -----------      ----------     ----------
                                          -----------    ----------      -----------      ----------     ----------


   See accompanying summary of accounting policies and notes to consolidated financial statements.

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                       SUMMARY OF ACCOUNTING POLICIES
 Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

BUSINESS

     Recycling Industries, Inc., (RII or the Company, formerly known as Environmental Recovery Systems, Inc.) is a Colorado corporation formed December 1988.

     Prior to May 1994, the Company was a development stage enterprise during which period it completed the development of technology for recycling municipal solid waste. While the Company has not obtained a permit nor constructed or operated a facility utilizing this technology, it is pursuing the license or sale of such technology. In 1994 the Company began acquiring subsidiaries with metals recycling operations (see Note 1). All revenues during 1996, 1995 and 1994 were generated by the recycling operations. On June 27, 1995 the Company changed its name to Recycling Industries, Inc.

     In order to increase profitability from operations and maintain adequate working capital, management's plans for fiscal 1997 encompass the following elements;

   - Reduction of approximately 80 field employees at selected locations to save operating costs of $1.2 million to $1.6 million annually.

   - Implementation of (i) a new management information system to provide material purchases and margin information on a daily basis to reduce cost of material, (ii) a daily shipment reporting system to reduce processed material shipping delays and improve cash flow.

   - Continue the development and analysis of capital financing options to raise additional funds to supplement working capital and operating cash requirements as necessary.

   - Selectively acquire operations which increase the Company's market share and profitability without utilizing working capital from existing operations.

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                       SUMMARY OF ACCOUNTING POLICIES
 Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

     REVERSE STOCK SPLIT

     Effective June 27, 1995, the Company completed a one-for-five reverse stock split of its $.001 par value common stock. All share and per share amounts have been retroactively restated to reflect this reverse split.

CONSOLIDATION

     Subsidiaries and joint ventures in which the Company exercises control through majority ownership are consolidated, and all intercompany accounts and transactions are eliminated. Non-controlled joint ventures and investments in equity investees are accounted for under the equity method of accounting, whereby the Company recorded only its proportionate share of loss in the joint ventures and equity investees. The Company currently has no active joint venture projects.

     Nevada Recycling, Inc. (NRI), was acquired by the Company in May 1994 (see Note 1[A]) and operates a metals recycling facility in Las Vegas, Nevada, serving the Las Vegas market and steel mills located throughout the western United States.

     Recycling Industries of Texas, Inc. d/b/a Anglo Iron & Metal (Anglo) was formed by the Company to acquire the assets of Anglo Metals, Inc. in December 1995 (see Note 1[C]) and operates four metals recycling facilities in Brownsville, Harlingen, McAllen and San Juan, Texas, serving steel mills and markets in the Rio Grande Valley in southern Texas and northern Mexico.

     Recycling Industries of Missouri, Inc. d/b/a Mid-America Shredding (Mid-America) was formed by the Company to acquire the assets of Mid-America Shredding, Inc. in April 1996 (see Note 1[D]) and operates a metals recycling facility in Ste. Genevieve, Missouri, serving midwestern steel mills and markets along the Mississippi River.

     Recycling Industries of Iowa, Inc. was formed by the Company to acquire the business of Weissman Iron and Metal, a division of Weissman Industries, Inc. ("Weissman"), through the purchase of all the outstanding common stock of Weissman in August 1996 (see Note 1[E]). Weissman

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                       SUMMARY OF ACCOUNTING POLICIES
 Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

operates a metals recycling facility in Waterloo, Iowa serving midwestern steel mills and markets.

     The acquisitions have been accounted for under the purchase method of business combinations and, accordingly, the results of operations of the acquired businesses are included in the Company's financial statements only from the applicable date of acquisition.

RECENT ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board has recently issued Statement of Financial Accounting Standards No. 123 (FAS 123), Accounting for Stock Based Compensation. FAS 123 encourages the accounting for stock based employee compensation programs to be reported within the financial statements on a fair value based method. If the fair value based method is not adopted, then FAS 123 requires pro forma disclosure of net income and earnings per share as if the fair value based method had been adopted. The Company has not yet determined how FAS 123 will be implemented or its impact on the financial statements. FAS 123 is effective for transactions entered into after December 15, 1995.

ACQUISITIONS COSTS

     The Company had capitalized acquisition costs of $195,000, $38,000 and $61,000 at December 31, 1996, September 30, 1996 and 1995, relating to active letters of intent for potential acquisitions of operating metals recycling companies. Acquisition costs are allocated to the net assets acquired if the acquisition is successful, or are charged to operations if the negotiations are discontinued. Acquisition costs of $23,000 and $72,000 were written off to operations during 1996 and 1994 for negotiations that were no longer active.

CONCENTRATION OF CREDIT RISK

     Concentrations of credit risk with respect to trade receivables exist due to large balances with a few customers. At December 31, 1996, September 30, 1996 and 1995, accounts receivable balances from significant customers were $1,659,000, $1,825,000 and $699,000 or 41%, 42% and 68%, of the total accounts receivable balance. Ongoing credit evaluations of customers' financial condition are performed and, generally, no collateral is required. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations. Customers are located throughout the midwest and western regions of the United States

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                       SUMMARY OF ACCOUNTING POLICIES
 Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

and Mexico. Sales to one customer in Mexico comprised 12.1% and 15.4% of sales for the three months ended December 31, 1996 and for the year ended September 30, 1996. There were no significant sales in Mexico prior to the acquisition of Anglo.

     The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, accounts receivable, time deposits, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items. The fair value of notes payable and amounts due to factor was estimated based on market values for debt with similar terms. Management believes that the fair value of that debt approximates its carrying value.

INVENTORIES

     Inventories consist primarily of ferrous and non-ferrous scrap metal. Inventory costs include material, labor and plant overhead. Inventory is stated at lower of average cost (first-in, first-out) or market.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation and amortization expense is provided on a straight-line basis using estimated useful lives of 5 to 20 years for equipment and 40 years for building and improvements. Depreciation and amortization expense of property and equipment was $392,000 and $145,000 for the three months ended December 31, 1996 and 1995 and $873,000, $545,000 and $147,000 for the years ended
September 30, 1996, 1995 and 1994. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                       SUMMARY OF ACCOUNTING POLICIES
 Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

REVENUE RECOGNITION

     Sales are recorded in the period products are shipped. Brokerage income is recorded at the time materials are received by the customer.

NET INCOME (LOSS) PER COMMON SHARE

     Primary net income (loss) per common share is computed based upon the weighted average number of common and dilutive common equivalent shares outstanding during the period. Fully diluted computations assume the conversion of the Convertible Preferred Stock.

     Dilutive common equivalent shares consist of stock options and warrants. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

TAXES ON INCOME

     The Company accounts for taxes on income under Statement of Financial Accounting Standards No. 109 (FAS 109), ACCOUNTING FOR INCOME TAXES. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of assets and liabilities and their financial statement amounts at the end of each reporting period. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense represents the tax payable for the current period and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities have been netted to reflect the tax impact of temporary differences.

     At December 31, 1996 and September 30, 1996 and 1995 the Company has recorded a net deferred tax asset of $800,000 primarily reflecting the benefit of net operating loss carryforwards, which expire in varying amounts between 2002 and 2011. Realization is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward periods are reduced.

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                       SUMMARY OF ACCOUNTING POLICIES
 Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

UNAUDITED INTERIM FINANCIAL STATEMENTS

     In the opinion of management, the unaudited financial statements for the three month periods ended December 31, 1996 and 1995 are presented on a basis consistent with the audited annual financial statements and reflect all adjustments, consisting only of normal recurring accruals, necessary for fair presentation of the results of such periods. The results of operations for the interim period ended December 31, 1996 are not necessarily indicative of the results to be expected for the year ending September 30, 1997.

RECLASSIFICATIONS

     Certain balances in the 1995 and 1994 financial statements have been reclassified to conform to the 1996 presentation. The reclassifications had no effect on financial condition or results of operations.

                          RECYCLING INDUSTRIES, INC.
                               AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

1.   ACQUISITIONS

     [A] On May 10, 1994, the Company acquired 100% of the outstanding common stock of NRI from Nevada Recycling Corporation (NRC) for 38,000 shares of the Company's Series A convertible preferred stock, valued at $3,612,000. On that date NRI became a wholly-owned subsidiary of the Company.

     A summary of the assets purchased and liabilities assumed is as follows:
     ------------------------------------------------------------------------

     Land                                                       $  1,340,000
     Building                                                        360,000
     Machinery and equipment                                       5,025,000
     Notes payable                                                (3,113,000)
     ------------------------------------------------------------------------

     Net Book Value of Assets Purchased                         $  3,612,000
     ------------------------------------------------------------------------
     ------------------------------------------------------------------------

     On December 30, 1994, the Company and NRC agreed to restructure the terms of the acquisition of NRI as follows:

     (1) NRC returned to the Company 25,000 of the 38,000 shares of Series A convertible preferred stock (see Note 10).

     (2) The Company purchased from NRC its contingent right (granted under the May 10, 1994 acquisition agreement, to reacquire the stock of NRI) for $2,300,000 and warrants to purchase 20,000 shares of Common Stock for $1.25 per share for a 10-year term. The $2,300,000 payment consists of a $300,000 note paid on February 28, 1995 and a $2,000,000 note payable in consecutive monthly installments commencing March 31, 1995 on the basis of an eight-year amortization with interest at the rate of 10% per year, with remaining principal due January 10, 1997.

     (3) The Company restructured the purchase of land and buildings for a purchase price of $2,060,000 payable to $1,700,000 before February 28, 1995 with interest of $19,000 per month, $20,000 plus accrued interest payable on each of December 31, 1994, January 31, 1995 and February 28,

                          RECYCLING INDUSTRIES, INC.
                               AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

1995, and $300,000 payable in monthly installments commencing March 31, 1995 on the basis of an eight-year amortization period with interest at the rate of 10% per year, with remaining principal due January 10, 1997.

     (4) The Company agreed to pay $637,052 of debts totaling $2,382,447 assumed on the equipment purchased as part of the original NRI acquisition.

     All of the above obligations are collateralized by the assets of NRI.

     As a result of the restructuring, the Company treated the $2,300,000 payment obligation as indebtedness incurred to retire the 25,000 shares of preferred stock. The acquisition of NRI resulted in goodwill of $195,000 which will be amortized using the straight-line method over 20 years.

     [B]  On December 30, 1994, the Company acquired Metal Recovery, Inc.
(MRI) whose sole asset is an indirect 19.6% limited partnership interest in a currently inactive partnership engaged in the business of scrap metal recovery (the Partnership). The acquisition of MRI resulted in goodwill of $22,000 which is being written off over 20 years using the straight-line method. The Company acquired MRI from its three stockholders (the ACI Principals), who also held the 13,000 shares of the Company's Series A preferred stock acquired by the ACI Principals from the stockholders of NRC in a separate transaction. The purchase price for MRI included 120,000 shares of Common Stock and the right to additional shares of Common Stock upon the satisfaction of certain conditions which have not been met. The 120,000 shares of Common Stock and 13,000 shares of Series A preferred stock are referred to as the ACI Equity Securities. The Company has agreed to assist the ACI Principals in liquidating the ACI Equity Securities for at least $2,400,000 prior to September 30, 1996 by purchasing or arranging for the sale of these securities, or including the ACI Equity Securities in a registration statement prior to September 30, 1996 (ACI Sale Obligation).
The ACI Equity Securities were purchased by the Company in August 1996 following the recent public offering of the Company's Common Stock.

                          RECYCLING INDUSTRIES, INC.
                               AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

     In connection with the restructuring of the acquisition of NRI, discussed above, the Company transferred a portion of MRI's interest in the Partnership to NRC, and the ACI Principals caused the Partnership to redeem this interest for $1,170,000 in partial satisfaction of the Company's February 28, 1995 payment obligations. This amount has been treated as a loan to the Company.

     [C] On December 11, 1995, the Company acquired substantially all of the assets and the business of Anglo Metal, Inc. dba Anglo Iron & Metal ("Anglo"). The assets acquired from Anglo consisted of a heavy duty automotive shredder, inventories, metal shearing equipment, balers, heavy equipment, tools and rolling stock used in the business of recycling ferrous and non-ferrous metals. The Company also purchased from Anglo certain real property, buildings and leasehold improvements used in the metal recycling business.

     The purchase price for Anglo was $6,054,000 comprised of: $2,100,000 in cash; $1,833,000 note which is to be paid in monthly installments of approximately $181,000 beginning in February 1996; a $446,000 secured promissory note payable in 60 consecutive monthly installments of $9,000, including interest; a $750,000 unsecured note payable in 72 equal consecutive monthly installments of $10,400; and 227,693 shares of Common Stock valued at $925,000.

     Of the cash paid at the closing of the acquisition, $1,800,000 was obtained through a sale-leaseback transaction with Ally Capital Corporation, collateralized by all of Anglo's machinery and equipment, accounts receivable and inventories, which has been recorded as a capital lease.

     The terms of the sale-leaseback provide for 60 consecutive monthly lease payments of $41,000 with a bargain purchase option at the end of the lease term. The lease contained numerous covenants for maintaining certain financial ratios and earnings levels. The remaining $300,000 paid at closing was obtained from the operating cash reserves and working capital of the Company.

                          RECYCLING INDUSTRIES, INC.
                               AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

     The Company signed a consulting and non-competition agreement with the president of Anglo. The term of the non-compete portion is for six years and is valued at $1,000,000 which will be amortized over the term of the agreement using the straight-line method. The consulting portion is for a term of six months and is payable $5,000 per month.

     RII also entered into a sublease agreement with Anglo for three yard facilities for $2,500 a month through December 10, 2005.

     The real property acquired from Anglo and the Common Stock issued by the Company have been placed in escrow to provide for the remediation of environmental contamination related to the operations of Anglo prior to the acquisition.

     The purchase price of Anglo has been allocated as follows:
     -------------------------------------------------------------------------

     Equipment under capital lease                               $  1,800,000
     Contract to acquire land and buildings                            70,000
     Covenant not to compete                                        1,000,000
     Inventories                                                    1,354,000
     Purchase price in excess of net assets acquired                1,830,000
     -------------------------------------------------------------------------

     Total purchase price                                           6,054,000

     Notes payable                                                 (3,029,000)
     Common Stock                                                    (925,000)
     -------------------------------------------------------------------------

     Cash paid at closing                                           2,100,000
     Capital lease obligation                                      (1,800,000)
     -------------------------------------------------------------------------

     Cash paid from operating capital                            $    300,000
     -------------------------------------------------------------------------
     -------------------------------------------------------------------------

                          RECYCLING INDUSTRIES, INC.
                               AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

     [D] On April 15, 1996, the Company acquired substantially all of the assets (excluding cash and accounts receivable) of Mid-America Shredding, Inc. ("Mid-America") The assets acquired consist of real property, buildings, a heavy duty automotive shredder, a wire chopping plant and heavy equipment and tools used in the business of recycling ferrous and non-ferrous metals. The purchase price totaled $1,918,000, settled through the assumption of outstanding bank debt of $1,210,000 and $708,000 cash paid at closing.

     The purchase price of Mid-America has been allocated as follows:
     -------------------------------------------------------------------------

     Inventories                                                 $    55,000
     Land                                                             51,000
     Buildings and improvements                                      317,000
     Machinery and equipment                                       1,495,000
     -------------------------------------------------------------------------

     Total                                                       $ 1,918,000
     -------------------------------------------------------------------------
     -------------------------------------------------------------------------

     [E] On August 5, 1996, the Company acquired all of the outstanding common stock of Weissman Iron and Metal, Inc. ("Weissman").

     The assets of Weissman consist of a heavy-duty automotive shredder, metal shearing equipment, a Coreco aluminum furnace, heavy equipment, tools and rolling stock, real property and buildings, inventories and accounts receivable used in the business of recycling ferrous and non-ferrous metals.

     The purchase price totaled $12,072,000, settled through $1,500,000 payable in the form of 363,636 shares of the Company's common stock and $10,572,000 cash paid at closing. Under the terms of a Share Price Guaranty Agreement ("the Agreement") the Company has agreed to guaranty at $1,500,000 the value of 363,636 shares ("the Guaranteed Shares"). The Agreement grants the seller registration rights effective for three years. The Company presently has on file a Registration Statement with the SEC to register the shares of stock. If at any time during the three year period commencing on the effective date of the registration statement, the seller sells the 363,636 shares of common stock at less than the guaranteed amount, the Company is required to pay to the seller any shortfall in cash.

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

In addition, the seller has the right at his sole discretion to require the Company, at any time during the two year period commencing November 30, 1997, to repurchase the Guaranteed Shares for $1,500,000. As a result of the Company's agreement to purchase, if requested, such shares, the amount has been recorded as temporary equity on the accompanying consolidated balance sheet. Approximately $5,839,000 of the cash portion of the purchase price was funded through the proceeds of the Public Offering and the Company's operating cash. The balance of the cash portion was financed with $1,233,000 of revolving credit borrowings and $3,500,000 of long-term debt secured by the equipment and real property acquired.

     The purchase price of Weissman has been allocated as follows:

        Cash                                               $    11,000
        Prepaid expenses                                        10,000
        Accounts receivable                                  1,155,000
        Inventories                                          1,224,000
        Buildings and improvements                           2,000,000
        Automotive shredder                                  2,700,000
        Heavy equipment                                      2,762,000
        Equipment and rolling stock                          1,448,000
        Land                                                 1,000,000
        Covenant not to compete                                250,000
        Purchase price in excess of net assets acquired        250,000
        Accounts payable                                      (546,000)
        Accrued payroll and other                             (192,000)
                                                           -----------
        Total                                              $12,072,000
                                                           -----------
                                                           -----------

The unaudited pro forma results of operations which follow assume that the acquisition of NRI had occurred at the beginning of 1994. For the years ended September 30, 1995 and 1996, the operations of NRI are included in the actual consolidated operations of the Company. The unaudited pro forma results of operations which follow also assume that the acquisitions of Anglo, Mid-America and Weissman had occurred at the beginning of each period presented for 1996 and 1995.

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.


                                            Years Ended September 30,
                                    -----------------------------------------
                                        1996           1995           1994
                                    -----------    -----------    -----------
Revenues                            $47,258,000    $52,222,000    $11,348,000
Income (loss) from continuing
 operations, net of taxes            (1,193,000)     3,977,000       (857,000)
Net income (loss) after
 extraordinary items and
 income taxes                        (1,123,000)     4,783,000       (639,000)
Income (loss) from continuing
 operations, net of taxes
 per common share                          (.12)           .59           (.34)
Net income (loss) after
 extraordinary items and
 income taxes per common
 share                              $      (.11)   $       .71    $      (.25)
                                    -----------    -----------    -----------
                                    -----------    -----------    -----------


2.  INVENTORIES

     Inventories consisted of the following:

                                                 September 30,
                            DECEMBER 31,   ---------------------------
                               1996           1996           1995
                            ------------   ----------    -------------


      Raw materials         $1,460,000     $1,302,000      $350,000
      Finished goods           589,000      1,171,000       147,000
                            ----------     ----------      --------
                            $2,049,000     $2,473,000      $497,000
                            ----------     ----------      --------
                            ----------     ----------      --------

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.


3.   PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following:

                                                               September 30,
                                        DECEMBER 31,    ----------------------------
                                            1996            1996           1995
                                        ------------    -----------    -------------
        Land                            $ 2,692,000     $ 2,692,000     $1,640,000
        Building and improvements         2,779,000       2,768,000        365,000
        Heavy machinery and equipment     5,595,000       5,245,000      1,472,000
        Automotive shredders              7,655,000       7,645,000      3,161,000
        Assets under capital lease        1,931,000       1,918,000        118,000
        Transportation equipment          1,743,000       1,728,000        561,000
        Office equipment                    273,000         121,000        121,000
                                        -----------     -----------     ----------
        Total                            22,668,000      22,117,000      7,438,000
        Less accumulated depreciation
         and amortization                 2,017,000       1,625,000        752,000
                                        -----------     -----------     ----------
                                        $20,651,000     $20,492,000     $6,686,000
                                        -----------     -----------     ----------
                                        -----------     -----------     ----------

     The capitalized cost, accumulated depreciation, and depreciation expense relating to equipment under capital lease obligations follows:

                                                               September 30,
                                        DECEMBER 31,    ----------------------------
                                            1996            1996           1995
                                        ------------    -----------    -------------
        Capitalized cost                 $1,931,000     $1,918,000        $118,000
        Accumulated depreciation           (153,000)      (120,000)         (6,000)
                                         ----------     ----------        --------
                                         $1,778,000     $1,798,000        $112,000
                                         ----------     ----------        --------
                                         ----------     ----------        --------
        Depreciation expense             $   33,000     $  114,000        $  6,000
                                         ----------     ----------        --------
                                         ----------     ----------        --------

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.


4.   OTHER ASSETS

     Other assets consisted of the following:

                                                               September 30,
                                        DECEMBER 31,    ----------------------------
                                            1996            1996           1995
                                        ------------    -----------    -------------
        Acquisition costs                $  195,000      $   38,000       $ 61,000
        Goodwill, net of accumulated
         amortization of $184,000,
         $141,000 and $29,000
         (see Note 1)                     2,949,000       3,016,000        188,000
        Patent rights                        27,000          27,000         25,000
        Engineering plans, net of
         accumulated amortization
         of $977,000, $962,000
         and $899,000                       110,000         125,000        188,000
        Other                               132,000          32,000          5,000
        Non-compete agreements, net
         of accumulated amortization
         of $202,000 and $147,000         1,048,000       1,103,000              -
        Land contract                        70,000          70,000              -
        Loan fees, net of accumulated
         amortization of $75,000 and
         $48,000                            457,000         381,000              -
        Investment in affiliate, at cost          -               -        277,000
                                         ----------      ----------       --------
                                         $4,988,000      $4,792,000       $744,000
                                         ----------      ----------       --------
                                         ----------      ----------       --------

     INVESTMENT IN AFFILIATE

     Effective June 30, 1995 the Company acquired a 20% interest in The Loef Company, Inc. (Loef), a ferrous and non-ferrous metals recycler. In December 1996 the Company received notice that Loef has filed for bankruptcy and as of September 30, 1996 wrote off its $277,000 investment in Loef.

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

5.  TAXES ON INCOME

     Pursuant to the terms of its acquisition of MRI, the Company included a $3,500,000 capital gain realized prior to such acquisition on its consolidated 1994 tax return and utilized a portion of its net operating loss carryforward generated in prior years to offset the capital gain. Management believes its position has merit based on its interpretation of the Internal Revenue Code and an opinion by its tax counsel. However, the Company has not obtained a prior ruling from the Internal Revenue Service (IRS) and has no assurances that the IRS will concur with its interpretation. If the IRS were to successfully challenge the position taken on this issue, the Company could be required to pay approximately $1,200,000 in additional income taxes plus penalties and interest and the $3,500,000 net operating loss utilized on its consolidated 1994 tax return would be available to offset future taxable income generated by the Company.

     Under the terms of the Weissman acquisition agreement the Company has agreed to indemnify the selling shareholders of Weissman for certain tax liabilities which could result from an audit by the IRS of the final Weissman tax return.

     During fiscal year 1996 and 1995 management determined that net operating losses generated from prior years were more likely than not to be used in the near future due to taxable income generated by acquired operations. Therefore, a net deferred tax asset of $800,000 has been recorded as of December 31, 1996 and September 30, 1996 and 1995. Net operating loss carryforwards available for future use through the year 2011 were approximately $9,800,000 and $9,400,000 at December 31, 1996 and September 30, 1996.

                          RECYCLING INDUSTRIES, INC.
                               AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

     The components of deferred tax assets and (liabilities) are as follows:

                                                               September 30,
                                        DECEMBER 31,    ----------------------------
                                           1996             1996           1995
     -------------------------------------------------------------------------------
     Total deferred tax
       assets                          $  6,068,000     $  5,951,000    $  2,847,000
     Less valuation allowance            (1,227,000)      (1,143,000)       (242,000)
     -------------------------------------------------------------------------------

                                          4,841,000        4,808,000       2,605,000

     Total deferred tax (liabilities)    (4,041,000)      (4,008,000)     (1,805,000)
     -------------------------------------------------------------------------------

     Net deferred tax asset            $    800,000     $    800,000    $    800,000
     -------------------------------------------------------------------------------
     -------------------------------------------------------------------------------

     The tax effects of temporary differences and net operating loss carryforwards that give rise to deferred tax assets and (liabilities) are as follows:

                                                               September 30,
                                        DECEMBER 31,    ----------------------------
                                           1996             1996           1995
     -------------------------------------------------------------------------------
     Temporary differences:
       Property and equipment          $ (4,041,000)    $ (4,008,000)  $  (1,805,000)
       Net operating loss
         carryforwards                    3,563,000        3,450,000       2,368,000
       Goodwill and non-compete
         agreements                       1,902,000        1,918,000           5,000
       Valuation allowance               (1,227,000)      (1,143,000)       (242,000)
       Engineering plans                    362,000          356,000         306,000
       Alternative minimum tax
         credits                             87,000           87,000          87,000
       Research and development
         costs                               85,000           85,000          78,000
       Accrued expenses                      29,000           29,000               -
       Inventory                             23,000           23,000               -
       Allowance for doubtful
         accounts                            17,000            3,000           3,000
     -------------------------------------------------------------------------------

                                       $    800,000     $    800,000   $     800,000
     -------------------------------------------------------------------------------
     -------------------------------------------------------------------------------

                          RECYCLING INDUSTRIES, INC.
                               AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.


     Income tax expense (benefit) consisted of the following:

                              THREE MONTHS ENDED
                                   DECEMBER 31,         Years Ended September 30,
                             ---------------------   ---------------------------------
                                1996       1995        1996       1995        1994
      --------------------------------------------------------------------------------
     Current                 $       -   $       -   $   9,000   $  89,000   $       -
     Deferred                        -    (441,000)          -    (800,000)          -
      --------------------------------------------------------------------------------

                             $       -   $(441,000)  $   9,000   $(711,000)  $       -
      --------------------------------------------------------------------------------
      --------------------------------------------------------------------------------

     A reconciliation of the effective tax rates to the federal statutory rate is shown below:

                              THREE MONTHS ENDED
                                   DECEMBER 31,                Years Ended September 30,
                             ---------------------     ----------------------------------------
                                1996         1995           1996          1995         1994
      -----------------------------------------------------------------------------------------
     Federal income tax
       (benefit) computed
       at federal statutory
       rates                 $ (121,000)  $ (275,000)  $ (1,004,000)  $   374,000   $  (314,000)
     Capital gains-MRI                -            -                    1,190,000             -
     Change in valuation
       allowance                 84,000     (170,000)       901,000    (2,072,000)      480,000
     Other                       37,000        4,000        112,000      (203,000)     (166,000)
      -----------------------------------------------------------------------------------------

     Taxes (benefit) on
       income (loss)         $        -   $ (441,000)  $      9,000   $  (711,000)  $         -
      -----------------------------------------------------------------------------------------
      -----------------------------------------------------------------------------------------

6.   MAJOR CUSTOMERS

     The Company is economically dependent on major customers for annual sales. Such customers comprised the following percentages of revenues:

                              THREE MONTHS ENDED
                                   DECEMBER 31,                Years Ended September 30,
                             ---------------------     ----------------------------------------
                                     1996                   1996          1995         1994
      -----------------------------------------------------------------------------------------
     Customer A                       4.1%                   9.6%          37.9%        29.9%
     Customer B                      16.9%                  22.5%          16.2%        19.7%
     Customer C                       1.8%                   5.6%          10.8%        18.7%
     Customer D                      12.1%                  15.4%              -            -
     Customer E                      14.1%                      -              -            -

7.   LONG-TERM DEBT

                                   DECEMBER 31,                      September 30,
                             ---------------------     ----------------------------------------
                                      1996                     1996                1995

                          RECYCLING INDUSTRIES, INC.
                               AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.


DEBT      Line of credit payable to
          financial institution; principal
          balance not to exceed the lesser
          of a total of $6,500,000 or the
          sum of advance rates applied to
          eligible accounts receivable,
          inventories and new equipment
          purchases as defined in the
          agreement; interest at prime
          plus 2.0% (10.25% at September
          30, 1996) payable in minimum
          monthly interest payments of
          $15,000 per month; due June
          1999; collateralized by the
          assets of the Company (a)           $   4,935,000   $  5,011,000   $       -

          Note payable to financial
          institution; monthly payments
          of interest at prime plus
          2.25% (10.50% at September 30,
          1996) plus principal of
          $58,333 except during the
          months of December 1996 through
          February 1997 principal payments
          of $116,667; due July 2001;
          collateralized by certain assets
          of the Company                          3,150,000      3,383,000           -

          14.0% capital lease obligation
          payable $40,500 per month
          through February 2001 (b)               1,499,000      1,568,000           -

          Note payable to financial
          institution; monthly payments
          of interest at prime plus 1.5%
          (9.75% at September 30, 1996)
          plus principal of $10,000
          through October 15, 1996;
          thereafter monthly principal
          payments increase to $20,500
          plus interest; due May 2001;
          collateralized by property
          and equipment; guaranteed by

                          RECYCLING INDUSTRIES, INC.
                               AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

          the Company and unrelated
          individual and estate                   1,128,000      1,179,000             -

          Other notes payable, principal
          payable monthly in various
          amounts including interest at
          9.% to 18%, through 2001,
          collateralized by various
          equipment                                 710,000        589,000       420,000

          10.5% and 17.5% capital lease
          obligations payable $4,000 and
          $350 per month through November
          1997 and September 2001,
          respectively                               44,000         44,000        78,000

          Note payable to financial
          institution: monthly payments
          of interest at prime plus 2.25%
          plus principal of $41,667 except
          during the months December 1996
          through February 1997, principal
          payments of $83,333 due April
          2001; collateralized by certain
          assets of the Company                   2,232,000              -             -
          ------------------------------------------------------------------------------

                                                 13,698,000      11,774,000      498,000

          Less current maturities                 1,882,000       1,707,000      325,000
          ------------------------------------------------------------------------------

          Long-term debt                       $ 11,816,000    $ 10,067,000   $  173,000
          ------------------------------------------------------------------------------
          ------------------------------------------------------------------------------

     (a) At December 31, 1996 the $4,935,000 outstanding on the line of credit exceeded the amount available under the agreement based on advance rates applied to eligible accounts receivable and inventories. This over advance is a violation of the loan agreement and the Company received a waiver from the financial institution for such violation through its date of cure.

     (b) The Company leases the equipment acquired from Anglo under a capital lease obligation (See Note 1[C]). In connection with the lease agreement,

                          RECYCLING INDUSTRIES, INC.
                               AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

the Company issued a warrant to the leasing company to acquire 53,600 shares of the Company's Common Stock at $5.00 per share exercisable over a period of three years from the date of issuance. At September 30, 1996 and December
31, 1996, the Company was in violation with certain covenants under the capital lease obligation. The lessor has granted the Company a waiver of lease covenant violations through January 1, 1998 and the Company anticipates negotiating with the lessor to amend the lease agreement to revise the provisions for which the Company is not in compliance.

     The Company has a $50,000 secured line of credit which proceeds are only available to reimburse a financial institution for any draws against an irrevocable letter of credit established for the benefit of a vendor that expires December 1997.

     Future maturities of long-term debt and minimum lease payments under capital lease obligations are as follows:


                                 Long-term        Capital lease
     YEARS ENDING DECEMBER 31,     debt            obligations         Total
     -------------------------------------------------------------------------

     1997                        $  1,546,000    $    522,000     $  2,068,000
     1998                           1,437,000         490,000        1,927,000
     1999                           6,386,000         490,000        6,876,000
     2000                           1,437,000         490,000        1,927,000
     2001                           1,350,000           3,000        1,353,000
     -------------------------------------------------------------------------

     Total future payments         12,156,000       1,995,000       14,151,000
     Less amounts
       representing interest                -         453,000          453,000
     -------------------------------------------------------------------------

     Present value of
       future payments             12,156,000       1,542,000       13,698,000
     Less current portion           1,546,000         336,000        1,882,000
     -------------------------------------------------------------------------

                                 $ 10,610,000    $  1,206,000     $ 11,816,000
     -------------------------------------------------------------------------
     -------------------------------------------------------------------------


                                 Long-term        Capital lease
     YEARS ENDING DECEMBER 31,     debt            obligations         Total
     -------------------------------------------------------------------------

                          RECYCLING INDUSTRIES, INC.
                               AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

     1997                        $  1,376,000    $    528,000     $  1,904,000
     1998                           1,088,000         493,000        1,581,000
     1999                           6,070,000         486,000        6,556,000
     2000                           1,014,000         486,000        1,500,000
     2001                             614,000         122,000          736,000
     -------------------------------------------------------------------------

     Total future payments         10,162,000       2,115,000       12,277,000
     Less amounts
       representing interest                -         503,000          503,000
     -------------------------------------------------------------------------

     Present value of
       future payments             10,162,000       1,612,000       11,774,000
     Less current portion           1,376,000         331,000        1,707,000
     -------------------------------------------------------------------------

                                 $  8,786,000     $ 1,281,000     $ 10,067,000
     -------------------------------------------------------------------------
     -------------------------------------------------------------------------

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

8.  NOTES PAYABLE AND LONG-TERM DEBT - RELATED PARTY

                                                          September 30,
                                  DECEMBER 31,    ---------------------------
                                     1996           1996            1995
                                  ------------    ----------    -------------
$2,000,000 note payable
  to NRC (a)                      $        -      $1,735,000      $1,902,000

$1,833,000 note payable
  to officer of Anglo
  Metal, Inc. (b)                    930,000         930,000               -

$750,000 note payable
  to officer of Anglo
  Metal, Inc.; monthly
  payments of principal
  of $10,500 with interest
  at 9% through December
  2001                               625,000         656,000               -

$446,000 note payable
  to Anglo Metal, Inc.;
  monthly payments of
  principal of $9,000 with
  interest at 8% through
  December 2000;
  collateralized by real
  property and buildings             371,000         390,000               -


Other notes due to related
  parties with interest at
  8.5% to 12%                        313,000         315,000         295,000
                                  ----------      ----------      ----------

                                   2,239,000       4,026,000       2,197,000

Less current maturities            1,450,000       2,075,000         218,000
                                  ----------      ----------      ----------
Long-term debt, related
  party                           $  789,000      $1,951,000      $1,979,000
                                  ----------      ----------      ----------
                                  ----------      ----------      ----------

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

     Future maturities of long-term debt-related parties are as follows:

                            Years Ending    Years Ending
                            December 31,   September 30,
                            ------------   -------------
        1997                 $1,450,000     $2,075,000
        1998                    214,000        712,000
        1999                    221,000        719,000
        2000                    229,000        337,000
        2001                    125,000        152,000
        Thereafter                    -         31,000
                             ----------     ----------
                             $2,239,000     $4,026,000
                             ----------     ----------
                             ----------     ----------

(a) In October 1996 the Company refinanced the note payable to NRC with a $2,358,000 note payable to a financial institution; the excess proceeds amounting to $623,000 were retained by the Company for working capital. The terms of the new note agreement have been reflected in the accompanying balance sheet at September 30, 1996 (see Note 7).

(b) Under the terms of a letter agreement with the president of Anglo Metals, Inc. dated October 17, 1996 the Company will make interest only payments at 10% until additional financing is secured, which would allow the Company to repay the $930,000 remaining note balance.

     Through August 1996, the Company was a party to a factoring agreement with a partnership comprised of the stockholders of NRC who were also preferred stockholders of the Company. Purchased receivables balances outstanding at September 30, 1996 and 1995 were $0 and $197,000. Total finance charges for the years ended September 30, 1996, 1995 and 1994, were $82,000, $82,000 and $11,000.

     During the year ended September 30, 1993, First Dominion Holdings, Inc.

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

(FD), a corporation wholly owned by the Company's chief executive officer/majority stockholder, advanced the Company $676,000 for working capital purposes. The advance was non-interest bearing and due on demand. During the year ended September 30, 1994, there were advances and repayments on the note and $887,000 of the balance was converted to 591,333 shares of Series B preferred stock (see Note 10). At September 30, 1994 the balance on the note was $8,000. During 1995 the note was paid.

     In December 1995 and January 1996, the Company borrowed $1,575,000 of bridge financing represented by the notes payable--related parties with interest at 10% per annum. Proceeds from the loans were used to finance the Anglo acquisition and general corporate expenses. In January 1996, principal of $1,125,000 and accrued interest of $13,000 were converted into 413,523 shares of Common Stock. In connection with the bridge financing, the lenders were issued warrants to purchase a total of 359,250 shares of Common Stock at $1.50 per share, exercisable through the end of a three-year period commencing on the effective date of a registration statement covering the underlying Common Stock. The remaining principal of $450,000 and interest related to the bridge loans, which were not converted into Common Stock were repaid in September 1996.

9.  RELATED PARTY TRANSACTIONS

     In addition to transactions with related parties discussed throughout the notes to the financial statements, the following related party transactions have taken place.

     During the three months ended December 31, 1996 and 1995 and in fiscal 1996, 1995, and 1994, the Company purchased raw materials from related entities in the amounts of $0, $362,000, $1,189,000, $1,713,000 and $594,000,
respectively. The purchase price of the raw materials approximates the cost paid to other large bulk suppliers to the Company.

     On April 11, 1994 the Company sold its 25% ownership interest in a formerly wholly-owned subsidiary to Caside Associates (CA), a stockholder of the Company, in exchange for a $2,000,000 note receivable. At September 30, 1994, the sales price was renegotiated to $900,000. The note

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

required 6% monthly interest only payments for two years and principal repayments due quarterly from 1996 to 1998.

     The gain on the sale was recognized using the cost-recovery method since the collection of the sales price was not reasonably assured. Under the cost-recovery method, gain on the sale is postponed until all costs are recovered, then all receipts are recognized as profit. As a result of the sale, a deferred gain in the amount of $751,000 was recorded. As of September 30, 1995, management determined that the note receivable from CA was permanently impaired. Therefore, the Company recorded an allowance for the total remaining unpaid balance of $874,000 and removed the deferred gain on the sale, recognizing a bad debt expense of $123,000.

10. STOCKHOLDERS' EQUITY

     NON-QUALIFIED STOCK OPTIONS AND WARRANTS

     The Company has outstanding options and warrants to acquire an aggregate of 5,078,580 shares of the Company's Common Stock, substantially all of which have exercise prices ranging from $.15 to $6.00 per share.

     STOCK OPTIONS

     During 1992, the Company's Board of Directors adopted an incentive stock option plan and a non-qualified stock option plan, which were both subsequently approved by the stockholders. The stock option plans provide for 200,000 and 50,000 shares, respectively, to be reserved. Options under the non-qualified stock option plan may be issued at such prices and at such terms as determined by the Board of Directors. Currently, 32,000 options have been issued under the incentive stock option plan and are exercisable at $2.50 to $6.25 per share.

     1995 STOCK OPTION PLAN (1995 PLAN)

     The 1995 Plan provides for the grant of stock options to employees, officers and employee directors of the Company. An aggregate of 2,000,000 shares of Common Stock are authorized for issuance under the 1995 Plan. Concurrently with the adoption of the 1995 Plan by the Board of Directors

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

on December 27, 1995, options to acquire 750,000 shares of Common Stock at an exercise price of $2.87 per share were granted to certain officers of the Company. These options and the 1995 Plan are subject to approval by the Company's shareholders at the 1996 annual meeting of shareholders. The 1995 Plan terminates on December 27, 2006. Options granted under the 1995 Plan must have an exercise price of not less than 80% of the fair market value of the Common Stock on the date of grant, and their term may not exceed ten years.

     DIRECTOR STOCK OPTION PLAN (DIRECTOR PLAN)

     The Director Plan provides for the grant of stock options to existing and future Independent Directors of the Company. Three individuals who were serving as Independent Directors on December 27, 1995, each received an initial grant of 5,000 options (for a total of 15,000 options granted) under the Director Plan having an exercise price of $2.87 per share, the fair market value per share of the Common Stock on that date. These options and the Director Plan are subject to approval by the Company's shareholders at the 1996 annual meeting of shareholders. The Director Plan terminates on December 27, 2006. Options granted under the Director Plan will be exercisable commencing six months after the date of grant and continuing for five years from the date of grant.

     COMMON STOCK

     On June 1, 1993, the Company's Board of Directors adopted a Consulting and Services Compensation Plan (Plan). The Plan provides for 60,000 shares of Common Stock to be reserved which were contained in a registration statement filed during June 1993. Under the terms of the Plan, stock options may be granted in lieu of Common Stock under such terms as determined by the Company's Board of Directors. At September 30, 1994 39,600 shares of registered Common Stock were issued under the plan for $242,000 for professional services.

     On January 1, 1994, the Company's Board of Directors adopted a Consulting Agreement (Agreement). The Agreement provides for 150,000 shares of Common Stock to be issued for cash and/or services which were contained

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

in a registration statement filed during June of 1994. During 1994, 30,000 shares of registered Common Stock were issued for $56,250 in professional services provided under the Agreement.

     During 1994, $1,351,000 of liabilities were converted into 548,376 shares of common stock.

     JOINT VENTURE SETTLEMENT

     In 1993, the Company entered into a settlement with a former joint venture partner in which the Company agreed to make a series of payments totaling $622,000 by October 31, 1993. The Company subsequently defaulted on its payment obligations. On June 30, 1994, the Company and certain related parties entered into a master agreement providing for the settlement of all amounts owed to the former joint venture partner. Pursuant to this agreement, the Company issued 145,000 shares of Common Stock for its outstanding principal and penalty interest balance of $725,000. Such shares were issued in connection with the 548,376 shares of Common Stock issued in 1994 on the conversion of $1,351,000 in liabilities.

     PREFERRED STOCK CONVERSION

     On November 9, 1995, 300,000 shares of Series B preferred stock were converted into 12,000 shares of Common Stock.

     During 1993, the chief executive officer/majority stockholder of the Company converted accrued salary in the amount of $120,000 to additional paid-in capital. During 1994, the chief executive officer/majority stockholder of the Company converted accrued salary in the amount of $246,000 to an equity security payable in the future at a price per share to be determined at the time of issuance. During 1995, the equity security was converted as partial compensation for the "W" Right.

     PRIVATE PLACEMENT OFFERING DATED FEBRUARY 1, 1995 (FEBRUARY 1995 PRIVATE PLACEMENT)

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.


     As of April 17, 1995, the closing date of the February Private Placement, the Company received $1,984,000 (net of offering costs of approximately $218,000) from the sale of 1,946,400 shares of Common Stock and warrants (Series G Warrants) to acquire up to 1,236,878 shares of Common Stock, including $450,000 in bridge loans (including accrued interest) that were converted into units offered under the February Private Placement.

     The Series G Warrants are exercisable from the date of their issuance and expire on December 27, 1999. The exercise price of 1,916,400 Series G Warrants is $6.00 per share and the exercise price of 30,000 Series G Warrants is $4.00 per share. Under certain conditions as set forth in the warrant agreement, the Company may redeem the Series G Warrants prior to their expiration, at a redemption price of $.25 per Series G Warrant upon not less than 30 days prior written notice to the warrant holders.

     In connection with the offering, the Company issued to the placement agent 139,828 warrants (placement agent warrants) to purchase two shares of Common Stock and one Series H Warrant, which are exercisable for a three-year period commencing one year from the date of issuance, at an exercise price of $1.80. Upon exercise of the placement agent warrants, the Company will issue up to 139,828 Series H Warrants each to purchase one share of Common Stock at an exercised price of $6.00 per share. The Series H Warrants are exercisable for a three-year period commencing one year from the date of issuance and are not redeemable by the Company.

     PRIVATE PLACEMENT OFFERING DATED MAY 24, 1995 (MAY 1995 PRIVATE PLACEMENT)

     As of July 31, 1995, the closing date of the May Private Placement, the Company received $1,248,000 (net of offering costs of approximately $372,000) from the sale of 1,800,000 shares of Common Stock and warrants (Series G Warrants) to acquire up to 900,000 shares of Common Stock. The Series G Warrants are exercisable from the date of their issuance through December 27, 1999. The exercise price of the Series G Warrants is $6.00 per share. Under certain conditions as set forth in the warrant agreement,

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

the Company may redeem the Series G Warrants prior to their expiration, at a redemption price of $.25 per Series G Warrant upon not less than 30 days' prior written notice to the warrant holders.

     In connection with the offering, the Company issued to the placement agent 73,560 warrants (placement agent warrants) to purchase two shares of Common Stock and one Series H Warrant, which are exercisable for a three-year period commencing one year from the date of issuance, at an exercise price of $1.80. Upon exercise of the placement agent warrants, the Company will issue up to 73,560 Series H Warrants each to purchase one share of Common Stock at an exercised price of $6.00 per share. The Series H Warrants are exercisable for a three-year period commencing one year from the date of issuance and are not redeemable by the Company.

     The Company has issued 2,136,878 Series G Warrants to date. No warrants have been exercised to date.

     PRIVATE PLACEMENT OFFERING DATED JANUARY 31, 1996 (JANUARY 1996 PRIVATE PLACEMENT)

     As of April 8, 1996, the closing date of the January Private Placement, the Company received $2,396,000 (net of offering costs of approximately $548,000) from the sales of 1,070,636 shares of Common Stock and warrants (Series J Warrants) to acquire up to 727,078 shares of Common Stock at $6.00 per share, in addition $1,138,000 in bridge loans (including accrued interest) were converted into units offered under the January 31, 1996 Private Placement.

     The Series J warrants are exercisable until December 27, 1999. The exercise price of 686,418 Series J warrants is $6.00 per share and the exercise price of 40,665 Series J warrants is $4.00 per share.

     In connection with the offering, the Company issued to the placement agent 69,945 warrants (placement agent warrants) to purchase two shares of Common Stock and one Series H Warrant, which are exercisable for a

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

three-year period commencing one year from the date of issuance, at an exercise price of $2.75. Upon exercise of the placement agent warrants, the Company will issue up to 69,945 Series H Warrants each to purchase one share of Common Stock at an exercised price of $6.00 per share. The Series H Warrants are exercisable for a three-year period commencing one year from the date of issuance and are not redeemable by the Company.

     PUBLIC OFFERING

     On July 17, 1996, the Company completed the Public Offering of 3,994,652 shares of Common Stock at an offering price of $4.125 per share. Net proceeds raised by the Company from the Public Offering were $13,968,000. Out of the proceeds of the Public Offering, the Company repurchased 1,373,385 shares of Common Stock for $5,522,000.

     PREFERRED STOCK

     Series A--The Company issued 13,000 shares, as restructured, of Series A preferred stock in connection with the acquisition of NRI (see Note 1[A]).
On August 15, 1996, the Company redeemed all of its outstanding Series A Convertible Preferred Stock and repurchased 120,000 shares of Common Stock for $2.4 million. This transaction was funded through the proceeds of the Public Offering.

     Series B--On March 31, 1994, the Company owed FD $887,000. On that date the Company issued 591,333 shares of Series B preferred stock, no par value, in exchange for that debt at $1.50 per share. On January 25, 1995, the Company exchanged 291,333 shares of Series B preferred stock as partial consideration for the "W" right and on November 9, 1995, the remaining 300,000 shares were converted into 12,000 shares of Common Stock.

     Series C--On December 31, 1996 the Company issued 10,000 shares of Series C Convertible Preferred Stock (the "Series C Preferred") for $1,000,000 before offering costs of $93,000. The Preferred Stock is convertible after April 30, 1997, without further payment, into the number of shares of Common Stock determined by dividing (i) the sum of (a) $100 plus
(b) the amount of any accrued dividends on the Series C Preferred by (ii) the lesser of

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

$1.58125 or 73% of the average reported closing bid price of a share of Common Stock for the five consecutive trading days immediately preceding the date of conversion. The resulting incremental discount on the conversion of approximately $270,000, will reduce income available to common shareholders on a pro rata basis through April 30, 1997 in computing earnings per-share. In connection with the issuance of the Series C Preferred, the Company issued to the holder warrants to acquire 20,000 shares of Common Stock, which are exercisable for a three year period from the date of their issuance, at an exercise price of $2.50.

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

     In connection with the issuance of the Series C Preferred, the Company issued to the holder warrants to acquire 20,000 shares of Common Stock, which are exercisable for a three year period from the date of their issuance, at an exercise price of $2.50.

     W RIGHT

     On January 25, 1995, the Company conditionally granted to the chief executive officer/majority stockholder the right ("W" Right) to acquire shares of Common Stock valued at $1,187,500 in exchange for: 1) the purchase of MSW technology owned by FD and the chief executive officer/majority stockholder; 2) 291,333 Series B preferred shares owned by FD; and 3) the forgiveness of $1,187,500 of accrued salary, royalties and other amounts due to the chief executive officer/majority stockholder of which $246,000 was recorded as accrued salary payable in equity security as of September 30, 1994. On August 8, 1995, the officer/majority stockholder exercised that "W" Right and was issued 1,319,445 shares of Common Stock.

11.  EXTRAORDINARY ITEMS

     During 1996, the Company extinguished $70,000 of debt recognizing an extraordinary gain of the same amount.

     During 1995, the Company extinguished $896,000 of debt for $90,000 cash thereby recognizing an extraordinary gain of $806,000.

     During 1994, the Company extinguished $347,000 of debt for $17,000 cash and $112,000 in notes payable thereby recognizing an extraordinary gain of $218,000.

12.  COMMITMENTS AND CONTINGENCIES

     ENVIRONMENTAL LIABILITIES

     In connection with the recycling and processing of ferrous and non-ferrous metals, the Company may come in contact with "hazardous materials" as that term is defined under various environmental laws.
Although the Company screens for "hazardous materials" in its raw materials, certain items processed may inadvertently contain such materials, which could result in contamination of the waste by-products and premises. At this time the Company believes that it is in substantial compliance with all applicable

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

environmental laws. Due to the nature of the Company's operations, changes in the environmental laws or inadvertent improper disposal of a hazardous material may result in a violation of such laws subjecting the Company to fines and responsibility for costs attributable to remediation.

     INSURANCE

     The Company partially self insures for casualty losses on property and equipment at its NRI subsidiary and self funds a health care plan for all full time employees at its Weissman subsidiary.

     UNION CONTRACT

     Substantially all of the labor force that work in the recycling operations yard at the Weissman subsidiary work under a collective bargaining agreement which expires in 2000.

     TURNINGS AND BORINGS CONTRACT

     During 1991 Weissman entered into a service agreement with a significant customer to process the customers' turnings and borings for a term of seven years for a range of $13 to $22 per ton based on the product plus approximately $4,000 per month for reimbursement of equipment costs.

     OPERATING LEASES

     During June 1995, the Company entered into an operating lease agreement for office space. The term of the lease is through June 2000, with monthly rent expense beginning at $1,800 and increasing to $3,900 per month.

     During December 1995, the Company entered into lease agreements for yard facilities. The agreement with Anglo requires payments of $2,500 per month through December 2005 (see Note 2[C]) and the other agreement requires annual rent of $16,000 payable quarterly through December 2000.

     The Company leases various office equipment and vehicles under operating leases which expire at various dates through 2001 with monthly payments ranging from $300 to $600.

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

     Future minimum lease payments are as follows for the years ending:

                             December 31,  September 30,
                             ------------  -------------
        1997                  $ 95,000       $118,000
        1998                   127,000        123,000
        1999                   124,000        119,000
        2000                   103,000        103,000
        2001                    60,000         60,000
        Thereafter             112,000        112,000
                              --------       --------
                              $621,000       $635,000
                              --------       --------
                              --------       --------

     Rent expense for the three months ended December 31, 1996 and 1995 and for the years ended September 30, 1996, 1995 and 1994 was approximately $28,000, $13,000 and $90,000, $47,000, and $48,000.


LITIGATION

     On January 22, 1997, the Company and its wholly-owned subsidiary, Recycling Industries of Texas, Inc. ("RITI") filed an action against Robert
C. Rome, principal of Anglo Metal, Inc. ("AMI"), in the United States District Court for the District of Colorado. The Company and RITI are seeking actual and consequential damages in an undetermined amount for fraud by misrepresentation, deceit by nondisclosure and concealment and breach of contract in connection with the acquisition of Anglo Iron & Metal in December 1995. Alternatively, the complaint seeks specific performance of Mr. Rome's obligations under his agreements with the Company.

     On February 21, 1997, the Company and RITI were served with a complaint filed by AMI in the United States Bankruptcy Court for the Southern District of Texas. The complaint alleges that the Company and RITI have failed to perform certain obligations under their agreement to acquire Anglo Iron & Metal in December 1995. The plaintiff seeks damages in excess of $3,255,000 for breach of contract, fraud and conversion. Alternatively, the complaint seeks to rescind the agreements executed by the Company and RITI to acquire Anglo Iron & Metal.

     The Company believes the allegations in the complaint filed by AMI are without merit and will vigorously defend this litigation. Although the litigation is in the preliminary stage and the outcome cannot be predicted with certainty, at this time it is the opinion of management that the litigation will not have a material adverse effect on the Company's consolidated financial position.

                          RECYCLING INDUSTRIES, INC.
                              AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 Information as to the Periods Ended December 31, 1996 and 1995 is unaudited.

13. SUPPLEMENTAL INFORMATION TO STATEMENT OF CASH FLOWS AND NONCASH INVESTING AND FINANCING ACTIVITIES

                                                      THREE MONTHS ENDED
                                                         DECEMBER 31,               Years Ended September 30,
                                                     ---------------------    ------------------------------------
                                                       1996        1995          1996         1995         1994
                                                     --------   ----------    ----------   ----------   ----------
Cash paid for interest                               $484,000   $   96,000    $  711,000   $  407,000   $        -
Cash paid for income taxes                           $ 27,000   $        -    $        -   $        -   $        -
Purchase of equipment for notes payable              $277,000   $        -    $  406,000   $   56,000   $    5,000
Stock issued for conversion of bridge financing      $      -   $        -    $1,138,000   $  150,000   $        -
Acquisition of subsidiaries for stock                $      -   $  925,000    $2,425,000   $        -   $6,725,000
Acquisition of Anglo land and building for
  note payable                                       $      -   $  446,000    $  446,000   $        -   $        -
Acquisition of Anglo inventory for notes
  payable                                            $      -   $1,354,000    $1,354,000   $        -   $        -
Acquisition of Anglo goodwill for note
  payable                                            $      -   $  479,000    $  479,000   $        -   $        -
Capital lease obligation incurred to
  finance Anglo acquisition                          $      -   $1,800,000    $1,800,000   $        -   $        -
Note payable issued for Anglo non-compete
  agreement                                          $      -   $  750,000    $  750,000   $        -   $        -
Assumption of liabilities for Mid-America
  acquisition                                        $      -   $        -    $1,210,000   $        -   $        -
Assumption of liabilities for Weissman
  acquisition                                        $      -   $        -    $  738,000   $        -   $        -
Restructure of preferred stock to debt               $      -   $        -    $        -   $2,300,000   $        -
Issuance of common stock to chief
  executive officer                                  $      -   $        -    $        -   $  437,000   $        -
Acquisition of equipment under capital lease         $ 13,000   $        -    $        -   $  113,000   $        -
Reversal of deferred gain on sale of subsidiary      $      -   $        -    $        -   $  751,000   $        -
Common stock issued for relief of debt               $      -   $        -    $        -   $        -   $1,351,000
Preferred stock issued for extinguishment
  of debt                                            $      -   $        -    $        -   $        -   $  887,000
Conversion of accrued salary to equity               $      -   $        -    $        -   $        -   $  246,000
Sale of 25% interest in subsidiary for note
  receivable                                         $      -   $        -    $        -   $        -   $  900,000

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Anglo Metal, Inc.
Harlingen, Texas

     We have audited the accompanying balance sheets of Anglo Metal, Inc. dba Anglo Iron & Metal, as of December 31, 1995 and 1994 and the related statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Anglo Metal, Inc. dba Anglo Iron & Metal, as of December 31, 1995 and 1994 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                AJ. ROBBINS, PC.
                                CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

Denver, Colorado
March 22, 1996

                                ANGLO METAL, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                                   1995            1994
                                                ----------      -----------
                         ASSETS

CURRENT ASSETS:
   Cash......................................   $       --       $  146,000
   Trade accounts receivable, pledged........      641,000          660,000
   Other receivables, related parties........       70,000           75,000
   Inventories...............................    1,437,000        1,041,000
   Prepaid expenses..........................       56,000           52,000
                                                ----------       ----------
     Total Current Assets....................    2,204,000        1,974,000
                                                ----------       ----------
PROPERTY, PLANT AND EQUIPMENT, net of
  accumulated depreciation and amortization of
  $703,000 and $614,000......................    1,300,000        1,332,000
                                                ----------       ----------
OTHER ASSETS:
  Cash surrender value life insurance........      116,000          111,000
  Other......................................       16,000               --
                                                ----------       ----------
    Total Other Assets.......................      132,000          111,000
                                                ----------       ----------
                                                $3,636,000       $3,417,000
                                                ----------      -----------
                                                ----------      -----------

      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Bank overdraft.............................   $  218,000      $        --
  Trade accounts payable.....................      373,000          638,000
  Line of credit, bank.......................           --          839,000
  Accrued liabilities........................       34,000           53,000
  Income taxes payable.......................      140,000               --
  Environmental cleanup liabilities..........    1,194,000        1,194,000
  Due to Recycling Industries, Inc. .........    1,588,000               --
  Current portion of long-term debt..........           --            8,000
  Current portion of capital lease...........           --           64,000
                                                ----------       ----------
    Total Current Liabilities................    3,547,000        2,796,000
                                                ----------       ----------
LONG-TERM DEBT:
  Long-term debt, less current portion.......           --          226,000
  Capital lease, less current portion........           --           46,000
                                                ----------       ----------
    Total Long-Term Debt.....................           --          272,000
                                                ----------       ----------
    Total Liabilities........................    3,547,000        3,068,000
                                                ----------       ----------

                                ANGLO METAL, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994


COMMITMENTS AND CONTINGENCIES:

STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value; 1,000,000
    shares authorized; 50,000 shares issued
    and outstanding..........................       50,000           50,000
  Retained earnings..........................       39,000          299,000
                                                ----------       ----------
                                                    89,000          349,000
                                                ----------       ----------
      Total Stockholders' Equity.............   $3,636,000       $3,417,000
                                                ----------       ----------
                                                ----------       ----------


                See accompanying Notes to Financial Statements

                                ANGLO METAL, INC.

                            STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                             1995          1994           1993
                                          -----------   -----------   -----------
REVENUES:
  Sales................................   $15,116,000   $12,128,000   $10,189,000
  Brokerage............................       216,000       700,000       352,000
  Other................................         7,000        38,000        20,000
                                          -----------   -----------   -----------
    Total Revenues.....................    15,339,000    12,866,000    10,561,000
                                          -----------   -----------   -----------

COST OF SALES AND EXPENSES:
  Cost of sales........................    13,739,000    11,398,000     9,698,000
  Cost of brokerage....................       181,000       600,000       324,000
  Environmental cleanup costs..........            --            --       729,000
  Personnel............................       414,000       346,000       422,000
  Professional services................        66,000        32,000        31,000
  Depreciation and amortization........        11,000        11,000        10,000
  Interest.............................       133,000       102,000        56,000
  Other general and administrative.....       336,000       205,000       156,000
                                          -----------   -----------   -----------
    Total Cost of Sales and Expenses...    14,880,000    12,694,000    11,426,000
                                          -----------   -----------   -----------

INCOME (LOSS) BEFORE INCOME TAXES......       459,000       172,000      (865,000)
PROVISION FOR INCOME TAXES.............       140,000            --            --
                                          -----------   -----------   -----------
NET INCOME (LOSS)......................   $   319,000   $   172,000   $  (865,000)
                                          -----------   -----------   -----------
                                          -----------   -----------   -----------


                  See accompanying Notes to Financial Statements

                                 ANGLO METAL, INC.

                     STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                 COMMON STOCK
                                 --------------    RETAINED
                                 SHARES  AMOUNT    EARNINGS      TOTAL
                                 ------  ------   ---------      -----
Balance, December 31, 1992 ....  50,000   $50,000  $1,290,000  $1,340,000
Net (loss) ....................                      (865,000)   (865,000)
Dividends paid ................                       (97,000)    (97,000)
                                                   ----------  ----------
Balance, December 31, 1993 ....  50,000    50,000     328,000     378,000
Net income ....................                       172,000     172,000
Dividends paid ................                      (201,000)   (201,000)
                                                   ----------  ----------
Balance, December 31, 1994 ....  50,000    50,000     299,000     349,000
Net income ....................                       319,000     319,000
Dividends paid ................                      (579,000)   (579,000)
                                                   ----------  ----------
Balance, December 31, 1995 ....  50,000   $50,000  $   39,000  $   89,000
                                 ------   -------  ----------  ----------
                                 ------   -------  ----------  ----------

              See accompanying Notes to Financial Statements

                               ANGLO METAL, INC.

                            STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                                                       1995       1994       1993
                                                                    ---------  ---------  ---------
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
  Net income (loss)................................................ $ 319,000  $ 172,000  $(865,000)
  Adjustments to reconcile net income to net cash provided (used)
    by operating activities:
      Depreciation and amortization ...............................   105,000    113,000    100,000
      Changes in:
        Trade accounts receivable .................................    19,000   (335,000)   224,000
        Other receivables, related parties ........................     5,000      5,000    (24,000)
        Inventories ...............................................  (396,000)  (135,000)    92,000
        Prepaid expenses ..........................................    (4,000)   (24,000)    38,000
        Bank overdraft ............................................   218,000         --     (6,000)
        Trade accounts payable ....................................  (265,000)    73,000    (67,000)
        Accrued liabilities .......................................     7,000    (32,000)  (111,000)
        Income taxes payable ......................................   140,000         --         --
        Environmental cleanup liabilities .........................        --         --    729,000
                                                                    ---------  ---------  ---------
          Net Cash Provided (Used) by Operating Activities ........   148,000   (163,000)   110,000
                                                                    ---------  ---------  ---------
CASH FLOWS FROM (TO) INVESTING ACTIVITIES:
  Purchase of property and equipment ..............................   (56,000)  (162,000)  (168,000)
  Proceeds from sale of equipment .................................        --      2,000         --
  Increase in deposits ............................................   (16,000)        --         --
  Increase in cash surrender value life insurance .................    (5,000)    (8,000)   (41,000)
                                                                    ---------  ---------  ---------
          Net Cash (Used) by Investing Activities .................   (77,000)  (168,000)  (209,000)
                                                                    ---------  ---------  ---------
CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
   Issuance of long-term debt .....................................   247,000         --         --
   Payments on long-term debt .....................................   (36,000)    (8,000)    (3,000)
   Advances on line of credit .....................................   250,000  1,452,000    637,000
   Repayment on line of credit ....................................   (49,000)  (867,000)  (712,000)
   Payments on capital lease obligation ...........................   (50,000)   (58,000)   (40,000)
   Dividends paid .................................................  (579,000)  (201,000)   330,000
                                                                    ---------  ---------  ---------
          Net Cash Provided (Used) by Financing
            Activities ............................................  (217,000)   318,000    212,000
                                                                    ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH ...................................  (146,000)   (13,000)   113,000
CASH, beginning of year ...........................................   146,000    159,000     46,000
                                                                    ---------  ---------  ---------
CASH, end of year ................................................. $      --  $ 146,000  $ 159,000
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------
CASH PAID FOR INTEREST ............................................ $  48,000  $ 102,000  $  56,000
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------
See Note 13


                See accompanying Notes to Financial Statements

                            ANGLO METAL, INC.

                        NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 1995, 1994 AND 1993

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ACTIVITY

     Anglo Metal, Inc. dba Anglo Iron & Metal (Anglo) was incorporated in the State of Texas in December 1985. Anglo operates in the metals recycling industry (purchasing, processing, selling and brokering ferrous and non-ferrous metals) with its operations located in southern Texas. Anglo operates one of 12 heavy duty automotive shredders located in Texas. Processed scrap is sold to steel mill customers and other metals processors throughout the southern region of the United States and northern Mexico.

     SALE OF ANGLO

     On December 11, 1995, Anglo sold to Recycling Industries, Inc. (RII) substantially all of the assets and the business of Anglo.

     The assets sold consisted of a heavy duty automotive shredder, inventories, metal shearing equipment, balers, heavy equipment, tools and rolling stock used in the business of recycling ferrous and non-ferrous metals. Certain real property, buildings and leasehold improvements used in the metals recycling business were also sold.

     The sales price for Anglo was $6,065,000 comprised of: $2,079,000 in cash; $1,865,000 note which is to be paid in ten equal monthly installments of $186,500 over ten months beginning in February 1996; a $446,000 secured promissory note payable in 60 consecutive monthly installments of $9,000, including interest; a $750,000 unsecured note payable in 72 equal consecutive monthly installments of $10,000, including interest; and 227,693 shares of RII common stock valued at $925,000.

     Of the cash received at the closing of the sale, $1,800,000 was obtained through a sale-leaseback transaction with Ally Capital Corporation, collateralized by all of the machinery and equipment sold, accounts receivable and inventory, which has been recorded as a capital lease. The terms of the sale-leaseback provide for 60 consecutive monthly lease payments of $41,000 with a bargain purchase option at the end of the lease term. The lease contains numerous covenants for maintaining certain financial ratios and earnings levels. The remaining $279,000 paid at closing was obtained from the operating cash reserves and working capital of RII.

     RII signed a consulting and non-competition agreement with the president of Anglo. The term of the noncompete portion is for a term of six years and is valued at $1,000,000 which will be amortized over the term of the agreement using the straight line method. The consulting portion is for a term of six months and is payable $5,000 per month.

     The real property sold and the common stock given by RII have been placed in escrow to provide for the remediation of environmental contamination related to the operations of Anglo prior to the acquisition.

     The purchase price has been allocated as follows:

          Equipment under capital lease ....................... $ 1,800,000
          Contract to acquire land and buildings ..............      70,000
          Covenant not to compete .............................   1,000,000
          Inventories .........................................   1,365,000
          Purchase price in excess of net assets acquired .....   1,830,000
                                                                -----------
               Total purchase price ...........................   6,065,000
          Notes payable .......................................  (3,061,000)
          RII common stock ....................................    (925,000)
                                                                -----------
          Cash paid at closing ................................   2,079,000
          Capital lease obligation ............................  (1,800,000)
                                                                -----------
               Cash from operating capital .................... $   279,000
                                                                -----------
                                                                -----------

     CONCENTRATION OF CREDIT RISK

     Concentrations of credit risk with respect to trade receivables exist due to large balances with a few customers. At December 31, 1995 and 1994, accounts receivable balances for three major customers were $336,476 and $320,335, or 54% and 49%, respectively, of the total accounts receivable balance. Ongoing credit evaluations of customers' financial condition are performed and, generally, no collateral is required. Anglo does not maintain reserves for potential credit losses since such past losses, in the aggregate, have not been significant; therefore, the allowance for doubtful accounts receivable is zero at December 31, 1995 and 1994. Customers are located throughout the Southern region of the United States and Mexico.

     INVENTORIES

     Inventories consist primarily of ferrous and non-ferrous scrap metal. Inventory costs include material, labor and plant overhead. Inventory is stated at lower of cost (first-in, first-out) or market.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost. Depreciation and amortization expense is provided on a straight-line basis using estimated useful lives of 5 to 20 years for equipment and 40 years for building and improvements. Depreciation and amortization expense of property, plant and equipment was $105,000, $113,000 and $100,000 for the years ended December 31, 1995, 1994 and
1993, respectively. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

                            ANGLO METAL, INC.

                    DECEMBER 31, 1995, 1994 AND 1993


     ENVIRONMENTAL EXPENDITURES

     Environmental expenditures that relate to current operations are capitalized if costs improve Anglo's property as compared to the condition of the property when originally constructed or acquired or if the costs prevent environmental contamination from future operations. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments are made or remedial efforts are probable and the cost can be reasonably estimated.

     These amounts are generally accrued upon the completion of feasibility studies or the settlement of claims, but in no event later than Anglo's commitment to a plan of action.

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL STATEMENTS

     The carrying amounts of cash, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items. The fair value of notes payable was estimated based on market values for debt with similar terms. Management believes that the fair value of that debt approximates its carrying value.

     INCOME TAXES

     Anglo and its stockholders have elected under the Internal Revenue Code to be an S-corporation for tax purposes. In lieu of corporate income taxes, the stockholders of an S-corporation are taxed on their proportionate share of its taxable income. Accordingly, no provision or liability for federal income taxes has been included in these financial statements for Anglo for 1994 and 1993. On January 1, 1995, Anglo terminated its S-corporation election.

     Effective January 1, 1995, Anglo adopted Statement of Financial Accounting Standards No. 109 (FAS 109), Accounting for Income Taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial statement amounts at the end of each reporting period. Valuation allowances will be established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the current period and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities have been netted to reflect the tax impact of temporary differences. The adoption of FAS 109 and termination of the S-corporation election resulted in recognition of a net deferred tax asset of $250,000. Anglo has not recorded a deferred tax asset at January 1, 1995 or December 31, 1995 since it was more likely than not

                            ANGLO METAL, INC.

                    DECEMBER 31, 1995, 1994 AND 1993



that the tax assets would not be realized. Therefore, the adoption of FAS 109 and the termination of the S-corporation election did not have a material effect on Anglo's financial statements and there was no cumulative effect of this change in accounting for income taxes at January 1, 1995. There is also no effect on net income for the year ended December 31, 1995.

     CASH

     For purposes of reporting cash flows, Anglo considers all funds with original maturities of three months or less to be cash equivalents.


NOTE 2--INVENTORIES

     Inventories, pledged, consist of the following at:


                                      DECEMBER 31,
                                -----------------------
                                   1995         1994
                                ----------   ----------

          Raw materials ....... $  766,000   $  866,000
          Finished goods ......    671,000      175,000
                                ----------   ----------
                                $1,437,000   $1,041,000
                                ----------   ----------
                                ----------   ----------


     Included in inventory are $50,000 and $10,000 of indirect costs at December 31, 1995 and 1994, respectively.


NOTE 3--PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment, pledged, consists of the following at:

                                                               DECEMBER 31,
                                                          ---------------------
                                                              1995       1994
                                                          ---------- ----------

        Land ............................................ $   10,000 $   10,000
        Building and improvements .......................    109,000    109,000
        Heavy machinery and equipment ...................  1,762,000  1,482,000
        Transportation equipment ........................     99,000    115,000
        Asset under capital lease obligation ............         --    208,000
        Office equipment ................................     23,000     22,000
                                                          ---------- ----------
           Total ........................................  2,003,000  1,946,000
        Less accumulated depreciation and amortization ..   (703,000)  (614,000)
                                                          ---------- ----------
           Net .......................................... $1,300,000 $1,332,000
                                                          ---------- ----------
                                                          ---------- ----------

                              ANGLO METAL, INC.

                      DECEMBER 31, 1995, 1994 AND 1993

NOTE 4--CASH SURRENDER VALUE LIFE INSURANCE

     Anglo is the beneficiary of a life insurance policy on the President of Anglo. The face amount of the policy is $1,800,000. Anglo's cash surrender value was $116,000 and $111,000 at December 31, 1995 and 1994, respectively. The policy is collateral for bank debt.

NOTE 5--ACCRUED EXPENSES

     Accrued expenses consists primarily of accrued salaries and related expenses at December 31, 1995 and 1994.

NOTE 6--LINE OF CREDIT

     Anglo has a revolving line of credit with a bank for a maximum of $250,000 with interest at prime plus 1% (10% at December 31, 1995) collateralized by equipment, inventory, accounts receivable, officer life insurance policy and stockholder and officer personal guarantees. The balance was zero at December 1995 (see Note 8).

NOTE 7--LONG-TERM DEBT

     Long-term debt consists of the following at:

                                                                                        DECEMBER 31,
                                                                                      -----------------
                                                                                      1995       1994
                                                                                      ----     --------
Note payable to individual with original principal of $245,000 and interest at
 10% per annum; monthly principal and interest payments of $2,600;
 collateralized by a $1,800,000 key man life insurance policy; paid
 December 1995 (see Note 8)......................................................     $ --     $222,000

Note payable to bank with original principal amount of $17,200 and interest at 11% per annum; monthly principal and interest payments of $800;
 collateralized by equipment; paid December 1995 (see Note 8)....................       --       12,000
                                                                                      ----     --------
                                                                                        --      234,000
Less current portion.............................................................       --       8,000
                                                                                      ----     --------
                                                                                      $ --     $226,000
                                                                                      ----     --------
                                                                                      ----     --------

                              ANGLO METAL, INC.

                      DECEMBER 31, 1995, 1994 AND 1993

NOTE 8--DEBT RESTRUCTURE

     In connection with the sale of Anglo to RII, certain debt of Anglo was paid by RII prior to December 31, 1995 and has been recorded in the financial statements as advances from RII, a current liability. The following is a summary of the debt restructure.

     In December 1995, RII entered into an agreement with an unrelated entity
(BAF) whereby BAF advances 80% of the purchased trade accounts receivable and collects payments on purchased receivables from Anglo's customers. BAF charges RII an administrative fee equal to 1% of the face amount of the purchased receivables and a monthly finance charge in the amount of 10% of the average daily outstanding balance of all purchased receivables. RII is required to repurchase any receivables not collected from customers within 90 days. The balance at December 31, 1995 was $11,000.

     On December 13, 1995, RII entered into a capital lease with Ally Capital Corporation for $1,800,000 of equipment acquired from Anglo (see Note 1). The proceeds were used to pay off debt in the amount of $1,256,000 and capital lease obligations of $60,000. The remaining balance of $484,000 was used to reduce a $750,000 note payable that was guaranteed by Anglo.

NOTE 9--INCOME TAXES

     The tax effects of temporary differences and net operating loss carryforwards that give rise to deferred tax assets and (liabilities) at December 31, 1995 are as follows:

     Temporary differences:
       Property and equipment.................  $(220,000)
       Accrued environmental liabilities......    362,000
       Inventories............................     68,000
       Valuation allowance....................   (210,000)
                                                ---------
                                                $      --
                                                ---------
                                                ---------

     The provision for income taxes consists of the following at December 31, 1995:

       Current................................  $ 140,000
       Deferred...............................         --
                                                ---------
                                                $ 140,000
                                                ---------
                                                ---------

                              ANGLO METAL, INC.

                      DECEMBER 31, 1995, 1994 AND 1993

     The components of deferred income tax (benefit) expenses are as follows as of December 31, 1995:

       Depreciation and amortization..........  $ 40,000
       Valuation allowance....................   (40,000)
                                                --------
                                                $     --
                                                --------
                                                --------

     Following is a reconciliation of the amount of income tax (benefit) expense that would result from applying the statutory federal income tax rates to pre-tax income the reported amount of income tax expense for the year ended December 31, 1995:

       Tax expense (benefit) at federal statutory rates......  $170,000
       Increase (decrease) resulting from:
         Nondeductible items.................................     8,000
         Depreciation and amortization.......................   (40,000)
         Other..............................................      2,000
                                                               --------
                                                               $140,000
                                                               --------
                                                               --------

NOTE 10--ECONOMIC DEPENDENCY

     The Company is economically dependent on major customers for annual sales as follows:

                              1995     1994     1993
                              ----     ----     ----
     Customer A...........     26%      25%      34%
     Customer B...........     18%      10%      --%
     Customer C...........     10%      --%      --%
     Customer D...........     12%      --%      12%
     Customer E...........     --%      --%      11%
     Customer F...........     --%      12%      --%

NOTE 11--COMMITMENTS AND CONTINGENCIES

     LOAN GUARANTEE

     Anglo is guarantor of a note payable for its stockholders to a bank with an original principal of $750,000; interest at 10.5% per annum; monthly principal and interest payments of $8,000. The note is collateralized by equipment, personal guarantees of Anglo stockholders and president, and assignment of key man life insurance policy; due December 1988. The note balance is $207,000 and $717,000 at December 31, 1995 and 1994. Of the

                              ANGLO METAL, INC.

                      DECEMBER 31, 1995, 1994 AND 1993

cash received at closing, $484,000 was paid directly to the note holder by RII (see Note 8). RII is not a guarantor for the remaining outstanding principal.

     LITIGATION

     Anglo Metal, Inc. and Anglo Iron & Metal are defendants in a lawsuit by the State of Texas and Houston Lighting & Power, and Central Power & Light for $924,000. Anglo is vigorously defending the case. A liability of $465,000 has been recorded in the financial statements of Anglo. Under the terms of the purchase agreement, RII shall not assume any liabilities of Anglo arising on or before the closing date with respect to any action, event or occurrence.

     Anglo is also a party to a number of lawsuits arising in the normal course of business. In the opinion of management, the resolution of these matters will not have a material adverse effect on Anglo's financial position.

     ENVIRONMENTAL LIABILITIES

     Anglo is a party to proceedings before state and federal regulatory agencies relating to environmental remediation issues. The assessment of the required response and remedial costs associated with the cleanup is extremely complex. Among the variables that management must assess are imprecise engineering estimates, continually evolving governmental standards, potential recoveries from insurance coverage and laws which impose joint and several liability. During January 1993, Environmental Protection Agency (EPA) conducted an on site investigation and discovered a violation of the Toxic Substance Control Act, concerning illegal disposal of Poly Chlorinated Biphenyl (PCB) containing capacitors. Anglo was assessed a $129,000 penalty and was ordered to remediate the site and dispose of contaminated soil in accordance with EPA standards. The initial engineering estimates for remediation and soil disposal are within the range of $200,000 to $600,000. A liability for $729,000 has been recorded in the Anglo financial statements. Under the terms of the acquisition of Anglo by RII, the stock component of the purchase price has been escrowed for remediation costs.

     LEASES

     Anglo leases facilities under non-cancelable operating lease through 2005. The monthly lease payments are $4,000 per month for the term of the lease. Total rental expense for each of the three years 1995, 1994 and 1993 was $47,000. Anglo also leased equipment under a capital lease for $208,000 which was paid in December 1995.

     Future minimum lease payments are as follows at December 31:

       1996.................  $ 30,000
       1997.................    30,000
       1998.................    30,000
       1999.................    30,000
       2000.................    30,000
       Thereafter...........   150,000
                              --------
                              $300,000
                              --------
                              --------

                              ANGLO METAL, INC.

                      DECEMBER 31, 1995, 1994 AND 1993

NOTE 12--RELATED PARTY TRANSACTIONS

     In addition to transactions with related parties discussed throughout the notes to the financial statements, the following related party transactions have taken place.

     Accounts receivable from related parties consist of advances made to one of the officers of Anglo and to one of the stockholders. These advances are non-interest bearing. The officer's balance was $59,000 and $64,000 for 1995 and 1994, respectively, and the stockholder's balance was $11,000 at the end of 1995 and 1994.

NOTE 13--SUPPLEMENTAL INFORMATION TO STATEMENT OF CASH FLOWS FOR NON-CASH INVESTING AND FINANCING ACTIVITIES

     During the year ended December 31, 1995, the long term debt of $1,256,000 and the capital lease of $60,000 were paid by RII.

     During the year ended December 31, 1995, a capital lease in the amount of $208,000 was entered into for the acquisition of equipment.

     During the year ended December 31, 1995, $17,000 of equipment was acquired with a note.

     During the year ended December 31, 1995, $807,000 of the line of credit balance was refinanced to a long-term installment note payable.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Mid-America Shredding, Inc.
Ste. Genevieve, Missouri

     We have audited the accompanying balance sheet of Mid-America Shredding, Inc., as of December 31, 1995 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mid-America Shredding, Inc., as of December 31, 1995 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                   AJ. ROBBINS, PC.
                                   CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS


Denver, Colorado
April 5, 1996

                         MID-AMERICA SHREDDING, INC.

                                 BALANCE SHEET


                                                              DECEMBER 31,   MARCH 31,
                                                              ------------  ----------
                                                                 1995          1996
                                                                 ----          ----
                                                                            (UNAUDITED)
                               ASSETS
CURRENT ASSETS:
  Cash .....................................................  $   30,000    $   18,000
  Trade accounts receivable ................................      87,000       109,000
  Inventories ..............................................      86,000        34,000
  Prepaid expenses .........................................      16,000            --
                                                              ----------    ----------
      Total Current Assets .................................     219,000       161,000
PROPERTY, PLANT AND EQUIPMENT, net .........................   2,886,000     2,823,000
                                                              ----------    ----------
                                                              $3,105,000    $2,984,000
                                                              ----------    ----------
                                                              ----------    ----------

          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Note payable, bank .......................................  $1,210,000    $1,210,000
  Trade accounts payable ...................................      82,000       129,000
  Trade accounts payable, related party ....................     133,000       143,000
  Accrued liabilities ......................................      35,000        16,000
  Current portion of long-term debt ........................      20,000        21,000
                                                              ----------    ----------
      Total Current Liabilities ............................   1,480,000     1,519,000
LONG-TERM DEBT, less current portion .......................       7,000         2,000
                                                              ----------    ----------
      Total Liabilities ....................................   1,487,000     1,521,000
                                                              ----------    ----------

COMMITMENTS AND CONTINGENCIES:


STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value; 30,000 shares authorized;
    245 shares issued and outstanding ......................          --            --
  Additional paid-in capital ...............................   3,055,000     3,055,000
  Accumulated (deficit) ....................................  (1,437,000)   (1,592,000)
                                                              ----------    ----------
      Total Stockholders' Equity ...........................   1,618,000     1,463,000
                                                              ----------    ----------
                                                              $3,105,000    $2,984,000
                                                              ----------    ----------
                                                              ----------    ----------

              See accompanying Notes to Financial Statements

                         MID-AMERICA SHREDDING, INC.

                           STATEMENT OF OPERATIONS


                                                         FOR THE THREE MONTHS ENDED
                                            FOR THE      --------------------------
                                           YEAR ENDED           MARCH 31,
                                           DECEMBER 31,         ----------
                                              1995          1996           1995
                                           ----------    ---------      ----------
                                                         (UNAUDITED)    (UNAUDITED)

SALES .................................... $3,866,000    $ 452,000      $1,027,000
                                           ----------    ---------      ----------
COST OF SALES AND EXPENSES:
  Cost of sales ..........................  3,587,000      439,000         814,000
  Personnel ..............................    247,000      124,000         157,000
  Professional services ..................      6,000        5,000           2,000
  Travel .................................      1,000           --              --
  Interest ...............................    125,000       35,000          30,000
  Other general and administrative .......     23,000        4,000          15,000
                                           ----------    ---------      ----------
      Total Cost of Sales and Expenses ...  3,989,000      607,000       1,018,000
                                           ----------    ---------      ----------
NET INCOME (LOSS) ........................ $ (123,000)   $(155,000)     $    9,000
                                           ----------    ---------      ----------
                                           ----------    ---------      ----------



               See accompanying Notes to Financial Statements

                         MID-AMERICA SHREDDING, INC.

                STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  FOR THE YEAR ENDED DECEMBER 31, 1995 AND
              THE THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED)

                                               COMMON STOCK      ADDITIONAL
                                             ---------------      PAID-IN      ACCUMULATED
                                             SHARES   AMOUNT      CAPITAL       (DEFICIT)       TOTAL
                                             ------   ------     ----------   ------------   ----------
Balance, January 1, 1995..................    245     $   --     $3,009,000   $(1,314,000)   $1,695,000
Contributed capital.......................     --         --         46,000            --        46,000
Net (loss)................................     --         --             --      (123,000)     (123,000)
                                              ---     ------     ----------   -----------    ----------
Balance, December 31, 1995................    245         --      3,055,000    (1,437,000)    1,618,000
Net (loss)................................     --         --             --      (155,000)     (155,000)
                                              ---     ------     ----------   -----------    ----------
Balance, March 31, 1996 (Unaudited).......    245     $   --     $3,055,000   $(1,592,000)   $1,463,000
                                              ---     ------     ----------   -----------    ----------
                                              ---     ------     ----------   -----------    ----------







                See accompanying Notes to Financial Statements

                         MID-AMERICA SHREDDING, INC.
                          STATEMENTS OF CASH FLOWS

                                                                    FOR THE       FOR THE THREE MONTHS ENDED
                                                                   YEAR ENDED              MARCH 31,
                                                                   DECEMBER 31,   --------------------------
                                                                       1995           1996          1995
                                                                    ----------    -----------    -----------
                                                                                  (UNAUDITED)    (UNAUDITED)
CASH FLOWS (TO) FROM OPERATING ACTIVITIES:
  Net income (loss)...............................................  $(123,000)     $(155,000)    $   9,000
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.................................    173,000         43,000        43,000
    Changes in:
      Accounts receivable.........................................     62,000        (22,000)       48,000
      Inventories.................................................    192,000         52,000        49,000
      Prepaid expenses............................................     12,000         16,000        (9,000)
      Trade accounts payable......................................    (72,000)        47,000        13,000
      Trade accounts payable, related party.......................    106,000         10,000            --
      Accrued liabilities.........................................     22,000        (19,000)        4,000
                                                                    ---------      ---------     ---------
        Net Cash Provided (Used) by Operating
         Activities...............................................    372,000        (28,000)      157,000
                                                                    ---------      ---------     ---------
CASH FLOWS (TO) FROM INVESTING ACTIVITIES:
  Purchase of property and equipment..............................   (484,000)        (3,000)           --
  Proceeds from sale of property and equipment....................         --         23,000        22,000
  Construction in progress........................................         --             --      (204,000)
                                                                    ---------      ---------     ---------
        Net Cash Provided (Used) by Investing
         Activities...............................................   (484,000)        20,000      (182,000)
                                                                    ---------      ---------     ---------
CASH FLOWS (TO) FROM FINANCING ACTIVITIES:
  Proceeds from note payable, bank................................    144,000             --        43,000
  Payments on note payable, bank..................................    (20,000)            --            --
  Payments on long-term debt......................................    (18,000)        (4,000)           --
  Payment on amount due to former shareholder.....................     (5,000)            --            --
  Capital contributions...........................................     26,000             --         5,000
                                                                    ---------      ---------     ---------
        Net Cash Provided (Used) by Financing
         Activities...............................................    127,000         (4,000)       48,000
                                                                    ---------      ---------     ---------
NET INCREASE (DECREASE) IN CASH...................................     15,000        (12,000)       23,000
CASH, beginning of period.........................................     15,000         30,000        15,000
                                                                    ---------      ---------     ---------
CASH, end of period...............................................  $  30,000      $  18,000     $  38,000
                                                                    ---------      ---------     ---------
                                                                    ---------      ---------     ---------
CASH PAID FOR INTEREST............................................  $ 127,000      $  34,000     $  30,000
                                                                    ---------      ---------     ---------
                                                                    ---------      ---------     ---------
See Note 10

               See accompanying Notes to Financial Statements

                         MID-AMERICA SHREDDING, INC.

                        NOTES TO FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ACTIVITY

     Mid-America Shredding, Inc. (Mid-America) was incorporated in the state of Missouri in July 1989. Mid-America operates in the metals recycling industry (purchasing, processing and selling ferrous and non-ferrous metals). Mid-America operates a heavy duty automotive shredder to separate metals into ferrous and non-ferrous metals. Insulated copper or aluminum wire is processed through a wire chopping machine to produce clean copper or aluminum chops. Mid-America operates in Ste. Genevieve, Missouri.

     ACQUISITION OF MID-AMERICA SHREDDING, INC.

     On April 15, 1996, the assets and business of Mid-America were sold to Recycling Industries, Inc. (RII).

     The assets sold by Mid-America consisted of real property, buildings, inventories, a heavy duty automotive shredder, a wire chopping plant, heavy equipment and tools used in the business of recycling ferrous and non-ferrous metals.

     The sales price for Mid-America was $1,925,000, comprised of $660,000 in cash, a $55,000 note payable in eight equal monthly installments of $6,900, and the assumption of Mid-America outstanding bank debt of $1,210,000.

     The sale will be accounted for using the purchase method and the price will be allocated as follows:

     Inventories...........................  $    55,000
     Land..................................      310,000
     Buildings and improvements............      560,000
     Machinery and equipment...............    1,000,000
                                             -----------
     Total purchase price..................    1,925,000
     Notes payable.........................   (1,265,000)
                                             -----------
       Cash paid at closing................  $   660,000
                                             -----------
                                             -----------

     UNAUDITED INTERIM FINANCIAL STATEMENTS

     In the opinion of management, the unaudited interim financial statements for the three month period ended March 31, 1996 and 1995 are presented on a basis consistent with the audited annual financial statements and reflect all adjustments, consisting only of normal recurring accruals, necessary for fair presentation of the results of such periods. The results of operations for the interim period ending March 31, 1996 are not necessarily indicative of the results to be expected for the year ended December 31, 1996.

     INVENTORIES

     Inventories consist primarily of ferrous and non-ferrous scrap metal. Inventory costs for finished goods include material, labor and plant overhead. Inventories are stated at lower of cost (first-in, first-out) or market.

                         MID-AMERICA SHREDDING, INC.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost. Depreciation and amortization expense is provided on a straight-line basis using estimated useful lives of 10 to 20 years for equipment and 40 years for building and improvements. Depreciation and amortization expense of property, plant and equipment was $173,000 and $43,000 for the year ended December 31, 1995 and for the three months ended March 31, 1996 (unaudited), respectively. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

     ENVIRONMENTAL EXPENDITURES

     Environmental expenditures that relate to current operations are capitalized if the costs improve Mid-America's property as compared to the condition of the property when originally constructed or acquired or if the costs prevent environmental contamination from future operations. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments are made or remedial efforts are probable and the cost can be reasonably estimated. These amounts are generally accrued upon the completion of feasibility studies or the settlement of claims, but in no event later than Mid-America's commitment to a plan of action.

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL STATEMENTS

     The carrying amounts of cash, accounts receivable, accounts payable, and accrued liabilities approximate fair value because of the short maturity of these items. The fair value of the note payable, bank was estimated based on market values for debt with similar terms. Management believes that the fair value of that debt approximates its carrying value.

     INCOME TAXES

     Effective July, 1989, Mid-America and its stockholders elected under the Internal Revenue Code to an S-corporation for tax purposes. In lieu of corporate income taxes, the stockholders of an S-corporation are taxed on their proportionate share of Mid-America's taxable income. Accordingly, no provision or liability for federal income taxes has been included in these financial statements for Mid-America for the year ended December 31, 1995 or for the three months ended March 31, 1996.

                         MID-AMERICA SHREDDING, INC.

     CASH

     For purposes of reporting cash flows, Mid-America considers all funds with maturities of three months or less to be cash equivalents.

NOTE 2--INVENTORIES

     Inventories, pledged, consist of the following:


                                   DECEMBER 31,   MARCH 31,
                                       1995         1996
                                   -----------    --------
                                                (Unaudited)
    Raw materials.................   $74,000      $34,000
    Finished goods................    12,000           --
                                     -------      -------
                                     $86,000      $34,000
                                     -------      -------
                                     -------      -------

     Included in inventories are $2,000 of indirect costs at December 31, 1995.

NOTE 3--PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment, pledged, consists of the following:

                                                        DECEMBER 31,  MARCH 31,
                                                           1995         1996
                                                        -----------  -----------
                                                                     (UNAUDITED)
     Land and improvements...........................   $  359,000   $  359,000
     Building and improvements.......................      163,000      163,000
     Heavy machinery and equipment...................    1,703,000    1,676,000
     Auto shredder mill..............................    1,304,000    1,304,000
     Transportation equipment........................       50,000       46,000
     Office equipment................................       10,000       10,000
                                                        ----------   ----------
       Total.........................................    3,589,000    3,558,000
     Less accumulated depreciation and amortization..     (703,000)    (735,000)
                                                        ----------   ----------
                                                        $2,886,000   $2,823,000
                                                        ----------   ----------
                                                        ----------   ----------

NOTE 4--ACCRUED LIABILITIES

     Accrued liabilities consist primarily of accrued interest, accrued salaries and related expenses at December 31, 1995 and March 31, 1996 (Unaudited).

                         MID-AMERICA SHREDDING, INC.

NOTE 5--NOTE PAYABLE, BANK

                                                                           DECEMBER 31,    MARCH 31,
                                                                              1995           1996
                                                                           ------------   -----------
                                                                                          (UNAUDITED)
  Note payable to bank with interest payable monthly at prime plus one and one-half percent per annum (10% at December 31, 1995 and
   10.5% at March 31, 1996 (Unaudited); collateralized by property and equipment, accounts receivable and inventories; due on
   demand; guaranteed by stockholder.....................................   $1,210,000    $1,210,000

NOTE 6--LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                      DECEMBER 31,    MARCH 31,
                                                                          1995           1996
                                                                      ------------   -----------
                                                                                     (UNAUDITED)

  Retail purchase contract for equipment payable to the
   vendor with original principal amount of $21,000 and
   interest at 12% per annum; monthly principal and interest
   payments of $1,000; due February 1997............................     $13,000       $11,000

  Retail purchase contract for equipment payable to the
   vendor with original principal of $18,000 and interest at
   12% per annum; monthly principal and interest payments
   of $846; due June 1997...........................................      14,000        12,000
                                                                         -------       -------
                                                                          27,000        23,000
  Less current portion..............................................      20,000        21,000
                                                                         -------       -------
                                                                         $ 7,000       $ 2,000
                                                                         -------       -------
                                                                         -------       -------

     The principal maturities for the long-term debts are as follows:

        1996........................................................     $20,000       $21,000
        1997........................................................       7,000         2,000
                                                                         -------       -------
                                                                         $27,000       $23,000
                                                                         -------       -------
                                                                         -------       -------

                          MID-AMERICA SHREDDING, INC

NOTE 7--COMMITMENTS AND CONTINGENCIES

     LEASES

     Mid-America has two operating leases with a railroad company for a spur rail track and industrial property located in Zell, Missouri with annual lease payments of $2,000. In addition, an office trailer was leased for the year for $4,000. Total rent expense was $6,000 and $1,500 for the year ended December 31, 1995 and the three months ended March 31, 1996 (unaudited), respectively.

     LETTER OF CREDIT

     Mid-America has issued a letter of credit for $50,000 which expires on December 31, 1997. The local electric utility company constructed a power substation and the letter of credit guarantees the utility company that the substation will be used for its intended purpose by Mid-America. The letter of credit has not been drawn upon as of March 31, 1996.


NOTE 8--RELATED PARTY TRANSACTIONS

     During 1995, Mid-America purchased $116,000 of equipment, parts and repairs from an electric supply company (a related party) which is owned by the majority shareholder of Mid-America. At December 31, 1995, Mid-America owed the related party $133,000. For the three months ended March 31, 1996 (unaudited), Mid-America purchased an additional $10,000 of equipment, parts and repairs and owed the related party a total of $143,000 at March 31, 1996 (unaudited).


NOTE 9--ECONOMIC DEPENDENCY

     Mid-America is economically dependent on three major customers for annual sales. During 1995, the three customers accounted for 48%, 16% and 10% of sales volume, respectively.


NOTE 10--SUPPLEMENTAL INFORMATION TO STATEMENT OF CASH FLOWS FOR NONCASH INVESTING AND FINANCING ACTIVITIES


     During the year ended December 31, 1995, $39,000 of equipment was acquired through the issuance of long-term debt.

     The majority shareholder contributed equipment in the amount of $20,000 in 1995.

             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
 Weissman Industries, Inc.
 Waterloo, Iowa

     We have audited the accompanying balance sheets of Weissman Iron and Metal, a Division of Weissman Industries, Inc. (the Division), as of December 31, 1995 and 1994 and the related statements of operations, changes in division equity and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Weissman Iron and Metal, a Division of Weissman Industries Inc. as of December 31, 1995 and 1994 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.


                    AJ. ROBBINS, PC.
                    CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

Denver, Colorado
April 21, 1996

                           WEISSMAN IRON AND METAL

                               BALANCE SHEETS

                                                DECEMBER 31,
                                          -----------------------     JUNE 30,
                                             1995         1994          1996
                                          ----------   ----------   -----------
                                                                    (UNAUDITED)
                  ASSETS
CURRENT ASSETS:
  Cash..................................  $    9,000   $    8,000   $   15,000
  Trade accounts receivable.............   1,527,000    1,579,000    1,773,000
  Other receivables.....................       1,000       46,000        1,000
  Inventories...........................   1,327,000    1,031,000    1,205,000
  Prepaid expenses......................      10,000       53,000       10,000
                                          ----------   ----------   ----------
      Total Current Assets..............   2,874,000    2,717,000    3,004,000
PROPERTY, PLANT AND EQUIPMENT, net......   5,452,000    5,140,000    5,383,000
                                          ----------   ----------   ----------
                                          $8,326,000   $7,857,000   $8,387,000
                                          ----------   ----------   ----------
                                          ----------   ----------   ----------
   LIABILITIES AND DIVISION EQUITY
CURRENT LIABILITIES:
  Bank overdraft........................  $   39,000   $    5,000   $       --
  Trade accounts payable................     983,000      612,000      700,000
  Trade accounts payable, related
   party................................          --       21,000           --
  Accrued liabilities:
    Payroll and related taxes...........     246,000      245,000      459,000
    Pension termination costs...........      27,000           --       27,000
    Environmental cleanup costs.........      30,000           --       30,000
    Sales and property taxes............      40,000       33,000       34,000
    Other...............................      31,000       20,000       60,000
                                          ----------   ----------   ----------
          Total Current Liabilities.....   1,396,000      936,000    1,310,000

COMMITMENTS AND CONTINGENCIES:

DIVISION EQUITY.........................   6,930,000    6,921,000    7,077,000
                                          ----------   ----------   ----------
                                          $8,326,000   $7,857,000   $8,387,000
                                          ----------   ----------   ----------
                                          ----------   ----------   ----------

               See accompanying Notes to Financial Statements

                          WEISSMAN IRON AND METAL

                          STATEMENTS OF OPERATIONS
          FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993 AND
           THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)


                                                                              SIX MONTHS ENDED
                                     YEAR ENDED DECEMBER 31,                        JUNE 30,
                                 --------------------------------------    ------------------------
                                    1995          1994          1993          1996         1995
                                 -----------   -----------   ----------    ----------   ----------
                                                                           (UNAUDITED)  (UNAUDITED)
REVENUES:
  Sales......................... $16,207,000   $12,959,000   $9,378,000    $7,355,000   $7,791,000
  Brokerage.....................   2,956,000     1,352,000      241,000     1,875,000      908,000
  Other.........................       1,000        11,000       11,000        27,000        1,000
                                 -----------   -----------   ----------    ----------   ----------
    Total Revenues..............  19,164,000    14,322,000    9,630,000     9,257,000    8,700,000
                                 -----------   -----------   ----------    ----------   ----------
COST OF SALES AND EXPENSES:
  Cost of sales.................  12,235,000     9,075,000    7,456,000     5,762,000    5,802,000
  Cost of brokerage.............   2,894,000     1,348,000      237,000     1,828,000      891,000
  Personnel.....................     654,000       564,000      396,000       303,000      301,000
  Professional services.........      17,000        26,000       22,000         8,000        4,000
  Other, general and
   administrative...............     305,000       270,000      282,000       146,000      198,000
  Depreciation and amortization
   expense......................       7,000         7,000        7,000         3,000        3,000
  Environmental cleanup costs...      30,000            --           --            --           --
  Loss on disposal of equipment.          --            --           --            --           --
                                 -----------   -----------   ----------    ----------   ----------
    Total Cost of Sales and
     Expenses...................  16,142,000    11,290,000    8,400,000     8,050,000    7,199,000
                                 -----------   -----------   ----------    ----------   ----------
NET INCOME...................... $ 3,022,000   $ 3,032,000   $1,230,000    $1,207,000   $1,501,000
                                 -----------   -----------   ----------    ----------   ----------
                                 -----------   -----------   ----------    ----------   ----------



                See accompanying Notes to Financial Statements

                           WEISSMAN IRON AND METAL

                    STATEMENT OF CHANGES IN DIVISION EQUITY
            FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND
                 THE SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED)


Balance, December 31, 1992...................................... $ 5,818,000
Net income......................................................   1,230,000
Unrecognized pension costs......................................     (64,000)
Distributions to related parties, net...........................    (635,000)
                                                                 -----------
Balance, December 31, 1993......................................   6,349,000
Net income......................................................   3,032,000
Recognized pension costs........................................      64,000
Distributions to related parties, net...........................  (2,524,000)
                                                                 -----------
Balance, December 31, 1994......................................   6,921,000
Net income......................................................   3,022,000
Unrecognized pension costs......................................     (47,000)
Distributions to related parties, net ..........................  (2,966,000)
Balance, December 31, 1995......................................   6,930,000
Net income (unaudited)..........................................   1,207,000
Distributions to related parties, net (unaudited) ..............  (1,060,000)
                                                                 -----------
Balance, June 30, 1996 (unaudited).............................. $ 7,077,000
                                                                 -----------
                                                                 -----------





              See accompanying Notes to Financial Statements

                           WEISSMAN IRON AND METAL

                           STATEMENTS OF CASH FLOWS
          FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993 AND
         FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)

                                                   YEAR ENDED DECEMBER 31,             SIX MONTHS ENDED JUNE 30,
                                          ----------------------------------------    --------------------------
                                              1995           1994          1993          1996           1995
                                          -----------    -----------    ----------    -----------    -----------
                                                                                      (UNAUDITED)    (UNAUDITED)
CASH FLOWS (TO) FROM
 OPERATING ACTIVITIES:
  Net income............................  $ 3,022,000    $ 3,032,000    $1,230,000    $ 1,207,000    $ 1,501,000
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Depreciation and amortization.......      312,000        261,000       220,000        170,000        143,000
    Loss on disposal of equipment.......       20,000          6,000         2,000             --             --
    Changes in:
      Trade accounts receivable.........       52,000       (464,000)     (618,000)      (246,000)      (179,000)
      Other receivables.................      (21,000)        30,000        (2,000)            --        (24,000)
      Prepaid expenses..................       67,000         (5,000)       (2,000)            --        (73,000)
      Inventories.......................     (296,000)       (66,000)      (16,000)       122,000       (204,000)
      Trade accounts payable............      371,000        156,000       243,000       (283,000)       296,000
      Accrued liabilities...............       66,000         47,000       106,000        236,000        (10,000)
      Bank overdraft....................       34,000          5,000            --        (39,000)        93,000
      Environmental cleanup costs.......       30,000             --            --             --             --
                                          -----------    -----------     ---------    -----------    -----------
        Net Cash Provided by
         Operating Activities...........    3,657,000      3,002,000     1,163,000      1,167,000      1,543,000
                                          -----------    -----------     ---------    -----------    -----------
CASH FLOWS (TO) FROM
 INVESTING ACTIVITIES:
  Purchase of property and equipment....     (644,000)      (648,000)     (424,000)      (101,000)       (95,000)
  Proceeds from sale of property
   and equipment........................           --             --            --             --             --
                                          -----------    -----------     ---------    -----------    -----------
        Net Cash Provided (Used) by
         Investing Activities...........     (644,000)      (648,000)     (424,000)      (101,000)       (95,000)
                                          -----------    -----------     ---------    -----------    -----------
CASH FLOWS (TO) FROM
 FINANCING ACTIVITIES:
  Unrecognized pension costs............      (47,000)        64,000       (64,000)            --             --
  Distributions to related parties......   (2,965,000)    (2,525,000)     (635,000)    (1,060,000)    (1,440,000)
                                          -----------    -----------     ---------    -----------    -----------


                           WEISSMAN IRON AND METAL

                           STATEMENTS OF CASH FLOWS
          FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993 AND
         FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)




                                                   YEAR ENDED DECEMBER 31,             SIX MONTHS ENDED JUNE 30,
                                          ----------------------------------------    --------------------------
                                              1995           1994          1993          1996           1995
                                          -----------    -----------    ----------    -----------    -----------
                                                                                      (UNAUDITED)    (UNAUDITED)
        Net Cash (Used) by Financing
         Activities.....................   (3,012,000)    (2,461,000)     (699,000)    (1,060,000)    (1,440,000)
                                          -----------    -----------     ---------    -----------    -----------
NET INCREASE (DECREASE) IN CASH.........        1,000       (107,000)       40,000          6,000          8,000
CASH, beginning of period...............        8,000        115,000        75,000          9,000          8,000
                                          -----------    -----------     ---------    -----------    -----------
CASH, end of period.....................  $     9,000    $     8,000    $  115,000    $    15,000    $    16,000
                                          -----------    -----------     ---------    -----------    -----------
                                          -----------    -----------     ---------    -----------    -----------
CASH PAID FOR INTEREST..................  $        --    $        --    $    1,000    $        --   $         --
                                          -----------    -----------     ---------    -----------    -----------
                                          -----------    -----------     ---------    -----------    -----------


                See accompanying Notes to Financial Statements

                          WEISSMAN IRON AND METAL

                       NOTES TO FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ACTIVITY

     Weissman Industries, Inc. was incorporated in January 1975 in the State of Iowa. Weissman Iron and Metal, a division of Weissman Industries, Inc. (Weissman) operates in the metals recycling industry (purchasing, processing, selling and brokering ferrous and non-ferrous metals) with its operations located in Waterloo, Iowa. Weissman operates one of three heavy duty automotive shredders in Iowa. Processed scrap is sold to steel mill customers located in or around Waterloo, Iowa.

     AGREEMENT TO SELL WEISSMAN

     The stockholders of Weissman Industries, Inc. have signed an agreement with Recycling Industries, Inc. (RII) to sell the business of Weissman to RII, through the sale of all the outstanding stock of Weissman Industries, Inc.
Prior to the sale of stock to RII, Weissman Industries, Inc. sold its other operating divisions to unrelated entities. Since the other operations were previously sold to unrelated entities, are not being acquired by RII and do not effect Weissman, they are not included in the financial statements of Weissman.

     Both RII and Weissman Industries, Inc. have agreed to jointly elect section 338(h)(10) treatment under the Internal Revenue Code so that the sale of Weissman will be treated as an asset sale for federal and state income tax purposes.

     The assets to be sold consist of a heavy duty automotive shredder, metal shearing equipment, Coreco aluminum furnace, heavy equipment, tools and rolling stock, real property, buildings, inventories and accounts receivable used in the business of recycling ferrous and non-ferrous metals.

     The sale price for Weissman is $12,400,000 and is allocated as follows:

     Trade accounts receivable.............................  $ 1,600,000
     Inventories...........................................      900,000
     Buildings and improvements............................    3,000,000
     Automotive shredder...................................    3,000,000
     Heavy equipment.......................................    1,900,000
     Equipment and rolling stock...........................    1,200,000
     Land..................................................      800,000
                                                             -----------
       Total purchase price................................  $12,400,000
                                                             -----------
                                                             -----------

     BASIS OF PRESENTATION

     The accompanying financial statements include only the assets, liabilities, equity and operations of the metals recycling division of Weissman Industries, Inc. that is expected to be acquired by RII through a stock purchase agreement upon the closing of a public offering of RII common stock.

                          WEISSMAN IRON AND METAL

     UNAUDITED INTERIM FINANCIAL STATEMENTS

     In the opinion of management, the unaudited interim financial statements for the six month periods ended June 30, 1996 and 1995 are presented on a basis consistent with the audited annual financial statements and reflect all adjustments, consisting only of normal recurring accruals, necessary for fair presentation of the results of such periods. The results of operations for the interim period ended June 30, 1996 are not necessarily indicative of the results to be expected for the year ended December 31, 1996.

     CONCENTRATION OF CREDIT RISK

     Concentrations of credit risk with respect to trade receivables exist due to large balances with a few customers. At December 31, 1995 and 1994, and June 30, 1996 (unaudited) accounts receivable balances for three major customers were $1,216,000, $967,000 and $1,287,000, or 80%, 61% and 73%,
respectively, of the total accounts receivable balance. Ongoing credit evaluations of customers' financial condition are performed and, generally, no collateral is required. Weissman does not maintain reserves for potential losses since such past losses, in the aggregate, have not been significant; therefore, the allowance for doubtful accounts receivable is zero at December 31, 1995 and 1994, and at June 30, 1996 (unaudited). Customers are located in the upper Midwest region of the United States (in or around Waterloo, Iowa).

     INVENTORIES

     Inventories consist primarily of ferrous and non-ferrous scrap metal. Inventory costs for finished goods include material, labor and plant overhead. Inventory is stated at lower of cost (first-in, first-out) or market.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost. Depreciation and amortization expense is provided on a straight-line basis using estimated useful lives of 5 to 20 years for equipment and 40 years for building and improvements. Depreciation and amortization expense of property, plant and equipment was $312,000, $261,000, $220,000, $170,000 and $143,000 for the years ended
December 31, 1995, 1994 and 1993, and for the six months ended June 30, 1996 and 1995 (unaudited), respectively. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

     ENVIRONMENTAL EXPENDITURES

     Environmental expenditures that relate to current operations are capitalized if the costs improve the Weissman property as compared to the condition of the property when originally constructed or acquired or if the costs prevent environmental contamination from future operations. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments are made or remedial efforts are probable and the costs can be reasonably estimated. These amounts are generally accrued upon the completion of feasibility studies or the settlement of claims, but in no event later than Weissman's commitment to a plan of action.

                          WEISSMAN IRON AND METAL

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL STATEMENTS

     The carrying amounts of cash, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items.

     INCOME TAXES

     Effective December 30, 1988, Weissman Industries, Inc. and its stockholders elected under the Internal Revenue Code to be an S-corporation for tax purposes. In lieu of corporate income taxes, the stockholders of an S-corporation are taxed on their proportionate share of taxable income. Accordingly, no provision or liability for federal income taxes has been included in these financial statements.

     Upon completion of the sale of Weissman Industries, Inc. to RII, the tax status of the Weissman Industries, Inc. will change from an S-corporation to a taxable entity. Due to the tax effect of the sale there will be no significant differences between financial statement and tax basis of assets and liabilities and therefore the sale will not generate a deferred tax asset or liability.

     CASH

     For purposes of reporting cash flows, Weissman considers all funds with maturities of three months or less to be cash equivalents.

NOTE 2--INVENTORIES

     Inventories consist of the following at:

                                      DECEMBER 31,
                                 ----------------------     JUNE 30,
                                    1995       1994           1996
                                 ----------  ----------    ----------
                                                           (UNAUDITED)

      Raw materials ............ $  544,000  $  526,000    $  541,000
      Finished goods ...........    783,000     505,000       664,000
                                 ----------  ----------    ----------
                                 $1,327,000  $1,031,000    $1,205,000
                                 ----------  ----------    ----------
                                 ----------  ----------    ----------

     Included in inventory is $165,000, $108,000 and $182,000 of indirect costs at December 31, 1995 and 1994, and June 30, 1996 (unaudited), respectively.

                          WEISSMAN IRON AND METAL

NOTE 3--PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following at:

                                               DECEMBER 31,
                                        ------------------------    JUNE 30,
                                            1995        1994          1996
                                        -----------  -----------  -----------
                                                                  (UNAUDITED)
     Land.............................. $   153,000  $   153,000  $   153,000
     Building and improvements.........   2,983,000    2,970,000    2,983,000
     Heavy machinery and equipment.....   4,602,000    4,289,000    4,654,000
     Roads and railroad tracks.........     184,000      178,000      184,000
     Transportation equipment..........     863,000      757,000      863,000
     Office equipment..................      58,000       58,000       58,000
                                        -----------  -----------  -----------
       Total...........................   8,843,000    8,405,000    8,895,000
       Less accumulated depreciation...  (3,391,000)  (3,265,000)  (3,512,000)
                                        -----------  -----------  -----------
                                        $ 5,452,000  $ 5,140,000  $ 5,383,000
                                        -----------  -----------  -----------
                                        -----------  -----------  -----------

NOTE 4--ECONOMIC DEPENDENCY

     Weissman is economically dependent on three major customers for sales as follows:

                                                        SIX MONTHS ENDED
                       YEAR ENDED DECEMBER 31,              JUNE 30,
                      ------------------------      -------------------------
                      1995     1994     1993           1996          1995
                      ----     ----     ----        ----------    -----------
                                                    (UNAUDITED)   (UNAUDITED)
Customer A.........    38%      32%      28%            17%           15%
Customer B.........    19%      22%      12%            11%           17%
Customer C.........    14%      16%      29%            44%           32%


     Weissman also purchased inventory from two of these customers as follows:

                                                        SIX MONTHS ENDED
                       YEAR ENDED DECEMBER 31,              JUNE 30,
                      ------------------------      -------------------------
                      1995     1994     1993           1996          1995
                      ----     ----     ----        ----------    -----------
                                                    (UNAUDITED)   (UNAUDITED)
Customer A.........     5%       6%       9%             3%            7%
Customer B.........    20%      19%      15%            34%           18%

                          WEISSMAN IRON AND METAL

NOTE 5--COMMITMENTS AND CONTINGENCIES

     ENVIRONMENTAL LIABILITIES

     In November 1993, Weissman Industries, Inc. received a notice from the US Environmental Protection Agency (EPA) that it may be a potentially responsible party (PRP), along with hundreds of others, with regard to a recycling site in Alabama which received a shipment of material from Weissman. Under the law, a PRP may be ordered to perform response actions, may be liable for costs incurred and may be required to pay damages for injury.

     In October, 1995 the EPA notified Weissman Industries, Inc. that since Weissman had a lower volumetric ranking, EPA intends to offer a de minimis settlement to Weissman Industries, Inc. after completing negotiations with larger ranking PRPs. Weissman has recorded an accrual in the amount of $30,000 for a de minimis settlement allowance.

     The assessment of the required response and remedial costs associated with the clean up is extremely complex. Among the variables that management must assess are imprecise engineering estimates, continually evolving governmental standards, potential recoveries from insurance coverage and laws which impose joint and several liability.

     SELF FUNDED EMPLOYEE HEALTH CARE PLAN

     Weissman maintains and self funds a health care plan for all full time employees after 90 days of employment. A third-party administrator is employed to control costs. The maximum specific costs are covered by a reinsurance provider.

     LOAN GUARANTEE

     Weissman's trade receivables and inventories are collateral for a line of credit with a maximum of $1,000,000 maintained by Weissman Industries, Inc. There was $--0--, $775,000 and $--0-- outstanding under this line of credit as of December 31, 1995 and 1994, and June 30, 1996 (unaudited), respectively.

     UNION CONTRACT

     Substantially all of the labor force that works in the recycling operations in the yard are members of the International Union of United Automobile, Aerospace and Agricultural Implement Workers of America and work under a collective bargaining agreement which expires November 30, 1996. Management has not yet commenced negotiations, however, in the past have successfully negotiated contract renewals.

     TURNINGS AND BORINGS CONTRACT

     On September 1, 1991, Weissman entered into a service agreement with a significant customer to process the customer's turnings and borings for a term of seven years for a range of $13 to $22 per ton based on the product plus approximately $4,000 per month for reimbursement of equipment costs.

                          WEISSMAN IRON AND METAL

NOTE 6--RELATED PARTY TRANSACTIONS

     In addition to transactions with related parties discussed throughout the notes to the financial statements, the following related party transactions have taken place.

     Weissman purchases raw material inventory, sells miscellaneous services and pays certain expenses to a related division of Weissman Industries, Inc. This related division was sold to third parties in February 1995. The related party transactions were as follows:

                                                                       SIX MONTHS ENDED
                                     YEAR ENDED DECEMBER 31,                JUNE 30,
                                  ------------------------------   -------------------------
                                    1995       1994       1993        1996          1995
                                  --------   --------   --------   -----------   -----------
                                                                   (UNAUDITED)   (UNAUDITED)
     Purchase of inventory......  $ 31,000   $168,000   $ 99,000      $    --       $31,000
     Management fee charge......  $180,000   $180,000   $180,000      $90,000       $90,000
     Sales of services, net.....  $ 19,000   $205,000   $168,000      $    --       $14,000

     The purchase of the raw material approximates the cost paid to other large bulk suppliers of Weissman. Costs charged are based upon actual amounts paid by Weissman.

     The balances due from the other divisions are shown as distributions from Division Equity.

NOTE 7--RETIREMENT PLAN

     Weissman Industries, Inc. has a defined benefit plan (the Plan) covering substantially all of its employees. The Plan provides for payment of retirement benefits commencing between the ages of 55 and 65. After meeting certain qualifications, an employee acquires a vested right to future benefits. The benefits payable under the Plan are generally determined on the basis of an employee's length of service and earnings. Annual contributions to the Plan are sufficient to satisfy legal funding requirements.

     Benefits under the Plan were frozen on October 31, 1995 and effective December 30, 1995 the Plan was terminated. Upon receipt of a favorable Internal Revenue Service determination letter and approval from Pension Guaranty Trust the assets will be distributed to the participants. The termination was approved by the union. The accrued loss due to curtailment at the termination date was $47,000.

     Upon adoption of Financial Accounting Standard Number 87 (FAS 87) Employers' Accounting for Pensions in 1989, the fair value of Plan assets exceeded projected benefit liability by $83,000. This initial net asset is being amortized over 9.4 years.

     Plan assets consist of a Group Annuity Contract with Principal Financial Group.

     Weissman pension activity consists of approximately 43% of the total Plan. The following disclosures are for Weissman:

                          WEISSMAN IRON AND METAL

     In accordance with FAS 87, Weissman was required to record an additional minimum pension liability at December 31, 1995 and 1993, and June 30, 1996 (unaudited). This amount represents the excess of the accumulated benefit obligations over the fair value of Plan assets and accrued pension liabilities. The liabilities have been offset by intangible assets to the extent possible. Because the asset recognized may not exceed the amount of unrecognized prior service cost, the balance of the liability at the end of each period is reported as a separate reduction to Division Equity.

     Amounts are summarized as follows:

                                              DECEMBER 31,
                                      --------------------------    JUNE 30,
                                       1995      1994     1993        1996
                                      -------   ------   -------   -----------
                                                                   (UNAUDITED)
     Intangible assets..............  $    --   $   --   $ 4,000     $    --
     Reduction to Division Equity...   47,000       --    64,000      47,000
                                      -------   ------   -------     -------
     Additional minimum liability...  $47,000   $   --   $68,000     $47,000
                                      -------   ------   -------     -------
                                      -------   ------   -------     -------

     The net periodic pension cost is as follows:

                                                                       SIX MONTHS ENDED
                                     YEAR ENDED DECEMBER 31,                JUNE 30,
                                  ------------------------------   -------------------------
                                    1995       1994       1993        1996          1995
                                  --------   --------   --------   -----------   -----------
                                                                   (UNAUDITED)   (UNAUDITED)
     Service costs--benefits
      earned during the period..   $21,000   $ 25,000    $18,000       $    --     $ 10,000
     Interest cost on projected
      benefit obligation........    19,000     18,000     15,000            --       10,000
     Actual return on assets....   (84,000)    15,000    (23,000)           --      (42,000)
     Net amortization and
      deferral..................    60,000    (33,000)     3,000            --       30,000
                                   -------   --------   --------       -------     --------
       Net periodic pension
        cost....................   $16,000   $ 25,000   $ 13,000       $    --     $  8,000
                                   -------   --------   --------       -------     --------
                                   -------   --------   --------       -------     --------

     Assumptions used in the accounting were:

                                                                       SIX MONTHS ENDED
                                     YEAR ENDED DECEMBER 31,                JUNE 30,
                                  ------------------------------   -------------------------
                                    1995       1994       1993        1996          1995
                                  --------   --------   --------   -----------   -----------
                                                                   (UNAUDITED)   (UNAUDITED)
     Discount rate..............   6.25%       7.25%      5.75%         --          6.25%
     Rate of increase in
      compensation levels.......   5.26%       5.36%      6.00%         --          5.26%
     Expected long-term rate of
      return on assets..........   7.75%       7.75%      7.75%         --          7.75%

                          WEISSMAN IRON AND METAL

     The following table sets forth the plan's funded status and amounts recognized in Weissman's balance sheet for its pension plan at:

                                                 DECEMBER 31,
                                             --------------------   JUNE 30,
                                               1995       1994        1996
                                             ---------  ---------  -----------
                                                                   (UNAUDITED)
     Accrual present value of
      benefit obligation:
       Vested benefit obligation............ $ 358,000  $ 237,000  $ 358,000
                                             ---------  ---------  ---------
                                             ---------  ---------  ---------
         Accumulated benefit obligation..... $ 358,000  $ 244,000  $ 358,000
                                             ---------  ---------  ---------
                                             ---------  ---------  ---------
         Projected benefit obligation....... $(358,000) $(268,000) $(358,000)
         Plan assets at fair value..........   330,000    263,000    330,000
                                             ---------  ---------  ---------
         Projected benefit obligation in
          excess of plan assets.............   (28,000)    (5,000)   (28,000)
         Items not yet recognized
          in earnings:
           Unrecognized net loss............    63,000     52,000     63,000
           Unrecognized (net asset) at
            January 1, 1989.................   (15,000)   (22,000)   (15,000)
           Unrecognized prior service cost..        --      3,000         --
           Contributions made prior to
            year end........................        --      6,000         --
           Loss on curtailment..............   (47,000)        --    (47,000)
                                             ---------  ---------  ---------
           Pension (liability) asset
            recognized in the balance sheet. $ (27,000) $  34,000  $ (27,000)
                                             ---------  ---------  ---------
                                             ---------  ---------  ---------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. ANY INFORMATION OR REPRESENTATIONS NOT HEREIN CONTAINED, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN RESPECT TO THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS. HOWEVER, IN THE EVENT OF A MATERIAL CHANGE, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                              --------------------

                                TABLE OF CONTENTS                          Page
                                                                           ----

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . .    3

PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

PRICE RANGE OF THE COMMON STOCK. . . . . . . . . . . . . . . . . . . . . .   11

DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

SELECTED FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . .   12

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS. . . . . . . . . . . . . . . . . . . . . . . . .   14

BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

RECENT DEVELOPMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . .   34

CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

SELLING SECURITYHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . .   36

DESCRIPTION OF CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . .   46

SHARES ELIGIBLE FOR FUTURE SALE. . . . . . . . . . . . . . . . . . . . . .   48

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

CHANGE IN INDEPENDENT ACCOUNTANTS. . . . . . . . . . . . . . . . . . . . .   52

INDEX TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . .  F-1

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-3

                              --------------------

                          RECYCLING INDUSTRIES, INC.


                          10,189,541 SHARES OF COMMON
                        STOCK, $.001 PAR VALUE, INCLUDING
            623,411 SHARES UNDERLYING CONVERTIBLE PREFERRED STOCK AND
         3,957,651 SHARES UNDERLYING STOCK PURCHASE WARRANTS AND OPTIONS





                               FEBRUARY 24, 1997











                                  ------------
                                   PROSPECTUS
                                  ------------

              PART II -  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered. All expenses are estimated except the registration fee.


     Registration and filing fee           $11,992
     NASD filing fee                         4,958
     Printing and engraving                  7,500
     Accounting fees and expenses            5,000
     Legal fees and expenses                80,000
     Blue sky fees and expenses              2,500
     Transfer and Warrant Agent                500
     Other                                     550
                                          --------
        Total                             $113,000
                                          --------
                                          --------




ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

INDEMNIFICATION PROVIDED UNDER THE COMPANY'S ARTICLES OF INCORPORATION

     The Colorado Business Corporation Act (the "CBCA") authorizes the indemnification of and advancement of expenses to directors, officers, employees, fiduciaries and agents of a Colorado corporation against liabilities which they may incur in such capacities. Article V.B of the Company's Amended and Restated Articles of Incorporation provides that the Company shall indemnify and may advance expenses to its directors to the maximum extent permitted by the CBCA and shall indemnify its officers, employees or agents who are not directors to the maximum extent permitted by the CBCA or to a greater extent as may be consistent with law and provided for by resolution of the Company's shareholders or directors, or in a contract. A summary of the circumstances in which such indemnification is allowable under the CBCA is provided below, but that description is qualified in its entirety by reference to the relevant section of the CBCA.

     In general, the CBCA provides that any director may be indemnified against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or reasonable expense) incurred in a proceeding and have expenses advanced for such a proceeding (including any civil, criminal or investigative proceeding whether threatened, pending or completed) to which the director was made a party because he is or was a director, except that, if the proceeding is brought by or in the right of the Company, indemnification is permitted only with respect to reasonable expenses incurred in connection with the proceeding. The CBCA prohibits indemnification of a director in connection with a proceeding brought by or in the right of the Company in which a director is adjudged liable to the Company, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

     Indemnity may be provided only if the director's actions resulting in the liability: (i) were taken in good faith; (ii) were reasonably believed to have been in the Company's best interest with respect to actions taken in the director's official capacity; (iii) were reasonably believed not to be opposed to the Company's best interest with respect to actions other than those taken in the director's official capacity; and (iv) with respect to any criminal action, the director had no reasonable cause to believe his or her conduct was unlawful. Indemnification may be awarded only after the applicable standard of conduct has been met by the director to be indemnified as determined by (i) a majority vote of directors not party to the proceeding comprising a quorum of the Board of Directors or, if a quorum cannot be obtained, by committee thereof consisting of two or more directors not party to the proceeding; (ii) by independent legal counsel selected by the Board of Directors; or (iii) by the shareholders.

     The CBCA further provides that unless limited by the Company's articles of incorporation, a director or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, is entitled to receive indemnification against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. The Company's Amended and Restated Articles of Incorporation do not limit the foregoing provisions.

     The Company may indemnify or advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than permitted for indemnification of directors, if consistent with law and if provided for by its articles of incorporation, bylaws, resolution of its shareholders or directors or in a contract. The provision of indemnification to persons other than directors is subject to such limitations as may be imposed on general public policy grounds.

     Upon petition by a director or officer, a court may order the Company to indemnify such director or officer against liabilities arising in connection with any proceeding. A court may order the Company to provide such indemnification, whether or not he was entitled to indemnification by the Company. To order indemnification, the court must determine that the director or officer is fairly and reasonably entitled to indemnification in light of the circumstances. With respect to liability incurred by a director or officer, or in any proceeding where liability results on the basis that a personal benefit was received improperly, a court may only require that the director or officer be indemnified as to reasonable expenses incurred.

     The CBCA specifies that any provisions for indemnification of or advances for expenses to directors which may be contained in the Company's articles of incorporation, bylaws, resolutions of its shareholders or directors, or in a contract (except for insurance policies) shall be valid only to the extent such provisions are consistent with the CBCA and any limitations upon indemnification set forth in the articles of incorporation.

     The CBCA also grants the power to the Company to purchase and maintain insurance policies which protect any director, officer, employee, fiduciary or agent against any liability asserted against or incurred by them in such capacity arising out of their status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it. No such policies have been obtained by the Company.

     Article V.A of the Company's Amended and Restated Articles of Incorporation provides for the elimination of personal liability for monetary damages for the breach of fiduciary duty as a director except for liability (i) resulting from a breach of the director's duty of loyalty to the Company or its shareholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for approving payment of a dividend, a stock repurchase, a distribution of assets to shareholders during liquidation or the making or guaranteeing of a loan to a director, to the extent that any such actions are illegal under the CBCA; or
(iv) for any transaction from which a director derives an improper personal benefit. This Article further provides that the personal liability of the Company's directors shall be eliminated or limited to the fullest extent permitted by the CBCA.

INDEMNIFICATION PROVIDED IN CONNECTION WITH THE PUBLIC OFFERING

     The Company and the underwriter for its Public Offering agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, and, if such indemnifications are unavailable or insufficient, the Company and the Underwriter agreed to damage contribution agreements between them based upon relative benefits received from the Public Offering and relative fault resulting in such damages.

INDEMNIFICATION PROVIDED IN CONNECTION WITH THE OFFERING BY THE SELLING SECURITYHOLDERS

     The placement agent for and investors in the private placements of the Company's securities occurring in February and May, 1995 and January and April, 1996, agreed to indemnify, to the extent permitted by law, the Company, its directors, its officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in a registration statement, prospectus, private placement memorandum or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information or affidavits relating to such investors or the placement agent furnished to the Company for use therein.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

     During the past three years, the Company has sold its securities in the following transactions pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act for transactions not involving a public offering and Rule 506 of Regulation D promulgated thereunder. The Company believes that each purchaser in such transactions was an accredited investor within the meaning of Regulation D. The share amounts and prices set forth below have been adjusted to reflect the Company's one-for-five reverse split of the Common Stock effective June 27, 1995:

     (a) Between September 30, 1992 and September 30, 1994, the Company issued 567,291 shares of Common Stock to various creditors in exchange for the cancellation of $1,040,249 of indebtedness owed to such creditors by the Company.

     (b) On January 1, 1994, the Company granted to Michael I. Price, an executive officer of the Company, an option to acquire 150,000 shares of Common Stock at exercise prices ranging from $6.25 to $30.00 per share. As described in paragraph 7, below, this option was repriced on January 25, 1995.

     (c) In connection with the Company's acquisition of its Las Vegas, Nevada facility on May 12, 1994, the Company issued 38,000 shares of Series A Convertible Preferred Stock valued at $2,500,000 to Nevada Recycling Corporation, in partial payment of the purchase price for such acquisition. On

December 27, 1994, 25,000 of those shares were cancelled pursuant to a restructuring of the terms of the Nevada facility acquisition. In connection with such restructuring, the Company issued to Nevada Recycling (i) a $2,300,000 secured promissory note payable by the Company, (ii) 120,000 shares of the Company's Common Stock valued at $1,200,000 and (iii) warrants to purchase 20,000 shares of Common Stock at an exercise price of $1.25 per share.

     (d) On May 13, 1994, the Company issued 591,333 shares of Series B Convertible Preferred Stock to First Dominion Holdings, Inc. ("First Dominion"), a corporation owned and controlled by Thomas J. Wiens, the Company's chief executive officer, in satisfaction of outstanding indebtedness payable to First Dominion in the amount of approximately $880,000 incurred prior to March 31, 1994.

     (e) On July 15, 1994, the Company issued an option to acquire 360,000 shares of Common Stock to Caside Associates (the "Caside Option"). The exercise price of the Caside Option was originally $2.50 per share. On January 25, 1995, to reflect the then-current offering price of the Company's Common Stock in a private placement of its securities, the exercise price was reduced to $.90 per share and the Company issued to Caside Associates warrants to purchase 180,000 shares of the Company's Common Stock at $7.50 per share. The Caside Option has been fully exercised.

     (f) From September through December 1994, in connection with approximately $459,000 of bridge loan financing provided to the Company by unaffiliated lenders, the Company issued to the lenders warrants to acquire 39,880 shares of Common Stock at an exercise price of $.90 per share. In April 1995, $450,000 of bridge loans plus accrued interest were converted into 510,000 shares of Common Stock and warrants to purchase 255,000 shares of Common Stock at an exercise price of $7.50 per share.

     (g) On January 25, 1995, the Company repriced the option granted to Michael I. Price on January 1, 1994 (see paragraph 2, above) and granted an option to Jerome B. Misukanis, executive officers of the Company, to purchase up to 150,000 and 12,000 shares of Common Stock, respectively, exercisable for nominal consideration. On August 3, 1995, these options were amended to revise the exercise price to $.90 per share. At the time of the repricing of these options, the Company was selling shares of Common Stock in a private placement at approximately $.90 per share, which the Company believes represented the fair market value of the Common Stock on that date. The options expire on December 31, 1998.

     (h) On January 25, 1995, the Company granted NCO Investors III, L.P. warrants to purchase a total of 100,000 shares of Common Stock in consideration for lending the Company $125,000 and in consideration for financial consulting services rendered. These warrants were cancelled on June 30, 1995 in connection with the Company's acquisition of a 20% interest in The Loef Company. NCO Investors III, L.P. and its affiliates own the remaining 80% interest in The Loef Company.

     (i) On January 25, 1995, the Company granted Nagelvoort & Co. warrants to purchase a total of 300,000 shares of Common Stock in exchange for services rendered to the Company in connection with the financing of a proposed acquisition. These warrants were cancelled on June 20, 1995 in connection with the termination of the relationship between the Company and Nagelvoort & Co.

     (j) On January 25, 1995, the Company repurchased 291,333 shares of the Company's Series B Convertible Preferred Stock, acquired the rights to certain technology and received forgiveness of certain accrued obligations in exchange for consideration of $750,000. In connection with this transaction, the Company granted to Thomas J. Wiens the right to acquire Common Stock valued at $1,187,000 at a purchase price equal to the lesser of 50% of the market value of the Common Stock or $.90 per share. Upon exercise of this right on August 8, 1995, Mr. Wiens purchased 1,319,445 shares of Common Stock at $.90 per share.

     (k) From February 1, 1995 through April 17, 1995, the Company conducted a private placement through First Equity Capital Securities, Inc. as Placement Agent, of units consisting of 1,200 shares of Common Stock and Series C warrants to purchase 600 shares of Common Stock at an exercise price of $7.50 per share, at an offering price of $1,080 per unit. Pursuant to this private placement, the Company sold 2,473,711 shares of Common Stock and 1,295,876 warrants, including units issued in connection with the cancellation of bridge debt described in paragraph 5 above, to 34 accredited investors. In connection with the private placement, the Company issued to First Equity Capital Securities, Inc. 139,828 Placement Agent's Warrants, each to acquire two shares of Common Stock and one Series H Warrant at an exercise price of $1.80. Each Series H Warrant entitles the holder to acquire one share of Common Stock at an exercise price of $7.50 per share.

     (l) From May 24, 1995 through July 31, 1995, the Company conducted a private placement through First Equity Capital Securities, Inc. as Placement Agent, of units consisting of 1,200 shares of Common Stock and Series E warrants to purchase 600 shares of Common Stock at an exercise price of $7.50 per share, at an offering price of $1,080 per unit. Pursuant to this private placement, the Company sold 1,800,000 shares of Common Stock and 900,000 warrants to 42 accredited investors. In connection with the private placement, the Company issued to First Equity Capital Securities, Inc. and certain selected dealers, 73,560 Placement Agent's Warrants, each to acquire two shares of Common Stock and one Series H Warrant at an exercise price of $1.80. Each Series H Warrant entitles the holder to acquire one share of Common Stock at an exercise price of $7.50 per share.

     (m) In connection with the Company's acquisition of its southern Texas facilities, on December 1, 1995, the Company issued 227,693 shares of Common Stock valued at $925,000 to Anglo Metal, Inc., in partial payment of the purchase price for that acquisition. In addition, in connection with the equipment financing for the acquisition, the Company issued to Ally Capital Corporation a warrant to acquire up to 53,600 shares of Common Stock at an exercise price of $5.00 per share.

     (n) During December 1995 and January 1996, the Company borrowed $1,500,000 of bridge financing and issued to the bridge lenders Series I warrants to acquire 359,250 shares of Common Stock at a purchase price of $1.50 per share, exercisable through the end of a three-year period commencing on the effective date of a registration statement covering the shares issuable upon their exercise.

     (o) In December 1995, the holders of the Company's then outstanding Series C and Series E warrants agreed to amend the terms of these warrants and related registration rights, and to sell a specified percentage of the shares of Common Stock acquired by them in the February 1995 and May 1995 private placements, discussed above, to the Company for $3.40 per share. To evidence the amended terms of the Series C and Series E warrants, the Company issued to each of the holders of such warrants Series G warrants to replace all outstanding Series C and Series E warrants.

     (p) From January 17, 1996 through January 31, 1996, the Company conducted a private placement through First Equity Capital Securities, Inc. as Placement Agent, of units consisting of 2,000 shares of Common Stock and Series J warrants to purchase 1,000 shares of Common Stock at an exercise price of $7.50 per share, at an offering price of $5,500 per unit. Pursuant to this private placement, the Company sold 1,364,156 shares of Common Stock and 682,079 warrants, including units issued upon the conversion of certain bridge financing, to 60 accredited investors. In connection with the private placement, the

Company issued to First Equity Capital Securities, Inc. and certain selected dealers, 65,445 Placement Agent's Warrants, each to acquire two shares of Common Stock and one Series H Warrant at an exercise price of $2.75. Each Series H Warrant entitles the holder to acquire one share of Common Stock at an exercise price of $7.50 per share.

     (q) From February 15, 1996 through April 8, 1996, the Company conducted a private placement through First Equity Capital Securities, Inc. as Placement Agent, of units consisting of 2,000 shares of Common Stock and Series J warrants to purchase 1,000 shares of Common Stock at an exercise price of $7.50 per share, at an offering price or $5,500 per unit. Pursuant to this private placement, the Company sold 90,000 shares and 45,000 warrants to nine accredited investors. In connection with the private placement, the Company issued to First Equity Capital Securities, Inc. and certain selected dealers, 4,500 Placement Agent's Warrants, each to acquire two shares of Common Stock and one Series H Warrant at an exercise price of $2.75. Each Series H Warrant entitles the holder to acquire one share of Common Stock at an exercise price of $7.50 per share.

     (r) On December 31, 1996, the Company completed a private placement of 10,000 shares of Series C Convertible Preferred Stock (the "Series C Preferred") for total consideration of $1,000,000. Each Series C Preferred is convertible, without further payment, into the number of shares of Common Stock determined by dividing (i) the sum of (a) $100 plus (b) the amount of all accrued dividends on the Series C Preferred by (ii) the lesser of $1.58125 or 73% of the average reported closing bid price of a share of Common Stock for the five consecutive trading days immediately preceding the date of conversion. The proceeds from this private placement were used for general working capital purposes. The Company issued to the placement agent of the Series C Preferred, Settondown Capital International, Ltd., 20,000 Settondown Warrants, each entitling the holder to acquire one shares of common stock for $2.50.

     With respect to the sales of unregistered securities described in paragraphs (a) through (r) above, based on representations made to the Company and further investigation by the Company, the Company believes that
(i) each purchaser was an accredited investor as that term is defined under Rule 501(a) of Regulation D promulgated under the Securities Exchange Act of 1934, as amended ("Regulation D"), or (ii) alone, or with their purchaser representative (as that term is defined in Rule 501(h) of Regulation D), had sufficient knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of an investment in the Company.

ITEM 16(A) - EXHIBITS

     The following is a complete list of exhibits filed as part of this Registration Statement, which Exhibits are incorporated herein.

Exhibit
Number    Description
-------   -----------

3.1 Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

3.1(a) Articles of Amendment to the Amended and Restated Articles of Incorporation.**

3.2 Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

4.1       Form of Common Stock Certificate, incorporated by reference to Exhibit
          4.1 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

4.3       Form of Series G Warrant Agreement, incorporated by reference to
          Exhibit 4.3 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

4.4 Form of Series G Registration Rights Agreement, incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

4.5       Form of Series I Warrant Agreement, incorporated by reference to
          Exhibit 4.5 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

4.6       Form of Series J Warrant Agreement, incorporated by reference to
          Exhibit 4.6 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

4.7 Form of Series J Registration Rights Agreement, incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

4.8 Form of 1996 Placement Agents Warrant Agreement, incorporated by reference to Exhibit 4.11 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

4.12 Form of 1996 Placement Agents Registration Rights Agreement, incorporated by reference to Exhibit 4.12 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

5.1       Opinion of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC.*

10.1      Agreements Related to the Acquisition of Nevada Recycling, Inc.:

10.1.1 Bill of Sale and Assumption Agreement dated April 30, 1995 between Nevada Recycling Corporation and Nevada Recycling, Inc., incorporated by reference to Exhibit (d)(1) to the Company's Current Report on Form 8-K filed May 12, 1994, reporting an event of May 10, 1994, Commission file No. 0-20179;

10.1.2 Real Estate Installment Sale Agreement dated May 10, 1994 by and between Recycling Industries, Inc. and Nevada Recycling Corporation, incorporated by reference to Exhibit (d)(2) to the Company's Current Report on Form 8-K filed May 12, 1994, reporting an event of May 10, 1994, Commission file No. 0-20179;

10.1.3 Stock Exchange Agreement dated May 10, 1994 between Recycling Industries, Inc. and Nevada Recycling Corporation, incorporated by reference to Exhibit (d)(3) to the Company's Current Report on Form 8-K filed May 12, 1994, reporting an event of May 10, 1994, Commission file No. 0-20179; and

10.1.4 Sale and Security Agreement dated May 10, 1994 by and among Recycling Industries, Inc. and Nevada Recycling Corporation, incorporated by reference to Exhibit (d)(4) to the Company's Current Report on Form 8-K filed May 12, 1994, reporting an event of May 10, 1994, Commission file No. 0-20179.

10.2 Agreements related to the Restructuring of the Acquisition of Nevada Recycling, Inc.:

10.2.1 Termination, Restructuring and Purchase Agreement, effective December 30, 1994, between Recycling Industries, Inc., NR Holdings, Inc., Nevada Recycling, Inc. and Nevada Recycling Corporation, incorporated by reference to Exhibit (c)(2) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3, Commission File No. 0-20179;

10.2.2 Purchase Agreement, dated December 30, 1994, between NR Holdings, Inc. and Nevada Recycling Corporation, incorporated by reference to Exhibit (c)(3) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3, Commission File No. 0-20179;

10.2.3 Real Estate Installment Sale Agreement, dated December 30, 1994, between NR Holdings, Inc. and Nevada Recycling Corporation, Incorporated by reference to Exhibit (c)(4) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3, Commission File No. 0-20179;

10.2.4 Security and Option Agreement, effective December 30, 1994, between Recycling Industries, Inc., NR Holdings, Inc., Nevada Recycling, Inc. and Nevada Recycling Corporation, incorporated by reference to Exhibit (c)(5) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3, Commission File No. 0-20179;

10.2.5 $2,000,000 Promissory Note; December 30, 1994, from NR Holdings, Inc. to Nevada Recycling Corporation, incorporated by reference to Exhibit (c)(6) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3, Commission File No. 0-20179;

10.2.6 $300,000 Promissory Note; December 30, 1994, from NR Holdings, Inc. to Nevada Recycling Corporation, incorporated by reference to Exhibit (c)(7) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3, Commission File No. 0-20179;

10.2.7 ERS Corporate Guaranty, dated December 30, 1994, by Recycling Industries, Inc., incorporated by reference to Exhibit (c)(8) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3, Commission File No. 0-20179;

10.2.8 NRI Corporate Guaranty, dated December 30, 1994, by Nevada Recycling, Inc., incorporated by reference to Exhibit (c)(9) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3, Commission File No. 0-20179; and

10.2.9 Subscription to Shares of NR Holdings, Inc., dated December 30, 1994, for 100 Shares of Common Stock, incorporated by reference to Exhibit (c)(10) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3, Commission File No. 0-20179.

10.3      Agreements Related to the Acquisition of Metal Recovery, Inc.:

10.3.1 Memorandum of Understanding dated January 18, 1995 between Recycling Industries, Inc., the ACI Principals, Sierra Holdings Limited Partnership, Military Scrap, L.P. and Thomas J. Wiens, incorporated by reference to Exhibit (c)(1) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3, Commission File No. 0-20179;

10.3.2 ACI Option Agreement dated February 28, 1995 by and between Recycling Industries, Inc., Ralph Paglieri, Peter Lukesch and Scott Fischer, incorporated by reference to Exhibit 10.3.2 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.3.3 Option Agreement by and between Thomas J. Wiens, Ralph Paglieri, Peter Lukesch and Scott Fischer, incorporated by reference to
               Exhibit 10.3.3 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.3.4 Pledge and Hypothecation Agreement by and among Recycling Industries, Inc., Nevada Recycling Corporation, Ralph Paglieri, Peter Lukesch and Scott Fischer, incorporated by reference to
               Exhibit 10.3.4 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.4 Warrant Solicitation Agreement between First Equity Capital Securities, Inc. and Recycling Industries, Inc., incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.5 Placement Agency Agreement dated February 1, 1995 between First Equity Capital Securities, Inc. and Recycling Industries, Inc., incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.6 Placement Agency Agreement dated June 6, 1995 between First Equity Capital Securities, Inc. and Recycling Industries, Inc., incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.7 Placement Agency Agreement dated January 17, 1996 between First Equity Capital Securities, Inc. and Recycling Industries, Inc., incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.8 Amended and Restated Stock Acquisition Agreement dated July 10, 1995 by and among Recycling Industries, Inc., Thomas J. Wiens and First Dominion Holdings, Inc., incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.9      Agreements related to the Acquisition of Anglo Iron & Metal

10.10.1 Asset Purchase Agreement dated December 1, 1995 by and among Recycling Industries of Texas, Inc., Recycling Industries, Inc., Anglo Metal, Inc. d/b/a Anglo Iron & Metal and Robert C. Rome, incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended April 15, 1996 on Form 8-K/A, Commission File No. 0-20179.

10.10.2 First Addendum dated December 11, 1995 to the Asset Purchase Agreement dated December 1, 1995 by and among Recycling Industries of Texas, Inc., Recycling Industries, Inc., Anglo Metal, Inc. d/b/a Anglo Iron & Metal and Robert C. Rome, incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended April 15, 1996 on Form 8-K/A, Commission File No. 0-20179.

10.10.3 Inventory Purchase Agreement dated December 11, 1995 by and between Recycling Industries of Texas, Inc. and Anglo Metal, Inc. d/b/a Anglo Iron & Metal, incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended April 15, 1996 on Form 8-K/A, Commission File No. 0-20179.

10.10.4 Consulting and Non-Compete Agreement dated December 11, 1995 by and between Recycling Industries of Texas, Inc. and Robert C. Rome, incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended April 15, 1996 on Form 8-K/A, Commission File No. 0-20179.

10.10.5 Real Estate Purchase Contract dated December 11, 1995 by and between Recycling Industries of Texas, Inc. and Anglo Metal, Inc. d/b/a Anglo Iron & Metal, incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended April 15, 1996 on Form 8-K/A, Commission File No. 0-20179.

10.10.6 Form of Proposed Remediation Escrow Agreement by and between Recycling Industries of Texas, Inc., Recycling Industries, Inc., Anglo Metal, Inc. d/b/a Anglo Iron & Metal, incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended April 15, 1996 on Form 8-K/A, Commission File No. 0-20179.

10.10.7 Escrow Agreement dated December 11, 1995 by and between Recycling Industries of Texas, Inc., Recycling Industries, Inc., Anglo Metal, Inc. d/b/a Anglo Iron & Metal, Robert C. Rome and Stewart Title of Hidalgo County, Inc., incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended April 15, 1996 on Form 8-K/A, Commission File No. 0-20179.

10.10.8 Master Lease Agreement dated December 12, 1995 by and among Ally Capital Corporation as lessor and Recycling Industries of Texas, Inc. and Recycling Industries, Inc. as co-lessees, incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended April 15, 1996 on Form 8-K/A, Commission File No. 0-20179.

10.10.9        Equipment Schedule to the Master Lease Agreement dated
               December 12, 1995 by and among Ally Capital Corporation as lessor and Recycling Industries of Texas, Inc. and Recycling Industries, Inc. as co-lessees, incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended April 15, 1996 on Form 8-K/A, Commission File No. 0-20179.

10.11     Agreements Related to the Acquisition of Mid-America Shredding, Inc.:

10.11.1 Asset Purchase Agreement dated February 16, 1996 by and among Recycling Industries of Missouri, Inc., Recycling Industries, Inc., Mid-America Shredding, Inc. and Linda Lawton incorporated by reference to Exhibit 10.1 to the Company's current report on Form 8-K reporting an event of April 15, 1996, Commission File No. 0-20179.

10.11.2 Assumption Without Release and Modification Agreement, dated April 15, 1996, by and among Mid-America Shredding, Inc., Recycling Industries of Missouri, Inc., Recycling Industries, Inc., Linda F. Lawton, Personal Representative of the Estate of Robert L. Lawton, Deceased and Linda Lawton incorporated by reference to Exhibit 10.2 to the Company's current report on Form 8-K reporting an event of April 15, 1996, Commission File No. 0-20179.

10.11.3 Security Agreement, dated April 15, 1996, between Recycling Industries of Missouri, Inc. and Southwest Bank of St. Louis incorporated by reference to Exhibit 10.3 to the Company's current report on Form 8-K reporting an event of April 15, 1996, Commission File No. 0-20179.

10.11.4 Continuing Unlimited Guaranty Agreement dated April 15, 1996, between Recycling Industries, Inc. and Southwest Bank of St. Louis incorporated by reference to Exhibit 10.4 to the Company's current report on Form 8-K reporting an event of April 15, 1996, Commission File No. 0-20179.

10.11.5 Loan Agreement dated April 8, 1992, between Mid-America Shredding, Inc. and Southwest Bank of St. Louis incorporated by reference to Exhibit 10.5 to the

               Company's current report on Form 8-K reporting an event of April 15, 1996, Commission File No. 0-20179.

10.11.6 Promissory Note dated February 8, 1996, between Mid-America Shredding, Inc. and Southwest Bank, Inc. incorporated by reference to Exhibit 10.6 to the Company's current report Form 8-K reporting an event of April 15, 1996, Commission File No. 0-20179.

10.12     Agreements Related to the Acquisition of Weissman Industries, Inc.:

10.12.1        Stock Purchase Agreement Dated July 1, 1996 by and among
               Wesley J. Weissman, Walt Weissman, Wayne Weissman, Nancy Sarles, Recycling Industries of Iowa, Inc., and Recycling Industries, Inc, incorporated by reference to Exhibit 10.12.1 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.12.2 Letter of Intent with Coast Business Credit, incorporated by reference to Exhibit 10.12.2 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.12.3 Letter Agreement dated July 17, 1996, amending Exhibit 10.12.1, incorporated by reference to Exhibit 10.12.3 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.13 Form of Share Repurchase Offer and Agreement, incorporated by reference to Exhibit 10.13 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.14 Form of Series I Warrant Exchange Offer and Agreement, incorporated by reference to Exhibit 10.14 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.15 Amended Form of Share Repurchase Offer and Agreement, incorporated by reference to Exhibit 10.15 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.16 Form of Series J Extension Offer and Modification Agreement, incorporated by reference to Exhibit 10.16 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.17 Loan and Security Agreement dated June 14, 1996 by and among Recycling Industries, Inc., Nevada Recycling, Inc., Recycling Industries of Texas, Inc., Recycling Industries of Missouri, Inc. and Coast Business Credit, incorporated by reference to Exhibit 10.17 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

11        Statement Regarding Computation of Per Share Earnings.*

18.1 Letter from AJ. Robbins, P.C. dated April 11, 1996, addressed to the Securities and Exchange Commission, incorporated by reference to the Company's Current Report on Form 8-K/A reporting an event of March 25, 1996, Commission File No. 0-20179.

21.1 List of the subsidiaries of Recycling Industries, Inc. incorporated by reference to Exhibit 21.1 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

23.1      Consent of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC - see
          Exhibit 5.1

23.2      Consent of AJ. Robbins, P.C.*

23.3      Consent of BDO Seidman, LLP*

24.       Power of Attorney - See Signature Page of Registration Statement

27        Financial Data Schedule.*

--------------

*    Filed herewith
**   Previously Filed

ITEM 16(B) -  FINANCIAL STATEMENT SCHEDULES

     Consolidated Financial Statements for the years ended September 30, 1996 and 1995 and for the three months ended December 31, 1996 and 1995.

ITEM 17 - UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (a) to include any prospectus required by section 10(a)(3) of the Securities Act; (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions discussed under Item 14 - Indemnification of Directors and Officers, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on February 21, 1997.


                                       RECYCLING INDUSTRIES, INC.


                                       By /s/ Thomas J. Wiens
                                          ------------------------------------
                                          Thomas J. Wiens, Chairman and Chief
                                          Executive Officer



     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURES                            TITLE                    DATE
----------                            -----                    ----

/s/ THOMAS J. WIENS
--------------------------     Principal Executive        February 21, 1997
Thomas J. Wiens                Officer and Director

/s/ MICHAEL I. PRICE*
--------------------------     Director                   February 21, 1997
Michael I. Price

/s/ BRIAN L. KLEMSZ*
--------------------------     Principal Financial        February 21, 1997
Brian L. Klemsz                and Accounting
                               Officer and Director

/s/ JEROME B. MISUKANIS*
--------------------------     Director                   February 21, 1997
Jerome B. Misukanis

/s/ GRAYDON H. NEHER*
--------------------------     Director                   February 21, 1997
Graydon H. Neher

/s/ BARRY PLOST
--------------------------     Director                   February 21, 1997
Barry Plost

/s/ LUKE F. BOTICA
--------------------------     Director                   February 21, 1997
Luke F. Botica


*By /s/ THOMAS J. WIENS
    ----------------------
      Thomas J. Wiens,
      Attorney-in-Fact